Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of March 27, 2019, among

THE GOODYEAR TIRE & RUBBER COMPANY

GOODYEAR EUROPE B.V.

GOODYEAR DUNLOP TIRES GERMANY GMBH

GOODYEAR DUNLOP TIRES OPERATIONS S.A.

The Lenders Party Hereto,

J.P. MORGAN EUROPE LIMITED,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

BGL BNP PARIBAS SOCIÉTÉ ANONYME,

as Syndication Agent

BANK OF AMERICA, N.A.

BARCLAYS BANK PLC

CITIBANK, N.A.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK SECURITIES INC.

HSBC BANK PLC

UNICREDIT BANK AG

as Documentation Agents

JPMORGAN CHASE BANK, N.A.

BARCLAYS BANK PLC

BGL BNP PARIBAS SOCIÉTÉ ANONYME

CITIBANK, N.A.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK SECURITIES INC.

HSBC BANK PLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

UNICREDIT BANK AG

as Joint Bookrunners and Joint Lead Arrangers

IMPORTANT NOTE:

EACH PARTY HERETO MUST EXECUTE THIS CREDIT AGREEMENT OUTSIDE THE REPUBLIC OF AUSTRIA AND EACH LENDER MUST BOOK ITS LOAN AND RECEIVE ALL PAYMENTS OUTSIDE THE REPUBLIC OF AUSTRIA. TRANSPORTING OR SENDING THE ORIGINAL OR ANY CERTIFIED COPY OF THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY NOTICE OR OTHER COMMUNICATION (INCLUDING BY EMAIL OR OTHER ELECTRONIC TRANSMISSION) INTO OR FROM THE REPUBLIC OF AUSTRIA MAY RESULT IN THE IMPOSITION OF AN AUSTRIAN STAMP DUTY ON THE CREDIT FACILITY PROVIDED FOR HEREIN, WHICH MAY BE FOR THE ACCOUNT OF THE PARTY WHOSE ACTIONS RESULT IN SUCH IMPOSITION. COMMUNICATIONS REFERENCING THIS CREDIT AGREEMENT SHOULD NOT BE ADDRESSED TO

RECIPIENTS IN, OR SENT BY PERSONS LOCATED IN, THE REPUBLIC OF AUSTRIA AND PAYMENTS SHOULD NOT BE MADE TO BANK ACCOUNTS IN THE REPUBLIC OF AUSTRIA. SEE ALSO SECTION 9.20 AND A MEMORANDUM FROM AUSTRIAN COUNSEL FOR THE GOODYEAR TIRE & RUBBER COMPANY WHICH IS AVAILABLE UPON REQUEST FROM THE ADMINISTRATIVE AGENT.

[CS&M 6702-220]

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SCHEDULES:

Schedule 1.01(a)	—	Applicable Assets of GEBV
Schedule 1.01(b)	—	Applicable Assets of German Grantors
Schedule 1.01(c)	—	Applicable Assets of Luxembourg Grantors
Schedule 1.01(d)	—	Applicable Assets of UK Grantors
Schedule 1.01(e)	—	Applicable Assets of French Grantors
Schedule 1.01A	—	U.S. Consent Subsidiaries
Schedule 1.01B	—	Senior Subordinated-Lien Indebtedness
Schedule 2.01	—	Commitments
Schedule 2.05	—	Swingline Commitments
Schedule 3.10	—	GEBV Subsidiaries
Schedule 4.01(b)	—	Required Opinions
Schedule 4.01(g)	—	Pledged GEBV Subsidiaries

EXHIBITS:

Exhibit A	—	Form of Borrowing Request
Exhibit B	—	Form of Continuation Request
Exhibit C-1	—	Form of Promissory Note for ABT Loans
Exhibit C-2	—	Form of Promissory Note for German Loans
Exhibit D	—	Form of Assignment and Assumption
Exhibit E-1	—	Form of Opinion of Goodyear’s Outside Counsel
Exhibit E-2	—	Form of Opinion of the General Counsel, the Associate General Counsel
or an Assistant General Counsel of Goodyear
Exhibit F	—	Form of Verification Letter
Exhibit G	—	Form of Affiliate Authorization
Exhibit H	—	Form of Swingline Borrowing Request

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AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of March 27, 2019, among THE GOODYEAR TIRE & RUBBER COMPANY; GOODYEAR EUROPE B.V.; GOODYEAR DUNLOP TIRES GERMANY GMBH; GOODYEAR DUNLOP TIRES OPERATIONS S.A.; the LENDERS party hereto; J.P. MORGAN EUROPE LIMITED, as Administrative Agent; and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

Goodyear and the Borrowers have requested the Lenders, and the Lenders are willing, to amend and restate the Existing Credit Agreement to continue and modify the revolving credit facilities provided for therein to enable the Borrowers to (a) borrow ABT Loans at any time and from time to time during the ABT Availability Period in an aggregate principal amount not in excess of €620,000,000 at any time outstanding, (b) borrow German Loans at any time and from time to time during the German Availability Period in an aggregate principal amount not in excess of €180,000,000 at any time outstanding, (c) obtain Letters of Credit under the ABT Commitments at any time and from time to time during the ABT Availability Period in an aggregate stated amount not in excess of €75,000,000 at any time outstanding and (d) borrow Swingline Loans under the ABT Commitments at any time and from time to time during the ABT Availability Period in an aggregate principal amount not in excess of €175,000,000. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth. Letters of Credit and the proceeds of the Loans will be used for general corporate purposes of GEBV and the GEBV Subsidiaries.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABT Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of all ABT Commitments.

“ABT Commitment” means, with respect to each ABT Lender, the commitment of such Lender to make ABT Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender’s ABT Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, and (c) increased from time to time in connection with any ABT Commitment Increase. The initial amount of each ABT Lender’s ABT Commitment as of the Restatement Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its ABT Commitment, as applicable. The initial aggregate amount of the ABT Lenders’ ABT Commitments after giving effect to the transactions to be effected on the Restatement Effective Date is €620,000,000.

“ABT Commitment Increase” has the meaning set forth in Section 2.22(a).

“ABT Credit Exposure” means, with respect to any ABT Lender at any time, the sum of (a) the aggregate of the Euro Equivalents of the outstanding principal amounts of such Lender’s ABT Loans at such time, (b) such Lender’s LC Exposure at such time and (c) such Lender’s Swingline Exposure at such time.

“ABT Lender” means a Lender with an ABT Commitment or, if the ABT Commitments have terminated or expired, a Lender with ABT Credit Exposure.

“ABT Loan” means a Loan made pursuant to clause (a) of Section 2.01, including, for the avoidance of doubt, any Incremental Extension of Credit made available to GEBV or GDTO and any Incremental Extension of Credit made available to the German Borrower that has not been designated in a written notice to the Administrative Agent from the German Borrower as a German Loan.

“ABT Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the ABT Loans and the Swingline Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all payments required to be made by each Borrower hereunder in respect of any Letter of Credit, when and as due, including payments in respect of reimbursements of LC Disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Credit Parties to any of the Secured Parties (including to the Collateral Agent under Section 9.15) under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the German Loans or any amount payable in respect thereof, (b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or under any Guarantee in respect of, the German Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of GEBV or any GEBV Subsidiary that is not organized under the laws of the Federal Republic of Germany under each Swap Agreement that shall at any time have been specified in a written notice to the Administrative Agent from GEBV as being included in the ABT Obligations, if such Swap Agreement (i) shall have been in effect on the Restatement Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender immediately prior to the effectiveness of the amendment and restatement hereof as of the Restatement Effective Date or (ii) shall have been entered into after the Restatement Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into and (d) the due and punctual payment and performance of all obligations of GEBV or any GEBV Subsidiary that is not organized under the laws of the Federal Republic of Germany arising out of or in connection with cash management or similar services that shall at any time have been designated in a written notice to the Administrative Agent from GEBV as being included in the ABT Obligations and that are provided by a Person that shall have been a Lender or an Affiliate of a Lender at the time of such designation.

“ABT Percentage” means, with respect to any ABT Lender, the percentage of the total ABT Commitments represented by such Lender’s ABT Commitment. If the ABT Commitments have been terminated or expired, the ABT Percentages shall be determined based upon the ABT Commitments most recently in effect, after giving effect to any assignments.

“Additional Assets” means:

(a) any property or assets (other than Indebtedness and Capital Stock) to be used by Goodyear or a Restricted Subsidiary;

(b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Goodyear or another Restricted Subsidiary; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

“Additional Lender” has the meaning set forth in Section 2.22(d).

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) 0% per annum and (b)(i) for any Eurocurrency Borrowing denominated in U.S. Dollars, the LIBO Rate for such Interest Period applicable to such Eurocurrency Borrowing multiplied by the Statutory Reserve Rate, (ii) for any Eurocurrency Borrowing denominated in Pounds Sterling, the LIBO Rate for such Interest Period, or (iii) for any Eurocurrency Borrowing denominated in Euros, the EURIBO Rate for such Interest Period.

“Administrative Agent” means JPMEL, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Authorization” means each Affiliate Authorization delivered by any Affiliate of a Lender to the Collateral Agent substantially in the form of Exhibit G hereto.

“Affiliate Transaction” has the meaning set forth in Section 6.05(a).

“Agents” means the Administrative Agent and the Collateral Agent.

“Aggregate ABT Credit Exposure” means the sum of the ABT Credit Exposures of all the ABT Lenders; provided, that for purposes of this definition, in determining the ABT Credit Exposure of any Swingline Lender, the Swingline Exposure of such Swingline Lender shall be deemed to equal its ABT Percentage of all outstanding Swingline Loans.

“Aggregate German Credit Exposure” means the sum of the German Credit Exposures of all the German Lenders.

“Agreement” means the Existing Credit Agreement as amended, restated and continued on the Restatement Effective Date in the form of this Amended and Restated Revolving Credit Agreement, as the same may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 9.16(b).

“Amendment and Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of the date hereof among Goodyear, the Borrowers, the other Subsidiaries of Goodyear party thereto, the lenders party thereto, the issuing banks party thereto and the Administrative Agent and the Collateral Agent.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and other anti-bribery or anti-corruption laws in effect in jurisdictions in which Goodyear and its Subsidiaries do business.

“Applicable Assets” means (a) with respect to GEBV, all the assets and rights of GEBV listed on Schedule 1.01(a), (b) with respect to any Grantor organized under the laws of the Federal Republic of Germany, all the assets and rights of such Grantor listed on Schedule 1.01(b), (c) with respect to any Grantor organized under the laws of Luxembourg, all the assets and rights of such Grantor listed on Schedule 1.01(c), (d) with respect to any Grantor organized under the laws of the United Kingdom, all the assets and rights of such Grantor listed on Schedule 1.01(d), and (e) with respect to any Grantor organized under the laws of the Republic of France, all the assets and rights of such Grantor listed on Schedule 1.01(e).

“Applicable Creditor” has the meaning set forth in Section 9.16(b).

“Applicable Financial Institution” has the meaning set forth in Section 9.26(c).

“Applicable Rate” means, for any day, with respect to any Revolving Loan or Swingline Loan or any commitment fee, as the case may be, the applicable rate per annum set forth in the table below under the appropriate caption:

Revolving Loans and Swingline Loans	Commitment Fees
1.50%	0.25%

“Applicable Secured Obligations” means (a) with respect to each Grantor organized under the laws of any jurisdiction other than the Federal Republic of Germany, (i) (A) the ABT Obligations and (B) the Guarantees of the ABT Obligations by such Grantor under the Guarantee and Collateral Agreement, and (ii) in addition, in the case of the pledge by any such Grantor of Capital Stock in a Person organized under the laws of the Federal Republic of Germany, (1) the German Obligations and (2) the Guarantees of the German Obligations by such Grantor under the Guarantee and Collateral Agreement, and (b) with respect to each Grantor organized under the laws of the Federal Republic of Germany, (i) the Obligations and (ii) the Guarantees by such Grantor of the Obligations under the Guarantee and Collateral Agreement.

“Approved Fund” means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Arrangers” means JPMCB, Barclays Bank PLC, BGL BNP Paribas Société Anonyme, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., HSBC Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UniCredit Bank AG, New York Branch, as Joint Bookrunners and Joint Lead Arrangers for the credit facilities established by this Agreement.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions that are part of a common plan) by Goodyear or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Goodyear or a Restricted Subsidiary);

(b) all or substantially all the assets of any division or line of business of Goodyear or any Restricted Subsidiary; or

(c) any other assets of Goodyear or any Restricted Subsidiary outside of the ordinary course of business of Goodyear or such Restricted Subsidiary;

other than, in the case of clauses (a), (b) and (c) above,

(1) (A) a disposition by a Restricted Subsidiary other than GEBV or any Restricted GEBV Subsidiary to Goodyear or by Goodyear or a Restricted Subsidiary other than GEBV or any Restricted GEBV Subsidiary to a Restricted Subsidiary or (B) a disposition by a Restricted GEBV Subsidiary to GEBV or by GEBV or a Restricted GEBV Subsidiary to a Restricted GEBV Subsidiary;

(2) for purposes of Section 6.04 only, a disposition subject to Section 6.02;

(3) a disposition of assets with a Fair Market Value of less than $20,000,000;

(4) a transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) to a Receivables Entity; and

(5) a transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction.

Notwithstanding any other provision of this Agreement, each Permitted GEBV Investment pursuant to clause (5), (7) or (8) of the definition thereof in Goodyear, any of its Subsidiaries or any other Person in which Goodyear, directly or indirectly, owns any Capital Stock other than Capital Stock owned by GEBV or any GEBV Subsidiary (but which cannot also be classified as a Permitted GEBV Investment pursuant to clause (1) or (2) of the definition thereof), and that is not excluded from the definition of “Asset Disposition” pursuant to clause (3) above, is an “Asset Disposition” for purposes of clauses (A) and (B) of Section 6.04(c)(2) and the introductory clauses of each of Section 6.04(c) and Section 6.04(c)(2) to the extent it entails the transfer by GEBV or any Restricted GEBV Subsidiary of an asset other than cash, accounts receivable or other financial assets.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

“Bail-In Action” has the meaning set forth in Section 9.26(c).

“Bail-In Legislation” has the meaning set forth in Section 9.26(c).

“Bank Indebtedness” means all obligations under the U.S. Bank Indebtedness and European Bank Indebtedness.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the board of directors of Goodyear or any committee thereof duly authorized to act on behalf of the board of directors of Goodyear.

“Borrowers” means GEBV, GDTG and GDTO.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date, and as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in U.S. Dollars, $5,000,000, (b) in the case of a Borrowing denominated in Pounds Sterling, £5,000,000, (c) in the case of a Borrowing denominated in Euros (other than a Swingline Borrowing), €5,000,000, and (d) in the case of a Swingline Borrowing, €500,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in U.S. Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Pounds Sterling, £1,000,000, (c) in the case of a Borrowing denominated in Euros (other than a Swingline Borrowing), €1,000,000, and (d) in the case of a Swingline Borrowing, €100,000.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 in substantially the form of Exhibit A hereto or for a Swingline Loan in accordance with Section 2.05 in substantially the form of Exhibit H hereto.

“Business Day” means a day (other than a Saturday or Sunday) (a) on which banks are open for general business in (i) London, England, (ii) New York City, U.S.A., (iii) Frankfurt, Germany, (iv) Amsterdam, The Netherlands, and (v) Luxembourg, Luxembourg and (b)(i) in relation to any date for payment or purchase of a currency other than Euros, on which banks are open for business in the principal financial center of the country of that currency and (ii) in relation to any date for payment or purchase of Euros, on which the TARGET payment system is open for the settlement of payments in Euros.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 7.02.

“CAM Exchange Date” means the date on which any event referred to in paragraph (h) or (i) of Section 7.01 shall occur in respect of any Borrower.

“CAM Percentage” means, with respect to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders (whether or not at the time due and payable).

“Capitalized Lease Obligations” means, subject to Section 1.04, an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP (or a finance lease upon adoption by Goodyear of ASU No. 2016-02, Leases (Topic 842)), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record (other than in the case of The Depository Trust Company or any other clearing agency, in its capacity as record holder of any Capital Stock for other Persons that are the beneficial owners of such Capital Stock), by any Person or group (within the meaning of the Exchange Act and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date hereof), of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Goodyear, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Goodyear by Persons who were neither (i) directors on the Restatement Effective Date or nominated or approved prior to their election by the board of directors of Goodyear nor (ii) appointed by directors so nominated or approved, (c) the failure of Goodyear to own directly or indirectly, beneficially and of record, free and clear of all Liens (other than Permitted Encumbrances), more than 50% of the issued and outstanding Capital Stock of, and to Control, GEBV, or (d) the failure of Goodyear to own directly or indirectly, beneficially and of record, more than 50% of the issued and outstanding Capital Stock of, and to Control, either GDTG or GDTO.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing

Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this definition, with respect to all requests, rules, guidelines or directives adopted or issued pursuant to or in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III, the date of this Agreement shall be deemed to be April 10, 2012; provided further, that no act, event or circumstance referred to in clause (a), (b) or (c) of this definition shall be deemed to have occurred prior to the date of this Agreement as a result of the applicable law, rule, regulation, interpretation, application, request, guideline or directive having been adopted, made or issued under the general authority of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III or any other law or multinational supervisory agreement in effect prior to the date hereof.

“Charges” has the meaning set forth in Section 9.13.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are ABT Loans, German Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is an ABT Commitment, a German Commitment or a Swingline Commitment.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the assets and rights that secure any of the Obligations pursuant to the Security Documents.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders and the other Secured Parties under the Guarantee and Collateral Agreement and the other Security Documents, and shall include each of its sub-agents hereunder.

“Commitment” means an ABT Commitment or a German Commitment, or any combination thereof (as the context requires).

“Commitment Increase” has the meaning set forth in Section 2.22(a).

“Commitment Increase Lender” has the meaning set forth in Section 2.22(e).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consent Assets” has the meaning assigned to such term in the First Lien Guarantee and Collateral Agreement; provided that the term “Grantor” as used in such definition shall mean “Grantor” as defined in this Agreement.

“Consent Subsidiary” means (a) with respect to Goodyear or any U.S. Subsidiary, (i) any Subsidiary listed on Schedule 1.01A and (ii) any Subsidiary not on Schedule 1.01A or formed or acquired after the Restatement Effective Date in respect of which (A) the consent of any Person other than Goodyear or any Wholly Owned Subsidiary of Goodyear is required by applicable law or the terms of any organizational document of such Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to execute the Guarantee and Collateral Agreement as a U.S. Guarantor (as defined under the Guarantee and Collateral Agreement) and perform its obligations thereunder and (B) Goodyear endeavored in good faith to obtain such consents and such consents shall not have been obtained, and (b) with respect to GEBV or a GEBV Subsidiary, any GEBV Subsidiary formed or acquired after the Restatement Effective Date in respect of which (i) the consent of any Person other than Goodyear, GEBV or any Wholly Owned Subsidiary of Goodyear or GEBV is required by applicable law or the terms of any organizational document of such GEBV Subsidiary or other agreement of such GEBV Subsidiary or any Affiliate of such GEBV Subsidiary in order for such GEBV Subsidiary to execute the Guarantee and Collateral Agreement as a Grantor or a European Guarantor (as defined under the Guarantee and Collateral Agreement) and perform its obligations thereunder, or in order for Capital Stock of such GEBV Subsidiary to be pledged under a Security Document, as the case may be, and (ii) Goodyear and GEBV endeavored in good faith to obtain such consents and such consents shall not have been obtained. Notwithstanding the foregoing, no Subsidiary shall be a Consent Subsidiary at any time that it is a guarantor of, or has provided any collateral to secure, Indebtedness for borrowed money of Goodyear or any Borrower, and any Consent Subsidiary (including a Consent Subsidiary listed on Schedule 1.01A) that at any time ceases to meet the test set forth in clause (a)(ii)(A) or (b)(i), as applicable, shall cease to be a Consent Subsidiary. No Subsidiary shall be a Consent Subsidiary if it is (x) a “Guarantor” or a “Grantor” under the First Lien Guarantee and Collateral Agreement or the Second Lien Guarantee and Collateral Agreement, (y) a “Subsidiary Guarantor” under the 2015 Indenture, 2016 Indenture, 2017 Indenture or the GEBV Notes Indenture or (z) a Subsidiary of Goodyear or any Borrower that Guarantees any obligations arising under an indenture or any other document governing Material Indebtedness of Goodyear or any Borrower entered into after the date hereof.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of:

(1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been filed with the SEC to

(2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(A) if Goodyear or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(B) if Goodyear or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Goodyear or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(C) if since the beginning of such period Goodyear or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Goodyear or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Goodyear and its Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Goodyear and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(D) if since the beginning of such period Goodyear or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

(E) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Goodyear or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by Goodyear or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, Asset Disposition or other Investment, the amount of income, EBITDA or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of Goodyear and shall comply with the requirements of Rule 11-02 of Regulation S-X, as it may be amended or replaced from time to time, promulgated by the SEC.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is Incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Consolidated GEBV EBITDA” means, for any period, the Consolidated GEBV Net Income for such period, minus, to the extent included in calculating such Consolidated GEBV Net Income, foreign exchange currency gains for such period, and plus, without duplication, the following, to the extent deducted in calculating such Consolidated GEBV Net Income:

(a) income tax expense of GEBV and the Consolidated Restricted GEBV Subsidiaries;

(b) Consolidated GEBV Interest Expense;

(c) depreciation expense of GEBV and the Consolidated Restricted GEBV Subsidiaries;

(d) amortization expense of GEBV and the Consolidated Restricted GEBV Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

(e) cash restructuring charges for all periods reported on or after the Restatement Effective Date not to exceed €150,000,000;

(f) foreign exchange currency losses for such period; and

(g) all other noncash charges of GEBV and the Consolidated Restricted GEBV Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of GEBV and the Consolidated Restricted GEBV Subsidiaries, in each case for such period (other than normal accruals in the ordinary course of business).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted GEBV Subsidiary shall be added to Consolidated GEBV Net Income to compute Consolidated GEBV EBITDA only to the extent (and in the same proportion) that the net income of such Restricted GEBV Subsidiary was included in calculating Consolidated GEBV Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to GEBV by such Restricted GEBV Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted GEBV Subsidiary or its shareholders or (B) in the case of any Foreign Restricted GEBV Subsidiary, a corresponding amount of cash is readily procurable by GEBV from such Foreign Restricted GEBV Subsidiary (as determined in good faith by a Financial Officer of GEBV) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Restricted GEBV Subsidiary provided the basis for including the net income of such Foreign Restricted GEBV Subsidiary in Consolidated GEBV Net Income pursuant to clause (c) of the definition of “Consolidated GEBV Net Income,” such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B). Consolidated GEBV EBITDA for any period of four consecutive fiscal quarters will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

“Consolidated GEBV Interest Expense” means, for any period, the total interest expense of GEBV and the Consolidated Restricted GEBV Subsidiaries, plus, to the extent Incurred by GEBV and the Consolidated Restricted GEBV Subsidiaries in such period but not included in such interest expense, without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation;

(2) amortization of debt discount and debt issuance costs;

(3) capitalized interest;

(4) noncash interest expense;

(5) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) GEBV or any Restricted GEBV Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee;

(7) net payments made pursuant to Hedging Obligations in respect of interest expense (including amortization of fees);

(8) dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted GEBV Subsidiaries and (B) all Disqualified Stock of GEBV, in each case held by Persons other than GEBV or a Restricted GEBV Subsidiary;

(9) interest Incurred in connection with investments in discontinued operations; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than GEBV) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs; provided, however, that for any financing consummated after the Restatement Effective Date, the aggregate amount of amortization relating to any such capitalized financing costs in respect of any such financing that is deducted in calculating Consolidated GEBV Interest Expense shall not exceed 5% of the aggregate amount of such financing.

“Consolidated GEBV Net Income” means, for any period, the net income of GEBV and the Consolidated GEBV Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated GEBV Net Income:

(a) any net income of any Person (other than GEBV) if such Person is not a Restricted GEBV Subsidiary, except that:

(1) subject to the limitations contained in clause (d) below, GEBV’s equity in the net income of any such Person for such period shall be included in such Consolidated GEBV Net Income up to the aggregate amount of cash actually distributed by such Person during such period to GEBV or a Restricted GEBV Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted GEBV Subsidiary, to the limitations contained in clause (c) below);

(2) GEBV’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated GEBV Net Income to the extent such loss has been funded with cash from GEBV or a Restricted GEBV Subsidiary;

(b) any net income (or loss) of any Person acquired by GEBV or a GEBV Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(c) any net income of any Restricted GEBV Subsidiary if such Restricted GEBV Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted GEBV Subsidiary, directly or indirectly, to GEBV (but, in the case of any Foreign Restricted GEBV Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by GEBV from such Foreign Restricted GEBV Subsidiary (with the amount of cash readily procurable from such Foreign Restricted GEBV Subsidiary being determined in good faith by a Financial Officer of GEBV) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

(1) subject to the limitations contained in clause (d) below, GEBV’s equity in the net income of any such Restricted GEBV Subsidiary for such period shall be included in such Consolidated GEBV Net Income up to the aggregate amount of cash actually distributed by such Restricted GEBV Subsidiary during such period to GEBV or another Restricted GEBV Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted GEBV Subsidiary, to the limitation contained in this clause); and

(2) the net loss of any such Restricted GEBV Subsidiary for such period shall not be excluded in determining such Consolidated GEBV Net Income;

(d) any gain (or loss) realized upon the sale or other disposition of any asset of GEBV or the Consolidated GEBV Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(e) any extraordinary gain or loss; and

(f) the cumulative effect of a change in accounting principles.

“Consolidated Interest Expense” means, for any period, the total interest expense of Goodyear and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by Goodyear and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation;

(2) amortization of debt discount and debt issuance costs;

(3) capitalized interest;

(4) noncash interest expense;

(5) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Goodyear or any Restricted Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee;

(7) net payments made pursuant to Hedging Obligations in respect of interest expense (including amortization of fees);

(8) dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of Goodyear, in each case held by Persons other than Goodyear or a Restricted Subsidiary;

(9) interest Incurred in connection with investments in discontinued operations; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Goodyear) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs; provided, however, that for any financing consummated after the Restatement Effective Date, the aggregate amount of amortization relating to any such capitalized financing costs in respect of any such financing that is deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of such financing.

“Consolidated Net GEBV Indebtedness” means, at any date, (a) the sum for GEBV and its Consolidated Subsidiaries at such date, without duplication, of (i) all Indebtedness (other than obligations in respect of Swap Agreements) that is included on GEBV’s consolidated balance sheet, (ii) all Capitalized Lease Obligations, (iii) all synthetic lease financings and (iv) all Qualified Receivables Transactions, minus (b) the Cash Amount, all determined in accordance with GAAP. For purposes of computing Consolidated Net GEBV Indebtedness, (A) the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capitalized Lease Obligation, (B) Indebtedness owing by GEBV or any of its Consolidated Subsidiaries to Goodyear or any of its Consolidated Subsidiaries shall be disregarded, and (C) the “Cash Amount” shall mean the sum of (i) the aggregate amount of cash and Temporary Cash Investments in excess of $100,000,000 held at such time by GEBV and its Consolidated Subsidiaries, (ii) the aggregate amount of cash and Temporary Cash Investments in excess of $150,000,000 held at such time by Goodyear and its Consolidated Subsidiaries that are U.S. Subsidiaries and (iii) if at such date the requirements of Section 6.09 of the First Lien Agreement do not apply and the conditions to borrowing under the First Lien Agreement are met, the amount equal to the difference between (1) the lesser of (x) the Borrowing Base (as defined in the First Lien Agreement) and (y) the aggregate amount of the Commitments (as defined in the First Lien Agreement) in effect at such time under the First Lien Agreement minus (2) the aggregate amount of the Credit Exposures (as defined in the First Lien Agreement) at such time. For purposes of Section 6.09, Consolidated Net GEBV Indebtedness will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

“Consolidated Net Income” means, for any period, the net income of Goodyear and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income of any Person (other than Goodyear) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the limitations contained in clause (d) below, Goodyear’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Goodyear or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below);

(2) Goodyear’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Goodyear or a Restricted Subsidiary;

(b) any net income (or loss) of any Person acquired by Goodyear or a Subsidiary of Goodyear in a pooling of interests transaction for any period prior to the date of such acquisition;

(c) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Goodyear (but, in the case of any Foreign Restricted Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by Goodyear from such Foreign Restricted Subsidiary (with the amount of cash readily procurable from such Foreign Restricted Subsidiary being determined in good faith by a Financial Officer of Goodyear) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

(1) subject to the limitations contained in clause (d) below, Goodyear’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Goodyear or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause); and

(2) the net loss of any such Restricted Subsidiary for such period shall not be excluded in determining such Consolidated Net Income;

(d) any gain (or loss) realized upon the sale or other disposition of any asset of Goodyear or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(e) any extraordinary gain or loss; and

(f) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 6.02 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Goodyear or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 6.02(a)(3)(iv).

“Consolidated Revenue” means, for any period, the revenues for such period, determined in accordance with GAAP, of Goodyear and the Subsidiaries the accounts of which would be consolidated with those of Goodyear in Goodyear’s consolidated financial statements in accordance with GAAP.

“Consolidated Total Assets” means, at any date, the total assets, determined in accordance with GAAP, of Goodyear and the Subsidiaries the accounts of which would be consolidated with those of Goodyear in Goodyear’s consolidated financial statements in accordance with GAAP.

“Consolidation” means, in the case of Goodyear, unless the context otherwise requires, the consolidation of (1) in the case of Goodyear, the accounts of each of the Restricted Subsidiaries with those of Goodyear and (2) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Goodyear or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. “Consolidation” means, in the case of GEBV, unless the context otherwise requires, the consolidation of (1) in the case of GEBV, the accounts of each of the Restricted GEBV Subsidiaries with those of GEBV and (2) in the case of a Restricted GEBV Subsidiary, the accounts of each Subsidiary of such Restricted GEBV Subsidiary that is a Restricted GEBV Subsidiary with those of such Restricted GEBV Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any GEBV Subsidiary that is an Unrestricted Subsidiary, but the interest of GEBV or any Restricted GEBV Subsidiary in any such Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Continuation Request” means a request by any Borrower to continue a Revolving Borrowing in accordance with Section 2.07 in substantially the form of Exhibit B hereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CRD IV/CRR” means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, as amended, and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended.

“Credit Documents” means this Agreement, the Amendment and Restatement Agreement, any Extension Agreements, the Issuing Bank Agreements, any Incremental Facility Amendment, any letter of credit applications referred to in Section 2.04(a) or (b), any promissory notes delivered pursuant to Section 2.09(e), the Security Documents, the Disclosure Letter and any document designated as such by the Administrative Agent and GEBV, as amended, novated, supplemented, extended or restated from time to time.

“Credit Facilities Agreements” means this Agreement, the First Lien Agreement and the Second Lien Agreement.

“Credit Parties” means the GEBV Loan Parties, Goodyear and the U.S. Subsidiary Guarantors.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days (or, in the case of a reimbursement of a Letter of Credit pursuant to Section 2.04(e), three Business Days) of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any DL Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent, Goodyear and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Goodyear or any Borrower or any DL Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by a DL Party, Goodyear or any Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such DL Party’s, Goodyear’s or such Borrower’s, as applicable, receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Lender Parent that has, become the subject of a Bankruptcy Event or a Bail-In Action.

“Designated Noncash Consideration” means noncash consideration received by Goodyear or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated by Goodyear as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to Section 6.04.

“Designated Obligations” means (a) with respect to ABT Loans, the Euro Equivalent of all ABT Obligations of the Credit Parties in respect of (i) the principal of and interest on the ABT Loans and (ii) commitment fees in respect of unused ABT Commitments described in Section 2.11(a), in each case regardless of whether then due and payable, (b) with respect to LC Disbursements and Letters of Credit, the Euro Equivalent of all ABT Obligations of the Credit Parties in respect of (i) the principal of and interest on unreimbursed LC Disbursements and (ii) participation fees in respect of Letters of Credit described in Section 2.11(b), in each case regardless of whether then due and payable, (c) with respect to Swingline Exposures, (i) the ABT Obligations of the Credit Parties to the Swingline Lenders in respect of interest on the Swingline Loans accrued prior to the acquisition of participations in the Swingline Loans pursuant to Section 7.02 and (ii) the participations of the Lenders in the principal of and interest on the Swingline Loans, and (d) with respect to German Loans, the Euro Equivalent of all German Obligations of the Credit Parties in respect of (i) the principal of and interest on the German Loans, and (ii) commitment fees in respect of unused German Commitments described in Section 2.11(a), in each case regardless of whether then due and payable.

“Disclosure Documents” means reports of Goodyear on Forms 10-K, 10-Q and 8-K, and any amendments thereto and documents incorporated by reference therein, that shall have been (i) filed with or furnished to the SEC on or prior to February 8, 2019, or (ii) filed with or furnished to the SEC after such date and prior to the Restatement Effective Date and delivered to the Administrative Agent prior to the date hereof.

“Disclosure Letter” means the letter to the Lenders, JPMCB and JPMEL from Goodyear and GEBV, dated the Restatement Effective Date, which identifies itself as the Disclosure Letter.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of Goodyear or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(c) is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (a), (b) and (c), on or prior to 180 days after the Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 180 days after the Maturity Date shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the provisions of Section 4.06 and Section 4.08 of (i) the 2015 Indenture or (ii) the 2016 Indenture; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Goodyear or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Goodyear in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, retirement, death or disability.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“DL Party” means the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender.

“EBITDA” means, for any period, the Consolidated Net Income for such period, plus, without duplication, the following, to the extent deducted in calculating such Consolidated Net Income:

(a) income tax expense of Goodyear and its Consolidated Restricted Subsidiaries;

(b) Consolidated Interest Expense;

(c) depreciation expense of Goodyear and its Consolidated Restricted Subsidiaries;

(d) amortization expense of Goodyear and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

(e) all other noncash charges of Goodyear and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of Goodyear and its Restricted Subsidiaries in each case for such period (other than normal accruals in the ordinary course of business).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of Goodyear shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to Goodyear by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or (B) in the case of any Foreign Restricted Subsidiary, a corresponding amount of cash is readily procurable by Goodyear from such Foreign Restricted Subsidiary (as determined in good faith by a Financial Officer of Goodyear) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Restricted Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (c) of the definition of “Consolidated Net Income,” such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B).

“EEA Member Country” has the meaning set forth in Section 9.26(c).

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the presence, management or release of, or exposure to, any Hazardous Materials or to health and safety matters.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Goodyear or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan (other than an event for which the 30 day notice period is waived or an event described in Section 4043.33 of Title 29 of the Code of Federal Regulations); (b) any failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan as to which a waiver has not been obtained; (c) the incurrence by Goodyear, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (e) any event or condition, other than the Transactions, that would be materially likely to result in the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan under Section 4042 of ERISA; (f) the receipt by Goodyear, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by Goodyear, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by Goodyear, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Goodyear, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or in critical status within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” has the meaning set forth in Section 9.26(c).

“EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“Euro” or “€” means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.

“Euro Equivalent” means, on any date of determination, (a) with respect to any amount in Euros, such amount, and (b) with respect to any amount in U.S. Dollars or Pounds Sterling, the equivalent in Euros of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to U.S. Dollars or Pounds Sterling, as the case may be, in effect for such amount on such date. The Euro Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in U.S. Dollars or Pounds Sterling shall be the amount most recently determined as provided in Section 1.05.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

“European Bank Indebtedness” means any and all amounts payable under or in respect of this Agreement and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Goodyear, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, with respect to U.S. Dollars, Pounds Sterling or any other currency in relation to Euros, the rate at which such currency may be exchanged into Euros, as set forth at approximately 12:00 noon, London time, on such day on the Reuters World Currency Page for U.S. Dollars, Pounds Sterling or such other currency, as applicable. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and GEBV or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of Euros for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with GEBV, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” means any Subsidiary with only nominal assets and no operations. No Subsidiary shall be an Excluded Subsidiary if it is (a) a “Guarantor” or a “Grantor” under the First Lien Guarantee and Collateral Agreement or the Second Lien Guarantee and Collateral Agreement, (b) a “Subsidiary Guarantor” under the 2015 Indenture, 2016 Indenture, 2017 Indenture or the GEBV Notes Indenture or (c) a Subsidiary of Goodyear or any Borrower that Guarantees any obligations arising under an indenture or any other document governing Material Indebtedness of Goodyear or any Borrower entered into after the date hereof.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, the Guarantee by such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Credit Party, or the grant by such Credit Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes or any similar Tax imposed by any jurisdiction described in clause (a) above, (c) (i) any withholding Tax that is imposed by the United States on amounts payable to a Foreign Lender (other than an assignee pursuant to Section 7.02 or an assignee pursuant to a request by GEBV under Section 2.18(b)) at the time such Foreign Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 2.16(a) or (ii) any withholding Tax that is imposed by the United States or any jurisdiction in which a Borrower is located on amounts payable to a Lender that is attributable to such Lender’s failure to comply with Sections 2.16(f) and (g), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Revolving Credit Agreement dated as of May 12, 2015, as amended, among Goodyear, GEBV, GDTG, GDTO, the lenders party thereto, J.P. Morgan Europe Limited, as administrative agent for the Lenders, and JPMorgan Chase Bank, N.A., as collateral agent for the Lenders, as in effect immediately prior to the effectiveness of Transactions to occur on the Restatement Effective Date and prior to its amendment and restatement in the form hereof.

“Existing Revolving Borrowings” has the meaning set forth in Section 2.22(e).

“Extending Lender” has the meaning set forth in Section 2.21(a).

“Extension Agreement” means an extension agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Goodyear, the Borrowers, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.21.

“Extension Permitted Amendment” means an amendment to this Agreement and the other Credit Documents, effected in connection with an Extension Request pursuant to Section 2.21, providing for an extension of the Maturity Date of the Extending Lenders’ applicable Loans and/or Commitments (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) an increase or decrease in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Request or their Extended Loans or Extended Commitments and/or (c) an addition, removal or modification of any affirmative or negative covenants of the Credit Parties under, or other provisions of, the Credit Documents, provided that any such addition, removal or modification shall only apply during the period commencing on the latest Maturity Date in effect immediately prior to such Extension Permitted Amendment, other than any added covenants that are to be effective prior to such time which added covenants shall equally benefit the Extending Lenders and all other Lenders.

“Extension Request” has the meaning set forth in Section 2.21(a).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as such price is, unless specified otherwise in this Agreement, determined in good faith by a Financial Officer of Goodyear or by the Board of Directors.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements with respect thereto.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or any assistant treasurer of Goodyear, or any senior vice president or higher ranking executive to whom any of the foregoing report. “Financial Officer” of GEBV has a correlative meaning for those positions performing these functional responsibilities for Goodyear’s European business.

“First Lien Agreement” means the Amended and Restated First Lien Credit Agreement dated as of April 7, 2016, among Goodyear, certain lenders, certain issuing banks, and JPMCB, as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Agreement, unless otherwise agreed to by the Majority Lenders).

“First Lien Guarantee and Collateral Agreement” means the First Lien Guarantee and Collateral Agreement among Goodyear, the subsidiary guarantors thereunder, the grantors thereunder, certain other Subsidiaries and JPMCB, dated as of April 8, 2005, as amended and restated as of April 7, 2016 and as thereafter from time to time further amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

“Fitch” means Fitch Ratings, Inc., and any successor thereto.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States or any political subdivision thereof.

“Foreign Restricted GEBV Subsidiary” means any Restricted GEBV Subsidiary that is not organized under the law of The Netherlands.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States or any State thereof or the District of Columbia, other than Goodyear Canada.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof.

“GAAP” means generally accepted accounting principles in the United States or, when reference is made to financial statements of a Person organized under the laws of a jurisdiction outside of the United States, generally accepted accounting principles in such jurisdiction, except that all determinations made under Section 6.09 shall be made in accordance with generally accepted accounting principles in the United States.

“GDTG” means Goodyear Dunlop Tires Germany GmbH, a limited liability company (Gesellschaft mit beschränketer Haftung) organized under the laws of the Federal Republic of Germany, having its corporate seat in Hanau, Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Hanau, Germany, under registration number HRB 7163.

“GDTO” means Goodyear Dunlop Tires Operations S.A., a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at Avenue Gordon Smith, L-7750 Colmar-Berg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (R.C.S. Luxembourg) under number B71219.

“GEBV” means Goodyear Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its office address at Herikerbergweg 238 Luna Arena, 1101 CM Amsterdam, the Netherlands and registered with the Dutch commercial register under number 33225215.

“GEBV Equity Proceeds” means Net Cash Proceeds from issuances or sales of Capital Stock (other than to directors, officers or employees of GEBV or any GEBV Subsidiary in connection with compensation or incentive arrangements) of GEBV after the Restatement Effective Date.

“GEBV Loan Parties” means GEBV and the Subsidiary Guarantors.

“GEBV Notes” means up to €250,000,000 aggregate principal amount of senior unsecured notes of GEBV issued on December 15, 2015, under the GEBV Notes Indenture.

“GEBV Notes Indenture” means the Indenture dated as of December 15, 2015, among Goodyear, GEBV, certain Subsidiaries, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and Luxembourg paying agent and transfer agent.

“GEBV Subsidiary” means any subsidiary of GEBV.

“German Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of all German Commitments.

“German Borrower” means GDTG.

“German Commitment” means, with respect to each German Lender, the commitment of such Lender to make German Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender’s German Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time in connection with any German Commitment Increase. The initial amount of each German Lender’s German Commitment as of the Restatement Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its German Commitment, as applicable. The initial aggregate amount of the German Lenders’ German Commitments after giving effect to the transactions to be effected on the Restatement Effective Date is €180,000,000.

“German Commitment Increase” has the meaning set forth in Section 2.22(a).

“German Credit Exposure” means, with respect to any German Lender at any time, the sum of the Euro Equivalents of the outstanding principal amounts of such Lender’s German Loans at such time.

“German Lender” means a Lender with a German Commitment or, if the German Commitments have terminated or expired, a Lender with German Credit Exposure.

“German Loan” means a Loan made pursuant to clause (b) of Section 2.01, including, for the avoidance of doubt, any Incremental Extension of Credit made available to the German Borrower that has been designated in a written notice to the Administrative Agent from the German Borrower as a German Loan.

“German Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the German Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Credit Parties to any of the Secured Parties (including the Collateral Agent under Section 9.15) under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the ABT Loans or any amount payable in respect thereof, (b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or under any Guarantee in respect of, the ABT Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of any GEBV Subsidiary organized under the laws of the Federal Republic of Germany under each Swap Agreement that shall at any time have been specified in a written notice to the Administrative Agent from GEBV as being included in the German Obligations if such Swap Agreement (i) shall have been in effect on the Restatement Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender immediately prior to the effectiveness of the amendment and restatement hereof as of the Restatement Effective Date or (ii) shall have been entered into after the Restatement Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into and (d) the due and punctual payment and performance of all obligations of any GEBV Subsidiary organized under the laws of the Federal Republic of Germany arising out of or in connection with cash management or similar services that shall at any time have been designated in a written notice to the Administrative Agent from GEBV as being included in the German Obligations and that are provided by a Person that shall have been a Lender or an Affiliate of a Lender at the time of such designation; provided that any amount or obligation that is an ABT Obligation shall not be a German Obligation.

“German Percentage” means, with respect to any German Lender, the percentage of the total German Commitments represented by such Lender’s German Commitment. If the German Commitments have been terminated or expired, the German Percentages shall be determined based upon the German Commitments most recently in effect, after giving effect to any assignments.

“GmbH” has the meaning set forth in Section 5.08(c).

“Goodyear” means The Goodyear Tire & Rubber Company, an Ohio corporation.

“Goodyear Canada” means Goodyear Canada Inc., an Ontario corporation, and its successors and permitted assigns.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means GEBV and each GEBV Subsidiary that is, or is required pursuant to Section 5.08 to become, a Grantor (as defined in the Guarantee and Collateral Agreement).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means any Person Guaranteeing any obligation.

“Guarantee and Collateral Agreement” means the Master Guarantee and Collateral Agreement, dated as of March 31, 2003, as amended and restated as of February 20, 2004 and as further amended and restated as of April 8, 2005, among Goodyear, GEBV, the Subsidiaries of Goodyear identified as grantors and guarantors therein and the Collateral Agent, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

“Hazardous Materials” means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; and (b) any pollutant or contaminant or any hazardous, toxic, radioactive or otherwise regulated chemical, material, substance or waste that is prohibited, limited or regulated pursuant to any applicable Environmental Law.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement.

“IBA” has the meaning set forth in Section 1.07.

“Incremental Extensions of Credit” has the meaning set forth in Section 2.22(a).

“Incremental Facility Amendment” has the meaning set forth in Section 2.22(d).

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, Trade Acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, Trade Acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, Trade Acceptance or similar credit transaction);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination and

(B) the amount of such Indebtedness of such other Persons;

(8) Hedging Obligations of such Person; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by Goodyear or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03.

“Information” has the meaning set forth in Section 9.12.

“Intellectual Property” has the meaning set forth in the Guarantee and Collateral Agreement.

“Intercompany Items” means obligations owed by Goodyear or any Subsidiary to Goodyear or any other Subsidiary.

“Interest Payment Date” means (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (b) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, in the case of a Eurocurrency Borrowing denominated in U.S. Dollars or Pounds Sterling, two months) or ending on the same day of the week that is one week (or, in the case of a Eurocurrency Borrowing denominated in U.S. Dollars or Pounds Sterling, with the consent of each applicable Lender, two or three weeks, or in the case of a Eurocurrency Borrowing denominated in Euros, with the consent of each applicable Lender, three weeks) thereafter, as any Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Interpolated Screen Rate” means, with respect to any Eurocurrency Loan for any Interest Period, the rate per annum that results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of the Specified Time on the Quotation Day.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.02:

(1) “Investment” shall include the portion (proportionate to Goodyear’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Goodyear at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Goodyear shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A) Goodyear’s “Investment” in such Subsidiary at the time of such redesignation less

(B) the portion (proportionate to Goodyear’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

In the event that Goodyear sells Capital Stock of a Restricted Subsidiary such that after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such sale shall be deemed to constitute an Investment made on the date of such sale of Capital Stock.

“Issuing Bank” shall mean each of JPMCB, Bank of America, N.A., Barclays Bank PLC, BGL BNP Paribas Société Anonyme, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank AG, HSBC France and UniCredit Bank AG, and each other financial institution that has entered into an Issuing Bank Agreement, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Agreements” means (a) the issuing bank agreements entered into by Issuing Banks in connection with the occurrence of the Restatement Effective Date (each of which shall replace the applicable issuing bank agreement, if any, in effect prior to the Restatement Effective Date), and (b) each other agreement in form reasonably satisfactory to GEBV, the Administrative Agent and a financial institution pursuant to which such financial institution agrees to act as an Issuing Bank hereunder.

“JPMCB” means JPMorgan Chase Bank, N.A., and its successors.

“JPMEL” means J.P. Morgan Europe Limited, and its successors.

“Judgment Currency” has the meaning set forth in Section 9.16(b).

“KG” has the meaning set forth in Section 5.08(c).

“LC Commitment” means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank, as set forth in such Issuing Bank’s Issuing Bank Agreement.

“LC Disbursement” shall mean a payment made by an Issuing Bank in respect of a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in U.S. Dollars or Pounds Sterling and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (l) of Section 2.04.

“LC Exchange Rate” means, on any day, with respect to Euros in relation to U.S. Dollars or Pounds Sterling, the rate at which Euros may be exchanged into such currency, as set forth at approximately 12:00 noon, New York City time, on such day on the applicable Reuters World Currency Page. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the LC Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and GEBV or, in the absence of such agreement, such LC Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of U.S. Dollars or Pounds Sterling, as the case may be, with Euros for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with GEBV, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“LC Exposure” means, at any time, the sum of (a) the aggregate of the Euro Equivalents of the undrawn amounts of all outstanding Letters of Credit and (b) the aggregate of the Euro Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any ABT Lender at any time shall be such Lender’s ABT Percentage of the aggregate LC Exposure.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made in a currency other than Euros, (a) the date on which the Issuing Bank shall advise the Administrative Agent that it purchased with Euros the currency used to make such LC Disbursement, or (b) if the Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement is made.

“Lender Parent” means, with respect to any Lender, any Person of which such Lender is a direct or indirect subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lender” includes each Swingline Lender.

“Letter of Credit” shall mean any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in U.S. Dollars or in Pounds Sterling for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, French delegation of claims, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Lien Subordination and Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of April 19, 2012, as amended, among (a) the collateral agent under the First Lien Agreement, (b) the collateral agent under the Second Lien Agreement, (c) the Designated Senior Obligations Collateral Agents and Designated Junior Obligations Collateral Agents (as such terms are defined therein) from time to time party thereto and (d) Goodyear and the Subsidiaries of Goodyear party thereto or any substitute or successor agreement among such parties containing substantially the same terms, with any changes approved by the Administrative Agent.

“Loans” means (a) the loans made by the Lenders to any Borrower pursuant to this Agreement and (b) Swingline Loans.

“Majority Lenders” means, at any time, Lenders having aggregate Revolving Credit Exposures and unused Commitments representing at least a majority of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided, that for purposes of this definition, (a) in determining the ABT Credit Exposure of any Swingline Lender, the Swingline Exposure of such Lender shall be deemed to equal its ABT Percentage of all outstanding Swingline Loans, and (b) the unused ABT Commitment of any such Lender shall be determined in a manner consistent with the preceding clause (a).

“Master Assignment Agreement” means the Master Assignment and Acceptance dated as of the Restatement Effective Date among Goodyear, the Borrowers, the lenders party thereto, the issuing banks party thereto, the Administrative Agent and JPMCB.

“Material Adverse Change” means a material adverse change in or effect on (a) the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of Goodyear and the Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform obligations under this Agreement and the other Credit Documents that are material to the rights or interests of the Lenders or (c) the rights of or benefits available to the Lenders or the Issuing Banks under this Agreement and the other Credit Documents that are material to the interests of the Lenders or the Issuing Banks.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Goodyear and the Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Goodyear or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Goodyear or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time, calculated in accordance with the terms of such Swap Agreement.

“Material Subsidiary” means, at any time, each Subsidiary other than Subsidiaries that do not represent more than 5% for any such individual Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either (a) Consolidated Total Assets or (b) Consolidated Revenue for the period of four fiscal quarters most recently ended.

“Maturity Date” means March 27, 2024, or as to any Commitments or Loans that are subject to an extension pursuant to Section 2.21, any later date to which the Maturity Date in respect thereof shall have been extended pursuant to an Extension Agreement.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning Goodyear and its Subsidiaries and their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act to the extent applicable.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Goodyear or any Restricted Subsidiary after such Asset Disposition (but only for so long as such reserve is maintained).

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Intercompany Items” means, in the case of any Subsidiary, (a) the aggregate amount of the Intercompany Items owed by Goodyear or any other Subsidiary to such Subsidiary minus (b) the aggregate amount of the Intercompany Items owed by such Subsidiary to Goodyear or any other Subsidiary.

“Non-Public Lender” means any entity which does not belong to the “public” within the meaning of CRD IV/CRR.

“Notice Date” has the meaning set forth in Section 2.05(c).

“Obligations” means the ABT Obligations and the German Obligations.

“Other Taxes” means any and all present or future stamp, documentary, excise, recording, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Business” means any business engaged in by Goodyear or any Restricted Subsidiary on the Restatement Effective Date and any Related Business.

“Permitted Encumbrances” means:

(a) (i) Liens imposed by law for taxes that are not yet due or are being contested and (ii) deemed trusts and Liens to which the Priority Payables Reserve relates for taxes, assessments or other charges or levies that are not yet due and payable;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or any longer grace period available under the terms of the applicable underlying obligation) or are being contested;

(c) Liens created and pledges and deposits made (including cash deposits to secure obligations in respect of letters of credit provided) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) Liens created and deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, appeal bonds, performance bonds, surety bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens;

(f) supplier’s liens in inventory, other assets supplied or accounts receivable that result from retention of title or extended retention of title arrangements arising in connection with purchases of goods in the ordinary course of business; and

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and other Liens incidental to the conduct of business or ownership of property that arise automatically by operation of law or arise in the ordinary course of business and that do not materially detract from the value of the property of Goodyear and the Subsidiaries or of the Collateral, in each case taken as a whole, or materially interfere with the ordinary conduct of business of Goodyear and the Subsidiaries, taken as a whole, or otherwise adversely affect in any material respect the rights or interests of the Lenders;

provided that (except as provided in clause (d) above) the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted GEBV Investment” means an Investment by GEBV or a Restricted GEBV Subsidiary in:

(1) GEBV, a Restricted GEBV Subsidiary or a Person that will, upon the making of such Investment, become a Restricted GEBV Subsidiary;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, GEBV or a Restricted GEBV Subsidiary;

(3) Temporary Cash Investments;

(4) any Investment in Goodyear or any Subsidiary in the form of a transfer of assets used in or directly relating to any manufacturing process (but excluding any cash or financial asset) from a jurisdiction having higher manufacturing costs to a jurisdiction having lower manufacturing costs; provided that after giving effect to any such transfer or related series of transfers of assets having an aggregate book value in excess of $5,000,000, the aggregate book value of all assets subject to all such transfers involving assets having an aggregate book value in excess of $5,000,000 after the Restatement Effective Date, shall not exceed $100,000,000;

(5) the acquisition of any Capital Stock; provided that the aggregate consideration paid on or after the Restatement Effective Date by GEBV and the Restricted GEBV Subsidiaries in all such acquisitions (including Indebtedness assumed by GEBV or any Restricted GEBV Subsidiary) shall not exceed €200,000,000 plus the aggregate amount of GEBV Equity Proceeds received after the Restatement Effective Date that shall not have been used to make other Investments of GEBV and the Restricted GEBV Subsidiaries under this clause (5);

(6) Guarantees not otherwise permitted under Section 6.02(c) Incurred in the ordinary course of business and consistent with past practices in an aggregate amount for all such Guarantees by GEBV and the Restricted GEBV Subsidiaries at any time outstanding not exceeding $25,000,000;

(7) Investments by GEBV or any Restricted GEBV Subsidiary made in Goodyear or any of its Subsidiaries in the form of Indebtedness which, in the case of any such Indebtedness owed to any Grantor other than any Grantor that is organized under the laws of France, is pledged pursuant to the Security Documents to secure the Obligations required to be secured by such Grantor;

(8) Investments in Subsidiaries or Goodyear; provided that no Investment shall be made by any Credit Party in a Subsidiary that is not a Credit Party or by a GEBV Loan Party in Goodyear or a Subsidiary that is not a GEBV Loan Party pursuant to this clause (8) except Investments (A) to fund working capital needs of such Subsidiary, (B) to replace amounts available under credit facilities or other financings of such Subsidiary existing on the date hereof that shall have matured or shall have been terminated or reduced, (C) to cover losses from operations of such Subsidiary and (D) to provide funds for capital expenditures or acquisitions permitted to be made by such Subsidiary; provided further, that Capital Stock in any GEBV Subsidiary may not be transferred to any Subsidiary that is not GEBV or a GEBV Subsidiary;

(9) stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to GEBV or any Restricted GEBV Subsidiary or in satisfaction of judgments;

(10) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 6.04;

(11) loans and advances to officers and employees of GEBV and the Restricted GEBV Subsidiaries in the ordinary course of business;

(12) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection, and lease, utility, workers’ compensation, performance and other similar deposits made in the ordinary course of business by GEBV or any Restricted GEBV Subsidiary;

(13) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction in respect of accounts receivable of a Restricted GEBV Subsidiary, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(14) receivables owing to GEBV or any Restricted GEBV Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as GEBV or any such Restricted GEBV Subsidiary deems reasonable under the circumstances;

(15) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(16) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 6.01;

(17) any Person to the extent such Investment in such Person existed on the Restatement Effective Date, and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(18) advances to, and Guarantees for the benefit of, customers, dealers, lessors, lessees or suppliers made in the ordinary course of business and consistent with past practice; and

(19) Investments not permitted by any other clause of this definition in an aggregate amount at any time outstanding not greater than $150,000,000.

“Permitted Investment” means an Investment by Goodyear or any Restricted Subsidiary (other than GEBV or any GEBV Subsidiary) in:

(1) Goodyear, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Goodyear or a Restricted Subsidiary;

(3) Temporary Cash Investments;

(4) receivables owing to Goodyear or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Goodyear or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans and advances to officers and employees made in the ordinary course of business of Goodyear or such Restricted Subsidiary;

(7) stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to Goodyear or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 6.04;

(9) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation, performance and other similar deposits made in the ordinary course of business by Goodyear or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 6.01;

(12) any Person to the extent such Investment in such Person existed on the Restatement Effective Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(13) advances to, and Guarantees for the benefit of, customers, dealers, lessors, lessees or suppliers made in the ordinary course of business and consistent with past practice; and

(14) any Person to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and then outstanding on the date such Investment is made, does not exceed the greater of (A) the sum of (i) $500,000,000 and (ii) any amounts under Section 6.02(a)(3)(iv)(x) that were excluded by operation of the proviso in Section 6.02(a)(3)(iv) and which excluded amounts are not otherwise included in Consolidated Net Income or intended to be permitted under any of clauses (1) through (13) of this definition and (B) 5.0% of Consolidated assets of Goodyear as of the end of the most recent fiscal quarter for which financial statements of Goodyear have been filed with the SEC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code sponsored, maintained or contributed to by Goodyear, any Subsidiary or any ERISA Affiliate.

“Platform” has the meaning set forth in Section 9.01(d).

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal European Subsidiary” means, any GEBV Subsidiary (other than a Borrower) organized under the laws of the Federal Republic of Germany, Luxembourg, the Republic of France or the United Kingdom with Total Assets having a book value in excess of $10,000,000 as of December 31, 2018, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b).

“Priority Payables Reserve” means, at any time, the sum, without duplication, of any deductions made pursuant to the definitions contained in the First Lien Agreement of “Additional Inventory Reserves”, “Inventory Reserves”, “Eligible Inventory” and “Inventory Value”, and the full amount of the liabilities at such time which have a trust imposed to provide for payment thereof or a security interest, Lien or charge ranking or capable of ranking, in each case senior to or pari passu with the Liens created under the Security Documents (as defined in the First Lien Agreement) under Canadian federal, provincial, territorial, county, municipal or local law with respect to claims for goods and services taxes, sales tax, income tax, workers’ compensation obligations, vacation pay or pension fund obligations.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness” means Indebtedness:

(1) consisting of the deferred purchase price of property, plant and equipment, conditional purchase obligations, obligations under any title retention agreement and other obligations Incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Indebtedness does not exceed the greater of (A) the cost of the asset being financed and (B) the Fair Market Value of such asset; and

(2) Incurred to finance such acquisition, construction or improvement by Goodyear or a Restricted Subsidiary of such asset;

provided, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such construction or improvement.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from Goodyear or any Subsidiary of Goodyear to a Receivables Entity in connection with a Qualified Receivables Transaction, which note:

(1) shall be repaid from cash available to the Receivables Entity, other than:

(A) amounts required to be established as reserves;

(B) amounts paid to investors in respect of interest;

(C) principal and other amounts owing to such investors; and

(D) amounts paid in connection with the purchase of newly generated receivables; and

(2) may be subordinated to the payments described in clause (1).

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Goodyear or any of its Subsidiaries pursuant to which Goodyear or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by Goodyear or any of its Subsidiaries); or

(2) any other Person (in the case of a transfer by a Receivables Entity);

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Goodyear or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of Goodyear); and provided further, however, that no such transaction or series of transactions shall be a Qualified Receivables Transaction if any of the accounts receivable subject thereto is or would absent such transaction or series of transactions otherwise be subject to a Lien securing any European Bank Indebtedness.

The grant of a security interest in any accounts receivable of Goodyear or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

“Quotation Day” means, in respect of (a) the determination of the LIBO Rate for any Interest Period for Loans denominated in U.S. Dollars, the day that is two Business Days prior to the first day of such Interest Period; (b) the determination of the LIBO Rate for any Interest Period for Loans denominated in Pounds Sterling, the first day of such Interest Period; and (c) the determination of the EURIBO Rate for any Interest Period for Loans denominated in Euros, the day which is two Target Operating

Days prior to the first day of such Interest Period; in each case unless market practice differs for loans in the applicable currency priced by reference to rates quoted in the relevant interbank market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for loans in such currency priced by reference to rates quoted in the relevant interbank market (and if quotations would normally be given by leading banks for loans in such currency priced by reference to rates quoted in the relevant interbank market on more than one day, the Quotation Day shall be the last of those days).

“Ratable Swingline Loan” has the meaning set forth in Section 2.05(b)(ii).

“Receivables Entity” means a (a) Wholly Owned Subsidiary of Goodyear which is a Restricted Subsidiary and which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Goodyear or a Subsidiary of Goodyear which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(A) is Guaranteed by Goodyear or any Subsidiary of Goodyear (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(B) is recourse to or obligates Goodyear or any Subsidiary of Goodyear in any way other than pursuant to Standard Securitization Undertakings; or

(C) subjects any property or asset of Goodyear or any Subsidiary of Goodyear, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) which is not an Affiliate of Goodyear or with which neither Goodyear nor any Subsidiary of Goodyear has any material contract, agreement, arrangement or understanding other than on terms which Goodyear reasonably believes to be no less favorable to Goodyear or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Goodyear; and

(3) to which neither Goodyear nor any Subsidiary of Goodyear has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by furnishing to the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Financial Officer certifying that such designation complied with the foregoing conditions.

“Reference Date” means May 11, 2009.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of Goodyear or any Restricted Subsidiary existing on the Restatement Effective Date or Incurred in compliance with this Agreement (including Indebtedness of Goodyear or any Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:

(1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn (other than any such amount that would have been prohibited from being drawn pursuant to Section 6.01) (plus fees and expenses, including any premium and defeasance costs);

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being Refinanced; and

(5) if Incurred by GEBV or any Restricted GEBV Subsidiary, the Refinancing Indebtedness is not secured by Liens on any assets other than the assets that secured the Indebtedness being refinanced, and any such Liens have no greater priority than the Liens securing the Indebtedness being refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

(A) Indebtedness of a Restricted Subsidiary that is not a U.S. Subsidiary Guarantor that Refinances Indebtedness of Goodyear;

(B) Indebtedness of Goodyear or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; or

(C) Indebtedness of GEBV or any Restricted GEBV Subsidiary that Refinances Indebtedness in respect of which it was not an obligor.

“Register” has the meaning set forth in Section 9.04.

“Related Business” means any business reasonably related, ancillary or complementary to the business of Goodyear and its Restricted Subsidiaries on the Restatement Effective Date.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, counsel, trustees and other advisors of such Person and such Person’s Affiliates.

“Relevant Measure” has the meaning set forth in Section 9.25(b).

“Resolution Authority” has the meaning set forth in Section 9.26(c).

“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Restricted DL Party” means each DL Party that is organized under the laws of the Federal Republic of Germany (Inländer) or otherwise notifies the Administrative Agent that it is a “Restricted DL Party” for the purposes of Section 9.25.

“Restricted GEBV Subsidiary” means any GEBV Subsidiary that is a Restricted Subsidiary.

“Restricted Payment” in respect of any Person means:

(1) the declaration or payment of any dividend, any distribution on or in respect of its Capital Stock or any similar payment (including any payment in connection with any merger or consolidation involving Goodyear or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock in their capacity as such, except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Preferred Stock), (B) in the case of such payments by Goodyear or any Restricted Subsidiary other than GEBV or any Restricted GEBV Subsidiary, dividends or distributions payable to Goodyear or a Restricted Subsidiary (and, if such Restricted Subsidiary has Capital Stock held by Persons other than

Goodyear or other Restricted Subsidiaries, to such other Persons on no more than a pro rata basis), and (C) in the case of such payments by GEBV or any Restricted GEBV Subsidiary, dividends or distributions payable to GEBV or a Restricted GEBV Subsidiary (and, if such Restricted GEBV Subsidiary has Capital Stock held by Persons other than GEBV or other Restricted GEBV Subsidiaries, to such other Persons on no more than a pro rata basis);

(2) the purchase, repurchase, redemption, retirement or other acquisition (“Purchase”) for value of any Capital Stock of Goodyear held by any Person (other than (A) in the case of such transactions by Goodyear or a Restricted Subsidiary other than GEBV or any GEBV Subsidiary, such Capital Stock held by Goodyear or any Restricted Subsidiary, and (B) in the case of such transactions by GEBV or a Restricted GEBV Subsidiary, such Capital Stock held by GEBV or a Restricted GEBV Subsidiary) or any Capital Stock of a Restricted Subsidiary held by any affiliate of Goodyear (other than (A) in the case of such transactions by Goodyear or a Restricted Subsidiary other than GEBV or any GEBV Subsidiary, such Capital Stock held by a Restricted Subsidiary and (B) in the case of such transactions by GEBV or a Restricted GEBV Subsidiary, such Capital Stock held by GEBV or a Restricted GEBV Subsidiary) (other than in exchange for Capital Stock of Goodyear that is not Disqualified Stock);

(3) the Purchase for value, prior to scheduled maturity, any scheduled repayment or any scheduled sinking fund payment, of any Subordinated Obligations (other than the Purchase for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Purchase; provided that the exception in this parenthetical clause shall be limited in the case of payments by GEBV or any Restricted GEBV Subsidiary to payments in respect of Subordinated Obligations of GEBV or any Restricted GEBV Subsidiary); or

(4) any Investment (other than (A) in the case of Goodyear or any Restricted Subsidiary other than GEBV or any GEBV Subsidiary, a Permitted Investment, and (B) in the case of GEBV or any GEBV Subsidiary, a Permitted GEBV Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of Goodyear other than an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning set forth in Section 2.22(e).

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, or a successor thereto.

“Revolving Borrowing” shall mean a Borrowing comprising Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s ABT Credit Exposure and German Credit Exposure at such time.

“Revolving Loan” means an ABT Loan or a German Loan.

“Sale/Leaseback Transaction” means an arrangement relating to property, plant and equipment now owned or hereafter acquired by Goodyear or a Restricted Subsidiary whereby Goodyear or a Restricted Subsidiary transfers such property to a Person and Goodyear or such Restricted Subsidiary leases it from such Person, other than (i) leases between Goodyear and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant and equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant and equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant and equipment), as the case may be, to finance the cost of such property, plant and equipment or such improvements, as the case may be.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (solely consisting of, at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, the Federal Republic of Germany, The Netherlands, Luxembourg, France or the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control (and any successor performing similar functions) of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, the Federal Republic of Germany, The Netherlands, Luxembourg, France or Her Majesty’s Treasury of the United Kingdom.

“SAVA” means Goodyear Dunlop Sava Tires, proizvodnja pnevmatik, d.o.o., a corporation organized under the laws of the Republic of Slovenia.

“Screen Rate” means (a) in respect of the LIBO Rate for any currency for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), and (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the European Money Market Institute (or any other Person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the European Monetary Union zone for such Interest Period as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall for all purposes of this Agreement be zero. If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.

“SEC” means the Securities and Exchange Commission.

“Second Lien Agreement” means the Amended and Restated Second Lien Credit Agreement dated as of March 7, 2018, among Goodyear, certain lenders and JPMCB, as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Agreement, unless otherwise agreed to by the Majority Lenders).

“Second Lien Guarantee and Collateral Agreement” means the Second Lien Guarantee and Collateral Agreement among Goodyear, the subsidiary guarantors thereunder, the grantors thereunder, certain other Subsidiaries and the collateral agent under the Second Lien Agreement, dated as of April 8, 2005, as amended and restated as of March 7, 2017, and as thereafter from time to time further amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

“Second Lien Indebtedness” means any and all amounts payable under or in respect of the Second Lien Agreement and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Goodyear whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

“Secured Indebtedness” means any Indebtedness of Goodyear secured by a Lien. “Secured Indebtedness” of a Subsidiary has a correlative meaning.

“Secured Parties” means the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender. For purposes of Sections 9.15, 9.18 and 9.24 and each Security Document, “Secured Parties” shall also include each other Person to which is owed, as applicable, German Obligations or ABT Obligations, and which has signed an Affiliate Authorization or the Amendment and Restatement Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means any security agreement, pledge agreement, charge agreement, mortgage, debenture or similar agreement, instrument or security document, or any supplement thereto creating a Lien on any assets or rights to secure any of the Obligations or any confirmation or similar instrument in relation to such a Lien.

“Security Documents” means the Guarantee and Collateral Agreement, the German security trust agreement in respect of the Security Agreements governed by the laws of the Federal Republic of Germany, the Security Agreements and each other instrument or document delivered in connection with the cash collateralization of Letters of Credit or pursuant to Section 5.08 to secure any of the Obligations.

“Senior Subordinated-Lien Collateral Agent” means, as to any Senior Subordinated-Lien Indebtedness, the collateral agent under the applicable Senior Subordinated-Lien Indebtedness Security Documents.

“Senior Subordinated-Lien Governing Documents” means each indenture or other agreement or instrument providing for the issuance or setting forth the terms of any Senior Subordinated-Lien Indebtedness.

“Senior Subordinated-Lien Indebtedness” means Indebtedness of Goodyear that (a) is secured by Liens permitted under Section 6.06(b), but that is not secured by Liens on any additional assets, (b) constitutes Designated Junior Obligations under and as defined in the Lien Subordination and Intercreditor Agreement, and the Liens securing such Designated Junior Obligations are subordinated under the Lien Subordination and Intercreditor Agreement to the Liens securing the obligations under the First Lien Agreement and the Second Lien Agreement and (c) does not contain provisions inconsistent with the restrictions of Schedule 1.01B.

“Senior Subordinated-Lien Indebtedness Security Documents” means, as to any Senior Subordinated-Lien Indebtedness, the security agreements, pledge agreements, mortgages and other documents creating Liens on assets of Goodyear and the U.S. Subsidiary Guarantors to secure the applicable Senior Subordinated-Lien Obligations.

“Senior Subordinated-Lien Obligations” means, as to any Senior Subordinated-Lien Indebtedness, (a) the principal of and all premium or make-whole amounts, if any, and interest payable in respect of such Senior Subordinated-Lien Indebtedness, (b) any amounts payable under Guarantees of such Senior Subordinated-Lien Indebtedness by Subsidiaries and (c) all other amounts payable by Goodyear or any Subsidiary under such Senior Subordinated-Lien Indebtedness, the applicable Senior Subordinated-Lien Indebtedness Security Documents (to the extent such amounts relate to such Senior Subordinated-Lien Indebtedness) or the applicable Senior Subordinated-Lien Governing Documents.

“6.01 Euro Equivalent” means with respect to any monetary amount in a currency other than Euros, at any time of determination thereof, the amount of Euros obtained by converting such foreign currency involved in such computation into Euros at the spot rate for the purchase of Euros with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Specified Jurisdiction” means The United States of America, Canada, the Federal Republic of Germany, Luxembourg, the Netherlands, the Republic of France and the United Kingdom.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time.

“Stamp Duty Sensitive Document” has the meaning set forth in Section 9.20(a).

“Standard & Poor’s” means S&P Global Ratings, an S&P Financial Services LLC business, and any successor thereto.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Goodyear or any Subsidiary of Goodyear which, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the documentation governing such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of Goodyear unless such contingency has occurred). The “Stated Maturity” of the Obligations means the Maturity Date.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans denominated in U.S. Dollars shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Obligation” of Goodyear or any U.S. Subsidiary Guarantor means any Indebtedness of Goodyear or a U.S. Subsidiary Guarantor (whether outstanding on the Restatement Effective Date or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Obligations. “Subordinated Obligation” of GEBV or any Subsidiary Guarantor means any Indebtedness of GEBV or such Subsidiary Guarantor (whether outstanding on the Restatement Effective Date or thereafter Incurred) (a) that by its terms is subordinate or junior in right of payment to the Obligations or (b) that is not Secured Indebtedness or (c) that is secured subject to an agreement subordinating its Liens to those securing the Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the parent in the parent’s consolidated financial statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Goodyear.

“Subsidiary Guarantors” means (a) each Borrower (other than GEBV), and (b) each GEBV Subsidiary (other than a Borrower) that is, or is required to be, a party to the Guarantee and Collateral Agreement.

“Supermajority Lenders” means, at any time, Lenders having aggregate Revolving Credit Exposures and unused Commitments representing at least 66-2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided, that for purposes of this definition, (a) in determining the ABT Credit Exposure of any Swingline Lender, the Swingline Exposure of such Lender shall be deemed to equal its ABT Percentage of all outstanding Swingline Loans, and (b) the unused ABT Commitment of any such Lender shall be determined in a manner consistent with the preceding clause (a).

“Swap Agreement” means any agreement in respect of any Hedging Obligations.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Agreement” means an agreement or instrument executed by Goodyear, the Borrowers, a Lender and the Administrative Agent under which such Lender agrees to serve as a Swingline Lender.

“Swingline Borrowing” shall mean a Borrowing comprising Swingline Loans.

“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.05, expressed as an amount representing the maximum permitted aggregate amount of such Swingline Lender’s outstanding Swingline Loans hereunder. The initial amount of each Swingline Lender’s Swingline Commitment as of the Restatement Effective Date is set forth on Schedule 2.05 or in the Swingline Agreement pursuant to which such Lender shall have assumed its Swingline Commitment, as applicable. The initial aggregate amount of the Swingline Lenders’ Swingline Commitments after giving effect to the transactions to be effected on the Restatement Effective Date is €175,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any ABT Lender at any time shall be the sum of (a) its ABT Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any ABT Lender that is a Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other ABT Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and (b) in the case of any ABT Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such ABT Lender and outstanding at such time to the extent that the other ABT Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means each of JPMCB, BGL BNP Paribas Société Anonyme, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank AG and HSBC France, in its capacity as a lender of Swingline Loans pursuant to Section 2.05, and any other Lender that shall have agreed to serve in such capacity pursuant to a Swingline Agreement. Each Swingline Lender may, in its discretion, arrange for one or more Swingline Loans to be made available by Affiliates or branches of such Swingline Lender, in which case the term “Swingline Lender” shall include any such Affiliate or branch with respect to Swingline Loans made available by such Affiliate or branch.

“Swingline Loan” means a Loan made by a Swingline Lender pursuant to Section 2.05.

“Swingline Rate” means, with respect to any Swingline Loan, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Euros for an overnight period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the Swingline Rate, determined as provided above, would be less than zero, the Swingline Rate shall for all purposes of this Agreement be zero.

“Target Operating Day” means any day (other than a Saturday or Sunday) on which both (a) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system as shall be determined by the Administrative Agent to be a replacement therefor for purposes hereof) is open for the settlement of payments in Euros and (b) banks in London, England are open for general business.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Cash Investments” means any of the following:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, the United Kingdom, the Kingdom of the Netherlands, the French Republic, the Federal Republic of Germany, the Grand Duchy of Luxembourg or another member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such sovereign), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof, and having, at such date of acquisition, not less than two of the following ratings: A2 or higher from Standard & Poor’s, P2 or higher from Moody’s and F2 or higher from Fitch;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any state thereof, the United Kingdom, the Kingdom of the Netherlands, the French Republic, the Federal Republic of Germany, the Grand Duchy of Luxembourg, or another member state of the European Union which has (i) not less than two of the following short-term deposit ratings: A1 from Standard & Poor’s, P1 from Moody’s and F1 from Fitch, and (ii) a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) have not less than two of the following ratings: AAA from Standard & Poor’s, Aaa from Moody’s and AAA from Fitch and (iii) have portfolio assets of at least $3,000,000,000;

(f) investments of the type and maturity described in clauses (b) through (e) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies (and with respect to clause (e), are not required to comply with the Rule 2a-7 criteria);

(g) investments of the type and maturity described in clause (c) in any obligor organized under the laws of a jurisdiction other than the United States that (i) is a branch or subsidiary of a Lender or the ultimate parent company of a Lender under any of the Credit Facilities Agreements (but only if such Lender meets the ratings and capital, surplus and undivided profits requirements of such clause (c)) or (ii) carries a rating at least equivalent to the rating of the sovereign nation in which it is located; and

(h) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by an agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation has not less than two of the following ratings: A or higher from Standard & Poor’s, A2 or higher from Moody’s and A or higher from Fitch or carries an equivalent rating from a comparable foreign rating agency, and (ii) other investments of the type and maturity described in clause (c) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Foreign Subsidiary is located, provided that the investments permitted under this subclause (ii) shall be made in amounts and jurisdictions consistent with Goodyear’s policies governing short-term investments.

“Total Assets” of any Subsidiary means (a) in the case of any Subsidiary organized in a Specified Jurisdiction, (i) the total assets of such Subsidiary, excluding Intercompany Items, plus (ii) if the Net Intercompany Items of such Subsidiary shall be positive, the amount of such Net Intercompany Items; and (b) in the case of any other Subsidiary, the total assets of such Subsidiary, excluding Intercompany Items.

“Trade Acceptance” means any bankers acceptance provided to trade creditors in the ordinary course of business in connection with the acquisition of goods or services in order to assure payment of any Trade Payable.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Tranche” shall mean a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following composes a separate Tranche: (a) the ABT Commitments, the ABT Loans, the Letters of Credit and the Swingline Loans, taken together, and (b) the German Commitments and the German Loans, taken together.

“Transactions” means the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, the execution, delivery and performance by Goodyear and the Borrowers of this Agreement and by Goodyear, GEBV, the Subsidiary Guarantors, the U.S. Subsidiary Guarantors and the Grantors, as applicable, of the other Credit Documents, the borrowing of the Loans, the obtaining and use of the Letters of Credit, the creation or continuation of the Liens and Guarantees provided for in the Security Documents and the other transactions contemplated hereby.

“2015 Indenture” means, collectively, the Indenture dated as of August 13, 2010, among Goodyear, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee, and the Fourth Supplemental Indenture dated as of November 5, 2015, among Goodyear, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee.

“2016 Indenture” means, collectively, the Indenture dated as of August 13, 2010, among Goodyear, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee, and the Fifth Supplemental Indenture dated as of May 13, 2016, among Goodyear, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee.

“2017 Indenture” means, collectively, the Indenture dated as of August 13, 2010, among Goodyear, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee, and the Sixth Supplemental Indenture dated as of March 7, 2017, among Goodyear, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee.

“Type”, when used in reference to any Loan or Borrowing, refers to the basis upon which the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined. Subject to Section 2.13, the Loans and Borrowings hereunder will be “Eurocurrency” Loans and “Eurocurrency” Borrowings, as the rate of interest thereon will be determined by reference to the Adjusted Eurocurrency Rate.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of Goodyear that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

(b) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Goodyear (including any newly acquired or newly formed Subsidiary of Goodyear) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Goodyear or any other Subsidiary of Goodyear that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less; or

(B) if such Subsidiary has total Consolidated assets greater than $1,000, then such designation would be permitted under Section 6.02.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) Goodyear could Incur $1.00 of additional Indebtedness under Section 6.01(a) or (2) the Consolidated Coverage Ratio for Goodyear and its Restricted Subsidiaries would be greater after giving effect to such designation than before such designation and

(y) no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Administrative Agent by promptly furnishing to the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Financial Officer certifying that such designation complied with the foregoing provisions.

“U.S. Bank Indebtedness” means any and all amounts payable under or in respect of the U.S. Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Goodyear whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

“U.S. Credit Agreements” means (i) the First Lien Agreement and (ii) the Second Lien Agreement, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Agreement, unless otherwise agreed to by the Majority Lenders).

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars, at any time for determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“U.S. Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“U.S. Subsidiary Guarantors” means each U.S. Subsidiary (other than the Excluded Subsidiaries and the Consent Subsidiaries) and Goodyear Canada.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” has the meaning set forth in Section 9.26(c).

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “ABT Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency ABT Loan”). Borrowings also may be classified and referred to by Class (e.g., an “ABT Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency ABT Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to “the date hereof” and “the date of this Agreement” shall be deemed to refer to the Restatement Effective Date.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if GEBV notifies the Administrative Agent that GEBV requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies GEBV and Goodyear that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, except to the extent elected otherwise by Goodyear, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to the adoption by Goodyear of ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

SECTION 1.05. Currency Translation. (a) The Administrative Agent shall determine the Euro Equivalent of any Letter of Credit denominated in U.S. Dollars or Pounds Sterling as of the date of the issuance thereof and as of each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, in each case using the Exchange Rate for the applicable currency in relation to Euros in effect on the date of determination, and each such amount shall be the Euro Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.05(a). The Administrative Agent shall in addition determine the Euro Equivalent of any Letter of Credit denominated in U.S. Dollars or Pounds Sterling as of the CAM Exchange Date as set forth in Section 7.03.

(b) The Administrative Agent shall determine the Euro Equivalent of any Borrowing denominated in U.S. Dollars or Pounds Sterling as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for the applicable currency in relation to Euros in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the Euro Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section 1.05(b). The Administrative Agent shall in addition determine the Euro Equivalent of any Borrowing denominated in U.S. Dollars or Pounds Sterling as of the CAM Exchange Date as set forth in Section 7.02.

(c) The Euro Equivalent of any LC Disbursement made by any Issuing Bank in U.S. Dollars or Pounds Sterling and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (l) of Section 2.04. In addition, the Euro Equivalent of the LC Exposures shall be determined as set forth in paragraph (j) of Section 2.04, at the time and in the circumstances specified therein.

(d) The Administrative Agent shall notify the Borrowers, the applicable Lenders and the applicable Issuing Bank of each calculation of the Euro Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

SECTION 1.06. Excluded Swap Obligations. Notwithstanding any provision of this Agreement or any other Credit Document, no Guarantee (including, for the avoidance of doubt, the obligations of each Borrower under the Credit Documents insofar as such Borrower is jointly liable for obligations incurred by any other Borrower) by any Credit Party under any Credit Document shall include a Guarantee of any Obligation that, as to such Credit Party, is an Excluded Swap Obligation and no Collateral provided by any Credit Party shall secure any Obligation that, as to such Credit Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Credit Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Credit Party, the proceeds thereof shall be applied to pay the Obligations of such Credit Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Credit Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

SECTION 1.07. Interest Rates; LIBOR Notification. The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each ABT Lender agrees to make ABT Loans to any Borrower from time to time during the ABT Availability Period in Euros, U.S. Dollars or Pounds Sterling in an aggregate principal amount that will not result in (i) such Lender’s ABT Credit Exposure exceeding such Lender’s ABT Commitment or (ii) the Aggregate ABT Credit Exposure exceeding the aggregate amount of the ABT Commitments, and (b) each German Lender agrees to make German Loans to the German Borrower from time to time during the German Availability Period in Euros or U.S. Dollars in an aggregate principal amount that will not result in (i) such Lender’s German Credit Exposure exceeding such Lender’s German Commitment or (ii) the Aggregate German Credit Exposure exceeding the aggregate amount of the German Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or GEBV on behalf of such Borrower, shall notify the Administrative Agent of such request by telecopy or email of scanned electronic format of a Borrowing Request (promptly followed by telephonic confirmation of such request) not later than 2:00 p.m., London time, three Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf GEBV is requesting such Borrowing);

(ii) whether the requested Borrowing is to be an ABT Borrowing or a German Borrowing;

(iii) the aggregate amount and currency of the requested Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no currency is specified with respect to any requested Borrowing, then the requested Borrower shall be deemed to have selected Euros. If no Interest Period is specified with respect to any requested Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding any provision to the contrary, for as long as GDTG has not obtained the approval of its supervisory board pursuant to paragraph VII (6) of the supervisory board’s by-laws (Geschäftsordnung des Aufsichtsrats der GDTG) to incur any Indebtedness under this Agreement in excess of €650,000,000, GDTG shall not be entitled to request a Borrowing if as a result of that requested Borrowing, the aggregate outstanding amount of Loans made to GDTG would exceed €650,000,000.

SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each of the Borrowers may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in U.S. Dollars, Euros or Pounds Sterling for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the ABT Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower, or GEBV on behalf of such Borrower, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the applicable Borrower, or GEBV on behalf of such Borrower, also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that any provisions in any such letter of credit application that create Liens securing the obligations of the Borrower thereunder or that are inconsistent with the provisions of this Agreement shall be of no force or effect. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower and GEBV shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Aggregate ABT Credit Exposure shall not exceed the aggregate amount of the ABT Commitments, (ii) the ABT Credit Exposure of any ABT Lender shall not exceed such ABT Lender’s ABT Commitment, (iii) the LC Exposure shall not exceed

€75,000,000 and (iv) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank; provided, however, that without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the applicable Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of the LC Commitment of such Issuing Bank in effect at the time of such request; provided further that, no Issuing Bank shall have any obligation to issue such Letters of Credit in excess of the LC Commitment of such Issuing Bank. Any Letter of Credit so issued by an Issuing Bank in excess of the LC Commitment of such Issuing Bank then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the LC Commitment of such Issuing Bank or any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (iii) of this Section 2.04(b). The Administrative Agent agrees, at the request of any Issuing Bank, to provide information to such Issuing Bank as to the Aggregate ABT Credit Exposure, the LC Exposures and the ABT Commitments.

(c) Expiration Date. Each Letter of Credit shall have an expiration date at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date. Any Letter of Credit may provide by its terms that it may be extended for additional successive one-year periods on terms reasonably acceptable to the applicable Issuing Bank (but subject to the proviso in the next sentence). Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the applicable Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 60 days prior to the then current expiration date of such Letter of Credit, provided that no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Maturity Date.

(d) Participations. Effective with respect to each Letter of Credit (and each amendment to a Letter of Credit increasing the amount thereof) upon the issuance (or increase) thereof, and without any further action on the part of the applicable Issuing Bank or the Lenders, each Issuing Bank hereby grants to each ABT Lender, and each ABT Lender hereby acquires from such Issuing Bank, a participation in each Letter of Credit equal to such Lender’s ABT Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each ABT Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s ABT Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or such Lender’s ABT Percentage of any reimbursement payment in respect of an LC Disbursement required to be refunded to any Borrower for any reason, each such payment to be made in the currency of such LC Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction of its ABT Commitment or the aggregate amount of the ABT Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under any Letter of Credit after the expiration thereof or of the ABT Commitments.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency in which such LC Disbursement is made, not later than 1:30 p.m., London time, on the second Business Day following the date on which such Borrower or GEBV shall have received notice of such LC Disbursement; provided that, if the amount of such LC Disbursement is at least equal to the Borrowing Minimum in the applicable currency but not greater than the amount then available to be borrowed as a Revolving Borrowing or Swingline Borrowing for the purposes of this Section 2.04(e), the applicable Borrower may, subject to the condition precedent to such Borrowing set forth in Section 4.02(b), request in accordance with Section 2.03 or 2.05 that such payment be financed with a Revolving Borrowing or a Swingline Borrowing and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing or Swingline Borrowing. If the applicable Borrower fails to make such payment when due and such Borrower does not make a Revolving Borrowing or Swingline Borrowing in the amount of such payment, in the case of each LC Disbursement, the Administrative Agent shall notify each ABT Lender of such LC Disbursement, the amount of the payment then due from such Borrower in respect thereof and such Lender’s ABT Percentage thereof, and each ABT Lender shall pay to the Administrative Agent on the date such notice is received its ABT Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to ABT Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the ABT Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the ABT Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that ABT Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. No payment made by an ABT Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or Swingline Loans as contemplated above) shall constitute a Loan or relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If the reimbursement by a Borrower of, or obligation to reimburse, any amounts in U.S. Dollars or Pounds Sterling would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Euros, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the applicable Issuing Bank or Lender or (y) reimburse in Euros each LC Disbursement made in U.S. Dollars or Pounds Sterling, in an amount equal to the Euro Equivalent, calculated using the applicable LC Exchange Rate on the date such LC Disbursement is reimbursed (or on the applicable LC Participation Calculation Date, if such date shall have occurred), of such LC Disbursement.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any claim or defense against the beneficiary of any Letter of Credit, any transferee of any Letter of Credit, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including the underlying transaction between any Borrower or any GEBV Subsidiary and the beneficiary of any Letter of Credit), (v) the occurrence of any Default, (vi) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the ABT Commitments or (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense against, or provide a right of setoff against, any Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any damages suffered by such Borrower or any Lender that are caused by such Issuing Bank’s gross negligence or willful misconduct. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, acting in good faith, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not (i) relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement or (ii) relieve any Lender’s obligation to acquire participations as required pursuant to paragraph (d) of this Section 2.04.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in Euros, and at all times following the conversion to Euros of an LC Disbursement made in U.S. Dollars or Pounds Sterling pursuant to paragraph (l) of this Section, at the Swingline Rate plus the Applicable Rate for Swingline Loans, (ii) in the case of any LC Disbursement denominated in U.S. Dollars, at all times prior to its conversion to Euros pursuant to paragraph (l) of this Section, at the Alternate Base Rate (as defined in the First Lien Agreement) plus the Applicable Rate for Revolving Loans, and (iii) in the case of any LC Disbursement denominated in Pounds Sterling, at all times prior to its conversion to Euros pursuant to paragraph (l) of this Section, a rate per annum reasonably determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate for Revolving Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any ABT Lenders pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the accounts of such ABT Lenders to the extent of such payment.

(i) Replacement of Issuing Banks. Each Issuing Bank may be replaced at any time by written agreement among GEBV, the Administrative Agent, the replaced Issuing Bank and a successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the earlier of (i) the third Business Day after GEBV shall receive notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph and (ii) the date on which the maturity of the Loans shall be accelerated or the ABT Commitments terminated, the Borrowers shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit and (ii) the aggregate amount of all unreimbursed LC Disbursements and all interest accrued and unpaid thereon. Amounts payable under the preceding sentence in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement. The obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account or accounts. Other than any interest earned on the investment of such deposits, which investment shall be in Temporary Cash Investments and shall be made in the discretion of the Administrative Agent (or, at any time when no Default or Event of Default has occurred and is continuing, shall be made at the direction of GEBV) and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account or accounts. Moneys in such account or accounts shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing more than 50% of the LC Exposures and the Issuing Banks with outstanding Letters of Credit), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral under this paragraph, then (1) if the maturity of the Loans has not been accelerated and the LC Exposure shall be reduced to an amount below the amount so deposited, the Administrative Agent will return to the Borrowers any excess of the amount so deposited over the LC Exposure and (2) such amount (to the extent not applied as provided above in this paragraph) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

(k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in U.S. Dollars or Pounds Sterling (other than amounts in respect of which the Borrowers have deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in U.S. Dollars or Pounds Sterling and (iii) of each Lender’s participation in any Letter of Credit denominated in U.S. Dollars or Pounds Sterling under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Euro Equivalent, calculated using the LC Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Euros at the rates otherwise applicable hereunder.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the ABT Availability Period in Euros in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding €175,000,000, (ii) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding its Swingline Commitment, (iii) the Aggregate ABT Credit Exposure exceeding the aggregate amount of the ABT Commitments or (iv) the ABT Credit Exposure of any Lender exceeding its ABT Commitment, provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) (i) To request a Swingline Loan directly from one or more Swingline Lenders, a Borrower shall notify the Administrative Agent and each applicable Swingline Lender of such request by delivering a Borrowing Request not later than 12:00 noon (or such later time as the applicable Swingline Lender may agree, but in any case no later than 1:00 p.m.), London time, on the day of such proposed Swingline Loan. Each such Borrowing Request shall be irrevocable and shall be effected by telecopy or email of scanned electronic format of a written Borrowing Request signed by the applicable Borrower or by GEBV on behalf of such Borrower (promptly followed by telephonic confirmation of such request) to the Administrative Agent. Each such Borrowing Request shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan, which shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, and the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), the identity of the Issuing Bank that has made such LC Disbursement. The Administrative Agent will promptly advise each applicable Swingline Lender of any such Borrowing Request received from a Borrower. Each applicable Swingline Lender shall make each Swingline Loan to be made by it available to the applicable Borrower by means of a wire transfer to the account specified in such Borrowing Request (which account, in the case of GDTO, shall be an account held by GDTO outside of the Grand Duchy of Luxembourg) or to the applicable Issuing Bank, as the case may be, by 3:00 p.m., London time, on the requested date of such Swingline Loan.

(ii) To request that the Swingline Lenders provide Swingline Loans on a ratable basis in accordance with the amounts of their respective Swingline Commitments (“Ratable Swingline Loans”), a Borrower shall notify the Administrative Agent of such request by delivering a Borrowing Request not later than 11:00 a.m. (or such later time as the Administrative Agent may agree, but in any case no later than 12:00 noon), London time, on the day of such proposed Ratable Swingline Loans. Each such Borrowing Request shall be irrevocable and shall be effected by telecopy or email of scanned electronic format of a written Borrowing Request signed by the applicable Borrower or by GEBV on behalf of such Borrower (promptly followed by telephonic confirmation of such request) to the Administrative Agent. Each such Borrowing Request shall be irrevocable and shall specify the requested date (which shall be a Business Day) of the requested Ratable Swingline Loans, the aggregate amount of the requested Ratable Swingline Loans, which shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, and the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any Ratable Swingline Loans requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), the identity of the Issuing Bank that has made such LC Disbursement. The Administrative Agent will promptly advise each Swingline Lender of any such Borrowing Request received from a Borrower and of the amount of the Swingline Loan required to be made by such Swingline Lender as part of such Ratable Swingline Loan. Each Swingline Lender shall make each such Swingline Loan to be made by it available on the requested date thereof by wire transfer of immediately available funds by 3:00 p.m., London time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Promptly after its receipt of all such wire transfers from the Swingline Lenders, the Administrative Agent will make the proceeds of such Swingline Loans available to the relevant Borrower by crediting the amounts received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request (which account, in the case of GDTO, shall be an account held by GDTO outside of the Grand Duchy of Luxembourg).

(iii) Each Swingline Lender at its option may make any Swingline Loan by causing any domestic or foreign branch or Affiliate of such Swingline Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan, or the obligation of any Lender to acquire a participation therein, in accordance with the terms of this Agreement.

(c) Each Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 noon, London time, on any Business Day (each date on which such notice is given, a “Notice Date”) require the ABT Lenders to acquire participations on the second Business Day after the Notice Date in all or a portion of such Swingline Lender’s outstanding Swingline Loans, and such Swingline Loans shall be continued on the second Business Day after the Notice Date as a Eurocurrency Borrowing having an Interest Period of one week’s duration; provided that a Swingline Lender shall not give such notice to the Administrative Agent unless it shall have first given the applicable Borrower notice by 2:00 p.m., London time, on the Business Day immediately preceding the Notice Date of its intent to give such notice to the Administrative Agent and the applicable Borrower shall not have given such Swingline Lender notice by 9:00 a.m., London time, on the Notice Date that it agrees to repay such Swingline Loans on or prior to the second Business Day after the Notice Date. Such notice from a Swingline Lender to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which ABT Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each ABT Lender, specifying in such notice such Lender’s ABT Percentage of such Swingline Loan or Swingline Loans. Each ABT Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s ABT Percentage of such Swingline Loan or Swingline Loans. Each ABT Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the ABT Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each ABT Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the ABT Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the ABT Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender.

Any amounts received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the ABT Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan (other than a Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:30 p.m., London time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request (which account, in the case of GDTO, shall be an account held by GDTO outside of the Grand Duchy of Luxembourg). The Administrative Agent will transfer the applicable funds to the applicable Borrower by 2:00 p.m., London time, that have been transferred by Lenders to the Administrative Agent in respect of Loans made by such Lenders on the proposed date of a Borrowing.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. It is agreed that no payment by any Borrower under this paragraph will be subject to any break-funding payment under Section 2.15.

SECTION 2.07. Continuation of Borrowings. (a) Each Revolving Borrowing shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to continue such Borrowing, and may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make a continuation pursuant to this Section, GEBV on behalf of the applicable Borrower, shall notify the Administrative Agent of such continuation by delivering a Continuation Request by the time that a Borrowing Request would be required under Section 2.03. Each such Continuation Request shall be irrevocable and shall be effected by telecopy or email of scanned electronic format of a written Continuation Request signed by GEBV on behalf of the applicable Borrower (promptly followed by telephonic confirmation of such request) to the Administrative Agent.

(c) Each telephonic and written Continuation Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Continuation Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Continuation Request, which shall be a Business Day; and

(iii) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Continuation Request does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of a Continuation Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Continuation Request with respect to a Eurocurrency Borrowing on or prior to the third Business Day preceding the end of the Interest Period applicable thereto, then such Borrowing shall at the end of the Interest Period applicable thereto be continued as a Eurocurrency Borrowing for an additional Interest Period of one week. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies GEBV, then, so long as an Event of Default is continuing, each Eurocurrency Borrowing shall be continued at the end of the Interest Period applicable thereto as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

SECTION 2.08. Termination of Commitments; Reductions of Commitments. (a) Unless previously terminated, the Commitments, each LC Commitment and each Swingline Commitment shall terminate on the Maturity Date.

(b) GEBV may at any time terminate, or from time to time reduce, the Commitments of any Tranche; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of €1,000,000 and not less than €5,000,000, (ii) GEBV shall not terminate or reduce the ABT Commitments if, after giving effect to any concurrent prepayment of the ABT Loans in accordance with Section 2.10, (A) the Aggregate ABT Credit Exposure would exceed the aggregate amount of the ABT Commitments or (B) the ABT Credit Exposure of any ABT Lender would exceed such ABT Lender’s ABT Commitment and (iii) GEBV shall not terminate or reduce the German Commitments if, after giving effect to any concurrent prepayment of the German Loans in accordance with Section 2.10, the Aggregate German Credit Exposure would exceed the aggregate amount of the German Commitments.

(c) GEBV shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Tranche under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by GEBV pursuant to this Section shall be irrevocable; provided that a notice of termination of all the Commitments under any Tranche delivered by GEBV may state that such notice is conditioned upon the effectiveness of other credit facilities or financings, in which case such notice may be revoked by GEBV (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Tranche shall be permanent. Each reduction of the Commitments of any Tranche shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Tranche. Notwithstanding anything to the contrary contained herein, this Section 2.08 shall not apply to a termination of Commitments under Section 2.18.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Borrowing of such Borrower on the Maturity Date and (ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Maturity Date and the 10th Business Day after such Swingline Loan is made; provided, however, that on each date that an ABT Borrowing is made, the Borrowers shall repay all Swingline Loans that are outstanding on the date such ABT Borrowing is made. The Borrowers will repay the principal amount of each Loan and the accrued interest thereon in the currency of such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made or held by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement or prevent any Borrower’s obligations in respect of Loans from being discharged to the extent of amounts actually paid in respect thereof.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit C-1 hereto, in the case of ABT Loans, or Exhibit C-2 hereto, in the case of German Loans. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) In the event and on each occasion that the (i) sum of the Aggregate ABT Credit Exposure and Aggregate German Credit Exposure exceeds the total Commitments, (ii) the Aggregate ABT Credit Exposure exceeds the aggregate amount of the ABT Commitments or (iii) the Aggregate German Credit Exposure exceeds the aggregate amount of the German Commitments, GEBV shall (and/or shall cause other Borrowers to) prepay Revolving Borrowings, or Revolving Borrowings of the applicable Tranche, in an aggregate amount equal to such excess, and in the event that after such prepayment of Borrowings any such excess shall remain, GEBV shall (and/or shall cause other Borrowers to) deposit cash in an amount equal to such excess as collateral for the reimbursement obligations of the Borrowers in respect of Letters of Credit. Any cash so deposited (and any cash previously deposited pursuant to this paragraph) with the Administrative Agent shall be held in an account over which the Administrative Agent shall have dominion and control to the exclusion of the Borrowers and their Subsidiaries, including the exclusive right of withdrawal. Other than any interest earned on the investment of such deposits, which investment shall be in Temporary Cash Investments and shall be made in the discretion of the Administrative Agent (or, at any time when no Default or Event of Default has occurred and is continuing, shall be made at the direction of GEBV) and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Lenders), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers have provided cash collateral to secure the reimbursement obligations of the Borrowers in respect of Letters of Credit, then, so long as no Event of Default shall exist, such cash collateral shall be released to the Borrowers if so requested by GEBV at any time if and to the extent that, after giving effect to such release, the Aggregate ABT Credit Exposure would not exceed the aggregate amount of the ABT Commitments.

(c) Prior to any optional or mandatory prepayment of Borrowings hereunder, GEBV shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) GEBV shall notify the Administrative Agent by telecopy or email of scanned electronic format (promptly followed by telephonic confirmation) of any prepayment hereunder not later than 3:00 p.m., London time, three Business Days before the date of prepayment; provided that (i) if the Borrowers shall be required to make any prepayment hereunder by reason of Section 2.10(b), such notice shall be delivered not later than the time at which such prepayment is made and (ii) in the case of a prepayment of a Swingline Loan, such notice shall be delivered not later than 12:00 noon, London time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments under any Tranche as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than pursuant to Section 2.10(b)) shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. Notwithstanding anything to the contrary contained herein, this Section 2.10 shall not apply to a prepayment of Loans under Section 2.18.

SECTION 2.11. Fees. (a) GEBV agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of each Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such date and on the date on which the Commitments are terminated, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Commitments, an ABT Commitment of a Lender shall be deemed to be used to the extent of the outstanding ABT Loans and LC Exposure of such Lender (but not the Swingline Exposure of such Lender, which shall be disregarded for such purpose except to the extent such Lender shall have acquired a participation therein pursuant to Section 2.05(c)).

(b) GEBV agrees to pay (i) to the Administrative Agent, for the account of each ABT Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s ABT Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between Goodyear and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date the LC Commitment of such Issuing Bank is reduced to zero and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the ABT Commitments terminate and any such fees accruing after the date on which the ABT Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days (or, in the case of Letters of Credit denominated in Pounds Sterling, 365 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Goodyear agrees to pay (or to cause GEBV to pay) to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between Goodyear and the Administrative Agent.

(d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, where applicable, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Revolving Loans comprising each Revolving Borrowing shall bear interest at the applicable Adjusted Eurocurrency Rate plus the Applicable Rate. Swingline Loans shall bear interest at the Swingline Rate plus the Applicable Rate.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the interest rate that would have applied had such amount, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods of one month’s duration.

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments of the applicable Tranche; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest on Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Eurocurrency Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Majority Lenders that the applicable Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof (an “Unavailability Notice”) to GEBV and the Lenders by telephone (confirmed by telecopy or email of scanned electronic format), telecopy or email as promptly as practicable thereafter and, until the Administrative Agent notifies GEBV and the Lenders that the circumstances giving rise to such notice no longer exist, the rate of interest that shall apply to such Borrowing shall be such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate for Revolving Loans. If an Unavailability Notice is delivered in respect of any Borrowing, the applicable Borrower may elect by notice to the Administrative Agent to revoke its request that such Borrowing be made or continued, in which event Section 2.15 shall not apply (except that Lenders shall be entitled to receive their actual out-of-pocket losses, costs and expenses, if any, in connection with such Borrowing not being made or continued).

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) of this Section have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen, but the supervisor for the administrator of a Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and GEBV shall endeavor to establish an alternate rate of interest to that based on the applicable Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes as the Administrative Agent and GEBV may determine to be appropriate (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement (other than the actions and consent of the Administrative Agent and GEBV as described in the immediately preceding sentence) so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object in good faith to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.13(b), only to the extent a Screen Rate (including the Interpolated Screen Rate) for such Interest Period is not available or published at such time on a current basis), clauses (i) and (ii) of paragraph (a) of this Section shall be applicable. Notwithstanding the foregoing, if any alternate rate of interest established pursuant to this paragraph (b) shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate for Loans denominated in U.S. Dollars) or any Issuing Bank; or

(ii) impose on any Lender, any Issuing Bank or the Administrative Agent, or on the London or European interbank market, any other condition (including Taxes on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto other than (A) Taxes on or with respect to any payment hereunder or under any other Credit Document, (B) Excluded Taxes and (C) Other Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender or Issuing Bank, as the case may be, to be material, then the applicable Borrower or Borrowers (being the Borrower or Borrowers in respect of the affected Commitments, Loans or Letters of Credit) will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, in each case by an amount deemed by such Lender or such Issuing Bank to be material as a consequence of this Agreement or the Commitment of such Lender or the Loans or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower or Borrowers (being the Borrower or Borrowers in respect of the affected Commitments, Loans or Letters of Credit) will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to GEBV. The applicable Borrower or Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by GEBV in good faith.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies GEBV of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (c) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by GEBV pursuant to Section 2.18 or the CAM Exchange, then, in any such event, the Borrower of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to GEBV. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by GEBV in good faith.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower or any other Credit Party hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or any other Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of such Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Issuing Bank, Swingline Lender or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (and such Borrower or such Credit Party shall pay or Goodyear shall cause such Credit Party to pay such increased amount), (ii) such Borrower or such other Credit Party shall make such deductions and (iii) such Borrower or such other Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) The relevant Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Swingline Lender and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Issuing Bank, such Swingline Lender or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any other Credit Party hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to GEBV by a Lender, Issuing Bank or Swingline Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, Issuing Bank or Swingline Lender, shall be conclusive absent manifest error.

(c) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes described in Section 2.16(a) (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant taxing or other authority. The indemnity under this Section 2.16(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or any other Credit Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to GEBV for the account of the relevant Borrower (with a copy to the Administrative Agent), at the time such Lender first becomes a party to this Agreement and at the time or times reasonably requested by GEBV or the Administrative Agent or prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by GEBV or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that such Lender has received written notice from GEBV advising it of the availability of such exemption or reduction and supplying all applicable documentation; and provided further that no such written notice shall be required with respect to any documentation necessary to comply with the applicable reporting requirements of FATCA (as described in Section 2.16(g)) or the applicable IRS Form W-8 a Foreign Lender is required to deliver to Goodyear to permit payments to be made without withholding of U.S. Federal income Tax (or at a reduced rate of U.S. withholding Tax). In addition, any Lender, if reasonably requested by the relevant Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.16(f), the completion, execution and submission of such documentation shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Each Lender agrees that if any form or certification previously delivered in accordance with this Section 2.16(f) or Section 2.16(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Goodyear and the Administrative Agent in writing of its legal inability to do so.

(g) If a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to GEBV for the account of the relevant Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by GEBV or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by GEBV for the account of the relevant Borrower or the Administrative Agent as may be necessary for the relevant Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Except as required or permitted under Section 2.06, 2.14, 2.15, 2.16, 2.18, 2.19, 2.21 or 9.03, each Borrowing, each payment or prepayment of principal of any Borrowing or of any LC Disbursement, each payment of interest on the Loans, each payment of fees (other than fees payable to the Issuing Banks), each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or LC Exposures). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Euro amount.

(b) The relevant Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16 or otherwise) prior to 1:00 p.m., London time, on the date when due, in immediately available funds, without setoff, counterclaim or other deduction. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified by the Administrative Agent for the account of the applicable Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to GEBV, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.18, 2.19, 2.21 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person in appropriate ratable shares to the appropriate recipient or recipients promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Euros, except as otherwise expressly provided. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans. If any such participations are purchased pursuant to the preceding sentence and all or any portion of the payments giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Commitment or any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to GEBV or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from GEBV prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, and to pay interest thereon, for each day from and including the date such amount shall have been distributed to it to but excluding the date of payment to or recovery by the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(c), 2.06(b), 2.17(e), 9.03(c) or any other provision requiring payment by such Lender for the account of the Administrative Agent, any Swingline Lender or any Issuing Bank, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, such Swingline Lender or such Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14 or Section 2.19 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. GEBV hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14 or Section 2.19, (ii) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment or waiver that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Majority Lenders (or a majority in interest of all the affected Lenders or a majority in interest of all the Lenders of the affected Class) shall have granted their consent, then GEBV may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee (chosen by GEBV) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) GEBV shall have received the prior written consent of the Administrative Agent (and, in circumstances where its consent would be required under Section 9.04, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrowers, as the case may be, (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or Section 2.19 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment or waiver can be effected. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by GEBV, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto. If any Lender shall become a Defaulting Lender, then GEBV, if requested to do so by any Issuing Bank or Swingline Lender, shall use commercially reasonable efforts (which shall not include the payment of any compensation) to identify an assignee willing to purchase and assume the interests, rights and obligations of such Lender under this Agreement and to require such Lender to assign and delegate all such interests, rights and obligations to such assignee in accordance with the preceding sentence.

SECTION 2.19. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans, provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.14) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

(b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements addressed by Section 2.19(a)) in respect of any of such Lender’s Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans, provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.14) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

(c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, acting in good faith, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loans, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to such Lender on each date on which interest is payable for such Loans.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender (with each express reference to the term “ABT Percentage” meaning, with respect to any Lender for purposes of this Section 2.20, the percentage of the ABT Commitments, disregarding any Defaulting Lender’s ABT Commitment, represented by such Lender’s ABT Commitment):

(a) fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Majority Lenders or the Supermajority Lenders have taken or may take any action hereunder or under any other Credit Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than any portion of such Swingline Exposure or LC Exposure attributable to Swingline Loans made or Letters of Credit issued by such Defaulting Lender in its capacity as a Swingline Lender or an Issuing Bank) shall be reallocated among the non-Defaulting Lenders in accordance with their respective ABT Percentages but only to the extent that (A) no Event of Default exists of which the Administrative Agent has received notice and (B) the sum of all non-Defaulting Lenders’ ABT Credit Exposures plus the portion of such Defaulting Lender’s Swingline Exposure and LC Exposure so reallocated does not exceed the total of all non-Defaulting Lenders’ ABT Commitments;

(ii) if the reallocation provided for in clause (i) above cannot, or can only partially, be effected (the amount that cannot be so reallocated being called the “Excess Amount”), the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof attributable to Swingline Loans made by such Defaulting Lender) that has not been reallocated as set forth in clause (i) above and (y) second, cash collateralize for the benefit of the Issuing Banks only, the Borrowers’ obligations in respect of such Defaulting Lender’s LC Exposure (other than any portion thereof attributable to Letters of Credit issued by such Defaulting Lender) in accordance with the procedures set forth in Section 2.04(j) in an aggregate amount sufficient to eliminate the Excess Amount for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion during the period such portion is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ ABT Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure (other than any portion thereof attributable to Letters of Credit issued by such Defaulting Lender) is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such LC Exposure or portion thereof shall be payable to the applicable Issuing Banks until and to the extent that such LC Exposure or portion thereof is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure (other than any portion thereof attributable to Letters of Credit issued by such Defaulting Lender) will be 100% covered by the ABT Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or the Lender controlled by such Lender Parent, satisfactory to such Swingline Lender or Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder. If a Swingline Lender or Issuing Bank shall have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Swingline Lender or Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, GEBV, each Swingline Lender and each Issuing Bank shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposures and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s ABT Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its ABT Percentage.

Subject to Section 9.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.21. Extension Requests. (a) GEBV may, on not more than two occasions during the term of this Agreement, request extensions of the Commitments and Loans of all the Lenders (or, if the Commitments or Loans of any Lenders shall theretofore have been extended pursuant to this Section 2.21, of all the Lenders whose Commitments or Loans terminate on a particular date) by written notice to the Administrative Agent requesting that such Lenders enter into an Extension Permitted Amendment (each such request being called an “Extension Request”), and the Administrative Agent shall promptly communicate such request to the applicable Lenders. Each Extension Request shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment (which shall be the same for all Lenders receiving the applicable Extension Request) and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders that accept the applicable Extension Request (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments as to which such Lender’s acceptance has been made. Each Lender may in its sole discretion accept or reject any Extension Request.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by Goodyear, each Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct in all respects material to the rights or interests of the Lenders or the Issuing Banks under the Credit Documents, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) each Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith and (iv) all actions necessary or, in the reasonable judgment of the Collateral Agent, desirable to preserve and continue the effectiveness, perfection and priority of the Liens created by the Security Documents shall have been taken or arrangements therefor satisfactory to the Collateral Agent shall have been made. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Extending Lenders as a new Class or Classes of loans and/or commitments hereunder; provided that, except as otherwise agreed to by each Issuing Bank and each Swingline Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the commitments of such new Class or Classes and the Commitments that were the subject of the applicable Extension Request but were not extended shall be made on a ratable basis and (ii) the ABT Availability Period and the Maturity Date, as such terms are used in reference to Letters of Credit and Swingline Loans, may not be extended without the prior written consent of each Issuing Bank and each Swingline Lender, as applicable.

SECTION 2.22. Incremental Facilities. (a) At any time and from time to time, commencing on the Restatement Effective Date and ending on the Maturity Date, subject to the terms and conditions set forth herein, GEBV may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to:

(i) add one or more tranches of term loans (the “Incremental Term Loans”);

(ii) solely during the ABT Availability Period, on one or more occasions, increase the aggregate amount of the ABT Commitment (each such increase, an “ABT Commitment Increase”); and/or

(iii) solely during the German Availability Period, on one more occasions, increase the aggregate amount of the German Commitment (each such increase, a “German Commitment Increase” and, together with each ABT Commitment Increase, a “Commitment Increase” and the Commitment Increases, together with the Incremental Term Loans, the “Incremental Extensions of Credit”),

in an aggregate principal amount for all such Incremental Extensions of Credit of up to €200,000,000. Each Incremental Term Loan and each Commitment Increase shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that such amount may be less than the Borrowing Minimum if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b) The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to delivery of a Borrowing Request in accordance with Section 2.03 and the satisfaction of the following conditions and such other conditions as the parties thereto shall agree:

(i) no Default or Event of Default has occurred and is continuing or shall result therefrom and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and GEBV to that effect;

(ii) the representations and warranties of Goodyear, GEBV and each other Borrower set forth in this Agreement and of each GEBV Loan Party in the other Credit Documents (insofar as the representations and warranties in such other Credit Documents relate to the transactions provided for therein or to the Collateral securing the Obligations) shall be true and correct in all respects material to the rights or interests of the Lenders or the Issuing Banks under the Credit Documents on and as of the date of such Incremental Facility Amendment, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and GEBV to that effect;

(iii) the financial covenant contained in Section 6.09 would be satisfied on a pro forma basis on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit and the application of the proceeds therefrom (and assuming, for the purposes of this Section only, that the full amount of Commitments under such Incremental Extension of Credit shall have been funded as Loans as of such date) and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and GEBV, together with reasonably detailed calculations demonstrating compliance with this clause (iii), to that effect;

(iv) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of each Credit Party, the authorization by the Credit Parties of the Incremental Extension of Credit and any other legal matters (including favorable written opinions) relating to Goodyear, the Borrowers, the other Credit Parties, the Credit Documents or the Incremental Extension of Credit, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (including any new, additional, supplemental or amended Security Agreement);

(v) all fees and expenses owing in respect of such Incremental Extension of Credit to the Administrative Agent and the Lenders have been paid; and

(vi) Goodyear and each of the Borrowers shall have (A) entered into any documents and taken any actions as the Administrative Agent may reasonably request (taking into account, inter alia, the value of Collateral granted as security under the relevant Security Documents and the total costs (including taxes and related legal costs and expenses) of any such action) and as may be required under applicable law in order to ensure that the Security Documents to which each of them is a party will continue to validly secure the Applicable Secured Obligations including, as the case may be, any Incremental Extension of Credit following any Incremental Facility Amendment pursuant to this Section 2.22, and (B) paid any applicable registration fees, costs and taxes and filed any applicable registrations in connection with the relevant ratification and increase.

(c) The parties intend that (i) each Incremental Extension of Credit (including any related Obligations) qualifying as an ABT Loan shall be secured by the applicable Collateral on a pari passu basis with the other ABT Obligations to the extent practicable under the applicable law, (ii) each Incremental Extension of Credit (including any related Obligations) qualifying as a German Loan shall be secured by the applicable Collateral on a pari passu basis with the other German Obligations to the extent practicable under the applicable law, and (iii) no Incremental Extension of Credit shall be guaranteed by any Person other than the Credit Parties or be secured by any assets other than the Collateral.

(d) Each notice from any Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit. Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments in respect of any Incremental Extension of Credit shall be reasonably satisfactory to such Borrower and the Administrative Agent (and, in the case of any Commitment Increase, each applicable Issuing Bank) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrowers, such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees. Commitments in respect of any Incremental Extension of Credit shall become Commitments (or in the case of any Commitment Increase to be provided by an existing Lender, an increase in such Lender’s Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment.

(e) On the date of effectiveness of any Commitment Increase, (i) each Additional Lender providing a portion of such Commitment Increase (each, a “Commitment Increase Lender”) that shall have had a Commitment prior to the effectiveness of such Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Commitment Increase Lender’s ABT Percentage or German Percentage, as applicable (calculated after giving effect to the effectiveness of such Commitment Increase), multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Commitment Increase Lender’s ABT Percentage or German Percentage, as applicable (calculated without giving effect to the effectiveness of such Commitment Increase), multiplied by (2) the aggregate principal amount of the Loans of the applicable Class or Classes outstanding immediately prior to the effectiveness of such Commitment Increase (the “Existing Revolving Borrowings”), (ii) each Commitment Increase Lender that did not have a Commitment prior to the effectiveness of such Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to (1) such Commitment Increase Lender’s ABT Percentage or German Percentage, as applicable (calculated after giving effect to the effectiveness of such Commitment Increase), multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iii) after the Administrative Agent receives the funds specified in clauses (i) and (ii) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the amount, if any, by which (A) (1) such Lender’s ABT Percentage or German Percentage, as applicable (calculated without giving effect to the effectiveness of such Commitment Increase), multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Lender’s ABT Percentage or German Percentage, as applicable (calculated after giving effect to the effectiveness of such Commitment Increase), multiplied by (2) the aggregate principal amount equal to the sum of the aggregate principal amount of the Existing Revolving Borrowings and the aggregate principal amount of the new Borrowings of the Types and for the Interest Periods specified in any Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (the “Resulting Revolving Borrowings”), (iv) each Lender shall hold its ABT Percentage or German Percentage, as applicable, of the Resulting Revolving Borrowings (calculated after giving effect to the effectiveness of such Commitment Increase) and (v) such Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The Borrower shall compensate the Lenders holding Existing Revolving Borrowings pursuant to the provisions of Section 2.15 as if such Existing

Revolving Borrowings were repaid in full on such date if the date of the effectiveness of such Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Commitment Increase pursuant to this Section, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Commitment Increase Lender, and each such Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit, in each case held by each Lender (including each such Revolving Commitment Increase Lender) will equal such Lender’s ABT Percentage or German Percentage, as applicable. Each Commitment Increase shall be on the same terms and pursuant to the same documentation as are applicable to the Commitments of the applicable Class or Classes.

(f) An Incremental Facility Amendment may, without the consent of any other Lenders, (i) effect such amendments to this Agreement or to any other Credit Document (or permit the entry into of any other document to effect such amendments to a Credit Document or to effect the provisions of this Section) as may be necessary or appropriate, in the reasonable opinion of the Borrowers and the Administrative Agent, to effect the provisions of this Section, including, to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of Section 9.02(b), and (ii) provide for the issuance of Letters of Credit pursuant to any Commitment Increase established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Commitments (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrowers, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment); provided that no Issuing Bank shall be required to act as “issuing bank” under any such Incremental Facility Amendment without its written consent.

(g) Notwithstanding anything to the contrary, this Section shall supersede any conflicting provisions in Section 2.17 or Section 9.02.

ARTICLE III

Representations and Warranties

Goodyear represents and warrants to the Lenders as to itself and the Subsidiaries, GEBV represents and warrants to the Lenders as to itself and the GEBV Subsidiaries and each other Borrower represents and warrants to the Lenders as to itself and its subsidiaries that:

SECTION 3.01. Organization; Powers. Goodyear and each of the other Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Change, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required. Each Subsidiary of Goodyear other than the Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except for failures that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Borrower and each other Credit Party are within such Borrower’s or such Credit Party’s powers and have been duly authorized. This Agreement has been duly executed and delivered by Goodyear and each Borrower and constitutes, and each other Credit Document to which any Credit Party is or is to be a party constitutes or, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of Goodyear, such Borrower or such Credit Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. (a) Except to the extent that no Material Adverse Change would be materially likely to result, the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are required to perfect Liens created under the Security Documents and such as have been obtained or made and are in full force and effect, (ii) do not and will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Goodyear or any of the Subsidiaries or any order of any Governmental Authority, (iii) do not and will not violate or result in a default under any indenture, agreement or other instrument binding upon Goodyear or any of the Subsidiaries or any of their assets and (iv) do not and will not result in the creation or imposition of any Lien on any asset of Goodyear or any of the Subsidiaries, except Liens created under the Credit Documents.

(b) The incurrence of each Loan, Letter of Credit and LC Disbursement, each Guarantee thereof under the Credit Documents and each Lien securing any of the Obligations, is permitted under each indenture or other agreement governing any Senior Subordinated-Lien Indebtedness in effect at the time of such incurrence.

SECTION 3.04. Financial Statements; No Material Adverse Change. (a) GEBV has heretofore furnished to the Lenders its consolidated balance sheets and statements of operations and shareholders’ equity as of and for the fiscal year ended December 31, 2017 and as of and for the nine-month period ended on September 30, 2018. Goodyear has heretofore furnished to the Lenders its consolidated balance sheets and statements of operations, shareholders’ equity and cash flows as of and for the fiscal year ended December 31, 2018, reported on by PricewaterhouseCoopers LLP, independent registered accounting firm. Such financial statements of GEBV and Goodyear present fairly, in all material respects, the consolidated financial position and consolidated results of operations and, with respect to Goodyear and its Consolidated Subsidiaries, cash flows of GEBV and its Consolidated Subsidiaries and Goodyear and its Consolidated Subsidiaries, respectively, as of such dates and for such fiscal year and such nine-month period, as applicable, in accordance with GAAP, subject, in the case of such statements for such nine-month period, to normal year-end audit adjustments and to the absence of footnotes.

(b) Except as disclosed in the Disclosure Documents, since December 31, 2018, there has been no event or condition that constitutes or would be materially likely to result in a Material Adverse Change, it being agreed that a reduction in any rating relating to Goodyear issued by any rating agency shall not, in and of itself, be an event or condition that constitutes or would be materially likely to result in a Material Adverse Change (but that events or conditions underlying or resulting from any such reduction may constitute or be materially likely to result in a Material Adverse Change).

(c) Except as disclosed in the Disclosure Documents, since December 31, 2018, there has been no event or condition that constitutes or would be materially likely to result in a material adverse change in or effect on the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of GEBV and the GEBV Subsidiaries, taken as a whole.

SECTION 3.05. Litigation and Environmental Matters. (a) Except as set forth in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of Goodyear, threatened against or affecting Goodyear or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that if adversely determined would be materially likely, individually or in the aggregate, to result in a Material Adverse Change or (ii) as of the Restatement Effective Date, that involve the Credit Documents or the Transactions.

(b) Except as set forth in the Disclosure Documents, and except with respect to matters that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change, neither Goodyear nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.06. Compliance with Laws and Agreements. Goodyear and each of the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change. No Event of Default has occurred and is continuing.

SECTION 3.07. Investment Company Status. Neither Goodyear nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.08. ERISA. Except as disclosed in the Disclosure Documents, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, would be materially likely to result in a Material Adverse Change.

SECTION 3.09. Disclosure. (a) None of the Annual Report on Form 10-K of Goodyear for the fiscal year ended December 31, 2018, or the reports, financial statements, certificates or other written information referred to in Section 3.04 or delivered after the date hereof by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 5.01 (taken together with all other information so furnished and as modified or supplemented by other information so furnished) contained, in each case as of the date thereof, any material misstatement of fact or omitted to state, in each case as of the date thereof, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or other forward looking information, Goodyear, GEBV and the other Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b) As of the Restatement Effective Date, to the best knowledge of Goodyear and the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.10. Subsidiaries. Schedule 3.10 sets forth (a) the name and jurisdiction of organization of, and the ownership interest of GEBV and its Subsidiaries in, each GEBV Subsidiary, and (b) identifies each GEBV Subsidiary that is a Principal European Subsidiary or a GEBV Loan Party or both, in each case as of the Restatement Effective Date. Schedule 4.01(h) sets forth (i) each GEBV Subsidiary with Total Assets greater than $10,000,000 as of December 31, 2018 and (ii) each other GEBV Subsidiary the Capital Stock in which is pledged or otherwise encumbered pursuant to Security Agreements as of December 31, 2018.

SECTION 3.11. Security Interests. (a) The existing Security Agreements and the Security Agreements executed and delivered on or prior to the Restatement Effective Date, together with (i) the actions taken on the Restatement Effective Date pursuant to Section 4.01 and (ii) the actions required to be taken after the Restatement Effective Date pursuant to Annex I to the Disclosure Letter will, subject only to filings, notifications and similar actions that may be taken by the Collateral Agent without the delivery of any further documents or the taking of any further actions by any Credit

Party, be effective under applicable law to create or continue in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of the Secured Parties, as the case may be), to the extent contemplated by the Security Agreements, a valid and enforceable security interest in all the Applicable Assets of each Grantor (other than Consent Assets of the GEBV Subsidiaries and the GEBV Subsidiaries with Total Assets less than $10,000,000 as of December 31, 2018 as set forth in Schedule 4.01(g), Part II. The exclusion of the Consent Assets of the GEBV Subsidiaries from the Collateral does not materially reduce the aggregate value of the Collateral.

(b) None of the written information relating to the Collateral delivered by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to any provision of any Credit Document is or will be incorrect when delivered in any respect material to the rights or interests of the Lenders under the Credit Documents.

SECTION 3.12. Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit will be used only for the purposes referred to in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13. Anti-Corruption Laws and Sanctions. (a) Goodyear has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by Goodyear, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.

(b) Goodyear has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by Goodyear, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions. Goodyear and its Subsidiaries are not knowingly engaged in any activity that would reasonably be expected to result in Goodyear or any Subsidiary being listed on any Sanctions-related list referred to in clause (a) of the definition of “Sanctioned Person”. None of Goodyear or any Subsidiary or, to the knowledge of Goodyear, any of their respective directors, officers or employees that will act for Goodyear or any of its Subsidiaries in any capacity in connection with the credit facility established hereby, is listed on any Sanctions-related list referred to in clause (a) of the definition of “Sanctioned Person”.

ARTICLE IV

Conditions

SECTION 4.01. Restatement Effective Date. The amendment and restatement of this Agreement in the form hereof shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02).

(a) The Administrative Agent (or its counsel) shall have received from Goodyear, each Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks, and each Lender, including Lenders representing at least the Majority Lenders under and as defined in the Existing Credit Agreement, either (i) counterparts of the Amendment and Restatement Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Amendment and Restatement Agreement) that each such party has signed a counterpart of the Amendment and Restatement Agreement, and from each Lender under the Existing Credit Agreement either (i) counterparts of the Master Assignment Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy, email or other electronic transmission of a signed signature page of the Master Assignment Agreement) that such party has signed a counterpart of the Master Assignment Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders and dated the Restatement Effective Date) of (i) Covington & Burling LLP, counsel for Goodyear, substantially in the form of Exhibit E-1, (ii) the General Counsel, the Associate General Counsel or an Assistant General Counsel of Goodyear, substantially in the form of Exhibit E-2, and (iii) each of the counsel set forth in Schedule 4.01(b), in each case in a form satisfactory to the Administrative Agent and its counsel, and, in the case of each opinion referred to in this paragraph (b), covering such other matters relating to the Credit Parties, the Credit Documents or the Transactions as the Administrative Agent or the Majority Lenders shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of each Credit Party, the authorization by the Credit Parties of the Transactions and any other legal matters relating to Goodyear, the Borrowers, the other Credit Parties, the Credit Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate signed by a Financial Officer certifying that (i) the representations and warranties of Goodyear, the Borrowers and the other Credit Parties set forth in Article III are true and correct in all material respects on and as of the Restatement Effective Date; provided that (A) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date and (B) any representation and warranty that is qualified by “materiality,” “Material

Adverse Change” or similar language is true and correct in all respects as of the date hereof or such earlier date, as the case may be and (ii) on and as of the Restatement Effective Date, at the time of and immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

(e) The Administrative Agent shall have received all interest accrued for the accounts of the Lenders to the Restatement Effective Date under the Existing Credit Agreement and all fees and other amounts due and payable or accrued on or prior to the Restatement Effective Date hereunder or under the Existing Credit Agreement, and all fees and other amounts due and payable in connection with the effectiveness of this Agreement, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by GEBV or Goodyear hereunder.

(f) The Lenders shall have received the financial statements and opinions referred to in Section 3.04.

(g) All outstanding Capital Stock in any GEBV Subsidiary directly owned by any Grantor at such time whose Total Assets were greater than $10,000,000 as of December 31, 2018, which GEBV Subsidiaries are set forth on Schedule 4.01(g), shall have been pledged or otherwise encumbered pursuant to Security Agreements to secure the Applicable Secured Obligations of such Grantor. Schedule 4.01(g) also sets forth each other GEBV Subsidiary the Capital Stock in which is pledged or otherwise encumbered pursuant to Security Agreements whose Total Assets were not greater than $10,000,000 as of December 31, 2018.

(h) (i) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent Goodyear or any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Restatement Effective Date, any Lender that has requested, in a written notice to Goodyear or any Borrower at least 10 days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to Goodyear or such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(i) Subject to the immediately succeeding paragraph, all Security Agreements referred to in the final closing checklist distributed by counsel for the Agents prior to the execution of this Agreement shall have been executed and delivered by the parties thereto, all other actions referred to in such closing checklist shall have been taken, and the Collateral Agent shall have received all documents referred to in such closing checklist.

The collateral requirements set forth above in this Section 4.01 are subject to any modifications thereto that the Administrative Agent and Goodyear may agree upon in light of general statutory limitations, “thin capitalization” rules, corporate interest or similar principles or applicable laws or regulations. In addition, the Collateral Agent may enter into agreements with GEBV to grant extensions of time for the creation or perfection of security interests in or the delivery of surveys, title insurance, legal opinions or other documents with respect to particular assets (including extensions beyond the Restatement Effective Date for the creation and perfection of security interests in the assets of the Grantors on such date) where it determines that creation or perfection cannot be accomplished or such documents cannot be delivered without undue effort or expense by the Restatement Effective Date or any later date on which they are required to be accomplished or delivered under this Agreement or the Security Documents. Any failure of GEBV to satisfy a requirement of any such agreement by the date specified therein (or any later date to which the Collateral Agent may agree) shall constitute a breach of the provision of this Agreement or the Security Document under which the original requirement was applicable. Without limiting the foregoing, it is anticipated that the actions listed on Annex I to the Disclosure Letter will not have been completed by the Restatement Effective Date, and GEBV covenants and agrees that each of such actions will be completed by the date specified for such action in such Annex I (or any later date to which the Collateral Agent may agree) and that GEBV will comply with all of the undertakings set forth in such Annex I.

The Loans made, the application of the proceeds thereof and the termination of existing Indebtedness on the Restatement Effective Date shall be deemed to occur as set forth in the Amendment and Restatement Agreement.

The Administrative Agent shall notify GEBV and the Lenders of the Restatement Effective Date in writing, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., London time, on May 27, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. (a) The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of an outstanding Borrowing and other than a Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e)) and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, shall be subject to the satisfaction of the following conditions:

(i) The representations and warranties of Goodyear, GEBV and each other Borrower set forth in this Agreement and of each GEBV Loan Party in the other Credit Documents (insofar as the representations and warranties in such other Credit Documents relate to the transactions provided for herein or to the Collateral securing the Obligations) shall be true and correct in all respects material to the rights or interests of the Lenders or the Issuing Banks under the Credit Documents on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(ii) At the time of and immediately after giving effect to such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Event of Default shall have occurred and be continuing and no breach of the delivery requirements of Section 5.01(a) or (b) shall have occurred and be continuing.

(b) The obligation of each Lender to make a Loan on the occasion of any Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e) shall be subject to the satisfaction of the condition that at the time of and immediately after giving effect to such Borrowing, no Event of Default shall have occurred and be continuing.

(c) Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Goodyear, GEBV and each other Borrower on the date thereof as to the matters specified in paragraphs (i) and (ii) of subsection (a) above or in subsection (b) above, as the case may be.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Goodyear and GEBV and each other Borrower covenants and agrees that:

SECTION 5.01. Financial Statements and Other Information. Each of Goodyear and GEBV will furnish to the Administrative Agent and each Lender:

(a) as soon as available and in any event within 110 days after the end of each fiscal year, (i) Goodyear’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on by PricewaterhouseCoopers or other independent registered public accounting firm of recognized international standing (without any qualification in any material respect or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and consolidated results of operations of Goodyear and its Consolidated Subsidiaries as of the end of and for such fiscal year in accordance with GAAP consistently applied, and (ii) GEBV’s unaudited consolidated balance sheet and related statements of operations and shareholders’ equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and consolidated results of operations of GEBV and its Consolidated GEBV Subsidiaries as of the end of and for such fiscal year in accordance with GAAP consistently applied, subject to the absence of footnotes;

(b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, (i) Goodyear’s unaudited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and consolidated results of operations of Goodyear and its Consolidated Subsidiaries as of the end of and for such fiscal quarter in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) GEBV’s unaudited consolidated balance sheet and related statements of operations and shareholders’ equity as of the end of and for the then elapsed portion of the fiscal year ending at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period (or in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and consolidated results of operations of GEBV and its Consolidated GEBV Subsidiaries as of the end of and for such fiscal quarter in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) not later than five Business Days after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Goodyear or GEBV, as the case may be, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) demonstrating compliance with Section 6.09 at the end of the period to which such financial statements relate and for each applicable period then ended, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered under clause (a) above (or, prior to the delivery of any such financial statements, since December 31, 2018) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) in the case of Goodyear, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Goodyear or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Goodyear to its shareholders generally, as the case may be;

(e) not later than five Business Days after each delivery of financial statements under clause (a) or (b) above, and at such other times as Goodyear may determine, a certificate of a Financial Officer of Goodyear identifying each U.S. Subsidiary and each GEBV Subsidiary formed or acquired after the Restatement Effective Date and not previously identified in a certificate delivered pursuant to this paragraph, stating (i) whether each such U.S. Subsidiary is an Excluded Subsidiary or a Consent Subsidiary and describing the factors that shall have led to the identification of any such U.S. Subsidiary as a Consent Subsidiary, and (ii) whether each such GEBV Subsidiary is a Principal European Subsidiary and, if so, whether such Principal European Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such Principal European Subsidiary as a Consent Subsidiary;

(f) from time to time, all information and documentation required to be delivered under any provision of any Security Agreement and each year, not later than five Business Days following the delivery of annual financial statements under Section 5.01(a), a certificate executed on behalf of GEBV by a Financial Officer and the chief legal officer of GEBV setting forth information sufficient to enable the Lenders to determine whether the requirements of Section 5.08 have been met at such time in all material respects;

(g) not later than five Business Days after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of each of Goodyear and GEBV, as the case may be, certifying that the requirements of Section 5.08 have been satisfied in all material respects;

(h) promptly upon becoming available, quarterly and annual financial statements for GDTG prepared in the ordinary course of business; and

(i) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of Goodyear, GEBV or any other Subsidiary, or compliance with the terms of this Agreement or the other Credit Documents, or the perfection of the security interests created by the Security Documents, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that Goodyear shall deliver paper copies of such information to any Lender that requests such delivery. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Defaults. Goodyear will furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the occurrence of any Default, together with a statement of a Financial Officer or other executive officer of Goodyear setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Each of Goodyear and GEBV and each other Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises would not be materially likely, individually or in the aggregate for all such failures, to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.08.

SECTION 5.04. Maintenance of Properties. Each of Goodyear and GEBV and each other Borrower will, and will cause each of its respective Subsidiaries to, keep and maintain all its property in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so would not, individually or in the aggregate, be materially likely to result in a Material Adverse Change (it being understood that the foregoing shall not prohibit any sale of any assets permitted by Section 6.04) .

SECTION 5.05. Books and Records; Inspection and Audit Rights. Each of Goodyear and GEBV and each other Borrower will, and will cause each of its respective Subsidiaries to, keep books of record and account sufficient to enable each of Goodyear and GEBV to prepare the financial statements and other information required to be delivered under Section 5.01. Each of Goodyear, GEBV and each other Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent (or by any Lender acting through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties (accompanied by a representative of Goodyear or GEBV) and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

SECTION 5.06. Compliance with Laws. (a) Each of Goodyear and GEBV and each other Borrower will, and will cause each of its respective Subsidiaries to, comply with all laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

(b) Goodyear will maintain in effect policies and procedures reasonably designed to promote compliance by Goodyear and its Subsidiaries, and their respective directors, officers and employees, with Anti-Corruption Laws.

(c) Goodyear will maintain in effect policies and procedures reasonably designed to promote compliance by Goodyear and its Subsidiaries, and their respective directors, officers and employees, with applicable Sanctions.

SECTION 5.07. Insurance. Each of Goodyear and GEBV and each other Borrower will, and will cause each of its respective Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations, except to the extent the failure to do so would not be materially likely to result in a Material Adverse Change. Goodyear will furnish to the Administrative Agent or any Lender, upon request, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Guarantees and Collateral. (a) In the event that there shall at any time exist any Principal European Subsidiary (other than a Consent Subsidiary) or any U.S. Subsidiary (other than an Excluded Subsidiary or Consent Subsidiary) that shall not be a party to the Guarantee and Collateral Agreement, Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, deliver to the Collateral Agent such information as the Collateral Agent shall have reasonably requested and a supplement to the Guarantee and Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Principal European Subsidiary or U.S. Subsidiary, as the case may be, pursuant to which such Principal European Subsidiary or such U.S. Subsidiary, as the case may be, will become a party to the Guarantee and Collateral Agreement and, in the case of a Principal European Subsidiary, a European Subsidiary Guarantor and Grantor (as each such term is defined in the Guarantee and Collateral Agreement), or in the case of such U.S. Subsidiary, a U.S. Subsidiary Guarantor (as such term is defined in the Guarantee and Collateral Agreement); provided that if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined (i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Principal European Subsidiary organized under the laws of the Republic of France from duly authorizing a Guarantee of any of the Obligations, or (ii) based upon the advice of German counsel, that the applicable law of the Federal Republic of Germany would prohibit any Principal European Subsidiary formed or acquired after the Restatement Effective Date and organized under the laws of the Federal Republic of Germany from duly authorizing a Guarantee of any of the Obligations, such Principal European Subsidiary shall not be required to become a party to the Guarantee and Collateral Agreement. Notwithstanding the foregoing, no Subsidiary will be required to take any action pursuant to this paragraph (a) if (i) such Subsidiary shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and (ii) there shall be a material risk that the circumstances referred to in such opinion will occur.

(b) In the event that any Grantor shall at any time directly own any Capital Stock of any GEBV Subsidiary (in each case other than (i) Capital Stock in any Subsidiary with Total Assets not greater than $10,000,000 as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (ii) Capital Stock in any Excluded Subsidiary or Consent Subsidiary and (iii) Capital Stock already pledged in accordance with this paragraph or Section 4.01), Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Capital Stock to be pledged under a Security Agreement and, to the extent that the Collateral Agent determines that possession of any certificates representing any such Capital Stock would provide any benefit in respect of priority or otherwise under applicable law and requests delivery, cause to be delivered to the Collateral Agent any certificates representing such Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that no Grantor shall be required to pledge any Capital Stock in any Subsidiary organized under the laws of a jurisdiction other than the Federal Republic of Germany, the Netherlands, Luxembourg, the Republic of France, the United Kingdom or the Republic of Slovenia if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined, on the basis of reasonable inquiries in the jurisdiction of such Person, that such pledge would affect materially and adversely the ability of such Person to conduct its business in such jurisdiction. In the event that the tire manufacturing facilities of SAVA shall at any time be held by any Person other than SAVA, all the Capital Stock in such other Person shall be pledged under a Security Agreement.

(c) In the event that:

(A) any Grantor shall at any time own any Applicable Assets (other than Consent Assets and Applicable Assets already pledged, mortgaged or otherwise encumbered pursuant to any Security Agreement) consisting of real property with a book value of $10,000,000 or more, GEBV will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets to be mortgaged or otherwise encumbered pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and such Grantor to secure the Applicable Secured Obligations of such Grantor.

(B) at the end of any fiscal quarter, the Grantors, taken together, shall own any Applicable Assets or any assets that would be Applicable Assets if held by another Grantor (other than Consent Assets, Capital Stock in Subsidiaries and Applicable Assets already pledged, mortgaged or otherwise encumbered pursuant to any Security Agreement to secure the Applicable Secured Obligations of the respective Grantors), with an aggregate book value greater than $50,000,000 that shall not have been pledged, mortgaged or otherwise encumbered pursuant to the Security Agreements to secure the Applicable Secured Obligations of the respective Grantors, GEBV will, promptly after the delivery of financial statements under Section 5.01(a) or (b) with respect to such fiscal quarter, notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets (other than assets that in the aggregate are not material) to be pledged, mortgaged or otherwise encumbered by the Grantors pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and each applicable Grantor to secure the Applicable Secured Obligations of the respective Grantors; or

(C) any Grantors, taken together, shall transfer the ownership of any assets that for such Grantors are Applicable Assets (other than (i) Consent Assets, (ii) any transfer of inventory in the ordinary course of business in connection with the sale thereof to be held on a short-term basis by the transferee and (iii) any transfer in the ordinary course of business of cash or other financial assets) to one or more GEBV Subsidiaries for which such assets are not Applicable Assets with an aggregate book value greater than $30,000,000, GEBV will, as soon as practicable in advance of such transfer (but in any event promptly following the occurrence of such transfer if prior notice is not practicable), notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets (other than assets that in the aggregate are not material) to be pledged, mortgaged or otherwise encumbered by such GEBV Subsidiary or GEBV Subsidiaries pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and each applicable GEBV Subsidiary to secure, in the case of each such asset, the Applicable Secured Obligations of the Grantor that transferred such asset to such GEBV Subsidiary;

provided, that, in each case under this paragraph (c), if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined (i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Grantor or GEBV Subsidiary, as the case may be, organized under the laws of the Republic of France from duly authorizing the creation or perfection of any such security interest, or

(ii) based upon the advice of German counsel, that the applicable law of the Federal Republic of Germany would prohibit any Grantor or GEBV Subsidiary, as the case may be, organized under the laws of the Federal Republic of Germany from duly authorizing the creation or perfection of any such security interest, such Grantor or GEBV Subsidiary, as the case may be, shall not be required to create or perfect such security interest. Notwithstanding the foregoing, no Grantor or GEBV Subsidiary will be required to take any action pursuant to this paragraph (c) with respect to any asset (other than Capital Stock, any other asset subject to the Lien of any Security Document pledging Capital Stock as of the Restatement Effective Date, or any bank account) if the perfection of a Lien on such asset is governed by the laws of a jurisdiction other than The Netherlands, the Federal Republic of Germany, Luxembourg, the Republic of France or the United Kingdom (and, for the avoidance of doubt, any such asset shall not constitute an “Applicable Asset” and shall not count toward the dollar baskets in this paragraph (c)). Notwithstanding the foregoing, no Grantor or GEBV Subsidiary will be required to take any action pursuant to this paragraph (c) if (i) in the case of a Grantor, it shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and there shall be a material risk that the circumstances referred to in such opinion will occur, or (ii) the total costs (including taxes) of any such action would be disproportionate to the benefit obtained by the beneficiaries of such action. In the event that any Grantor that is organized under German law as a Kommanditgesellschaft (a “KG”) shall, at any time, be party to or enter into any kind of lease arrangement pursuant to which it leases property, plant and equipment with a value of more than $10,000,000 to one of its Affiliates that is organized under German law as a Gesellschaft mit beschraenkter Haftung (a “GmbH”), such KG will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, assign all rights that it has to terminate such lease arrangement (and, if such right does not exist in such lease, amend such lease so that it shall be terminable at the election of the lessor at any time upon and during the continuance of an Event of Default) to the Collateral Agent under a Security Agreement reasonably acceptable to the Collateral Agent and such Grantor to secure the Applicable Secured Obligations of such Grantor.

(d) Goodyear, GEBV and each other Borrower will, and will cause each of their respective Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, as may be reasonably requested by the Collateral Agent in order to cause the security interests purported to be created by the Security Documents or required to be created under the terms of this Agreement to constitute valid security interests, perfected in accordance with this Agreement.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Goodyear and GEBV and each other Borrower covenants and agrees that:

SECTION 6.01. Limitation on Indebtedness. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Goodyear or any U.S. Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and to the application of the proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.0.

(b) Notwithstanding the foregoing paragraph (a), Goodyear and its Restricted Subsidiaries may Incur the following Indebtedness:

(1) (x) U.S. Bank Indebtedness in an aggregate principal amount not to exceed the greater of (A) $3,500,000,000, less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness in satisfaction of Goodyear’s obligations under Section 6.04 of the Second Lien Agreement (as in effect on the date hereof), and (B) the sum of (i) 60% of the book value of the inventory of Goodyear and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of Goodyear and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by Goodyear or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, and (y) European Bank Indebtedness in an aggregate principal amount not to exceed €800,000,000, as such amount may be increased pursuant to Section 2.22 hereof; provided, however, that the amount of Indebtedness that may be Incurred pursuant to this clause (1) shall be reduced by any amount of Indebtedness Incurred and then outstanding pursuant to the election provision of clause (10)(A)(ii) below;

(2) Indebtedness of Goodyear owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Goodyear or any Restricted Subsidiary; provided, however, that any subsequent event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Goodyear or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(3) Indebtedness (A) outstanding on the Restatement Effective Date (other than the Indebtedness described in clauses (1) and (2) above and clause (12) below), and (B) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a);

(4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Goodyear or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by Goodyear); provided, however, that on the date that such Restricted Subsidiary is acquired by Goodyear, (i) Goodyear would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) or (ii) the Consolidated Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

(5) Indebtedness (A) in respect of performance bonds, Trade Acceptances, bank guarantees, letters of credit and surety or appeal bonds entered into by Goodyear or any Restricted Subsidiary in the ordinary course of business, and (B) Hedging Obligations entered into in the ordinary course of business to hedge risks with respect to Goodyear’s or a Restricted Subsidiary’s interest rate, currency or raw materials pricing exposure and not entered into for speculative purposes;

(6) Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt and Refinancing Indebtedness in respect thereof in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of (A) $800,000,000 and (B) 5.0% of Consolidated assets of Goodyear as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided that the aggregate outstanding amount of Attributable Debt in respect of Sale/Leaseback Transactions involving GEBV or any Restricted GEBV Subsidiary shall not at any time exceed €65,000,000;

(7) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of a Financial Officer’s becoming aware of its Incurrence;

(9) any Guarantee by Goodyear or a Restricted Subsidiary of Indebtedness or other obligations of Goodyear or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations by Goodyear or such Restricted Subsidiary is permitted under the terms of this Agreement (other than Indebtedness Incurred pursuant to clause (4) above);

(10) (A) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount that, when added to all other Indebtedness Incurred pursuant to this clause (10)(A) and then outstanding, will not exceed (i) $2,000,000,000 plus (ii) any amount then permitted to be Incurred pursuant to clause (1) above that Goodyear instead elects to Incur pursuant to this clause (10)(A); provided that (x) the aggregate outstanding amount of Indebtedness Incurred by GEBV and the Restricted GEBV Subsidiaries pursuant to this clause (10)(A) (other than up to €500,000,000 in aggregate principal amount of Indebtedness of GEBV under the GEBV Notes) shall not, taken together with the Guarantees referred to in clause (y) (but without duplication of Indebtedness and Guarantees thereof to the extent both are incurred in reliance on this clause 10(A)), at any time exceed €500,000,000, and (y) any Guarantee of Indebtedness (other than (p) any Guarantee of the Obligations or (q) any Guarantee of Indebtedness Incurred by GEBV or any of the Restricted GEBV Subsidiaries by any GEBV Loan Party (other than any GEBV Loan Party organized under the laws of the Federal Republic of Germany) or by any other Restricted GEBV Subsidiary that, if it Guarantees any Indebtedness of any GEBV Loan Party in an aggregate amount for all such Guarantees in excess of €25,000,000, provides a Guarantee of the Obligations satisfactory to the Administrative Agent) provided on or after the Restatement Effective Date by GEBV or any Restricted GEBV Subsidiary shall be deemed to be incurred in reliance on this clause (10) and shall not, taken together with the Indebtedness referred to in clause (x) (but without duplication of Indebtedness and Guarantees thereof to the extent both are incurred in reliance on this clause 10(A)), at any time exceed €500,000,000; and

(B) Indebtedness of Foreign Restricted Subsidiaries Incurred in connection with a Qualified Receivables Transaction in an amount not to exceed €600,000,000 at any one time outstanding;

(11) Indebtedness constituting Secured Indebtedness or unsecured Indebtedness (in each case other than Indebtedness of GEBV and the Restricted GEBV Subsidiaries) in an amount not to exceed $1,300,000,000 and Refinancing Indebtedness in respect thereof;

(12) Senior Subordinated-Lien Indebtedness and the related Guarantees by Subsidiaries of Goodyear and Refinancing Indebtedness in respect thereof; and

(13) Indebtedness of Goodyear and the Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $150,000,000; provided that the aggregate outstanding amount of Indebtedness Incurred by GEBV and the Restricted GEBV Subsidiaries pursuant to this clause (13) shall not at any time exceed €50,000,000.

(c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 6.01:

(1) Outstanding Indebtedness Incurred pursuant to this Agreement, the First Lien Agreement or the Second Lien Agreement prior to or on the Restatement Effective Date shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) above;

(2) Indebtedness permitted by this Section 6.01 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 6.01, Goodyear, in its sole discretion, shall classify such Indebtedness (or any portion thereof) as of the time of Incurrence and will only be required to include the amount of such Indebtedness in one of such clauses (provided that any Indebtedness originally classified as Incurred pursuant to Sections 6.01(b)(2) through (b)(13) may later be reclassified as having been Incurred pursuant to Section 6.01(a) or any other of Sections 6.01(b)(2) through (b)(13) to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 6.01(a) or one of Sections 6.01(b)(2) through (b)(13), as the case may be, if it were Incurred at the time of such reclassification).

(d) For purposes of determining compliance as of any date with any dollar or Euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or 6.01 Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. Dollars or Euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. Dollars or Euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent or 6.01 Euro Equivalent, as appropriate, of the Indebtedness Refinanced determined on the date of the Incurrence of such Indebtedness, except to the extent that (i) such U.S. Dollar Equivalent or 6.01 Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the immediately preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or 6.01 Euro Equivalent, as appropriate, of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

(e) Notwithstanding any other provision of this Agreement, if new GEBV Notes are issued for the purpose of refinancing or replacing existing GEBV Notes and a notice of redemption is given or expected to be given in respect of existing GEBV Notes, the aggregate principal amount of the existing GEBV Notes subject to such notice of redemption shall be disregarded in determining compliance with this Section 6.01 during the period commencing on the date of issuance of such new GEBV Notes and ending on the earlier of the 90th day thereafter and the date on which such existing GEBV Notes are redeemed.

SECTION 6.02. Limitation on Restricted Payments. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time Goodyear or such Restricted Subsidiary makes any Restricted Payment:

(1) a Default will have occurred and be continuing (or would result therefrom);

(2) Goodyear could not Incur at least $1.00 of additional Indebtedness under Section 6.01(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by a Financial Officer of Goodyear, whose determination will be conclusive) declared or made subsequent to the Reference Date would exceed the sum, without duplication, of:

(i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Reference Date occurs to the end of the most recent fiscal quarter for which financial statements have been filed with the SEC prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds received by Goodyear from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Reference Date (other than an issuance or sale to a Subsidiary of Goodyear and other than an issuance or sale to an employee stock ownership plan or to a trust established by Goodyear or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by Goodyear from its shareholders subsequent to the Reference Date;

(iii) the amount by which Indebtedness of Goodyear or its Restricted Subsidiaries is reduced on Goodyear’s Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Goodyear) subsequent to the Reference Date of any Indebtedness of Goodyear or its Restricted Subsidiaries issued after the Reference Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Goodyear (less the amount of any cash or the Fair Market Value of other property distributed by Goodyear or any Restricted Subsidiary upon such conversion or exchange); and

(iv) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by Goodyear or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case realized by Goodyear or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to Goodyear’s Capital Stock in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Goodyear or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of Section 6.02(a) shall not prohibit the following Restricted Payments to the extent made by Goodyear or any Restricted Subsidiary other than GEBV or any GEBV Subsidiary:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Goodyear (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Goodyear or an employee stock ownership plan or to a trust established by Goodyear or any of its Subsidiaries for the benefit of their employees to the extent such sale to such an employee stock ownership plan or trust is financed by loans from or guaranteed by Goodyear or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by Goodyear from its shareholders; provided, however, that:

(A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3), and

(B) the Net Cash Proceeds from such sale applied in the manner set forth in Section 6.02(b)(1) shall be excluded from the calculation of amounts under Section 6.02(a)(3)(ii);

(2) any prepayment, repayment or Purchase for value of Subordinated Obligations of Goodyear or any U.S. Subsidiary Guarantor (i) that are made by exchange for, or out of the proceeds of the sale of, other Subordinated Obligations (as defined in the First Lien Agreement and which (x) satisfy each of clauses (4) and (5) of the definition of Refinancing Indebtedness (as defined in the First Lien Agreement) in respect of the Subordinated Obligations being prepaid, repaid or Purchased and (y) may include Indebtedness Incurred under Section 6.01(a)) or the Net Cash Proceeds of a sale of Capital Stock of Goodyear; provided, in each case, that the public announcement of the launch of such prepayment, repayment or Purchase for value is made within three months of such sale of Subordinated Obligations or Capital Stock, or (ii) if, at the time thereof, Goodyear shall, on a pro forma basis after giving effect to such prepayment, repayment or Purchase for value, have $150,000,000 or more of Available Commitments (as defined in the First Lien Agreement); provided, however, that each such prepayment, repayment or Purchase for value under this paragraph (2) shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(4) any Purchase for value of Capital Stock of Goodyear or any of its Subsidiaries from employees, former employees, directors or former directors of Goodyear or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Purchases for value will not exceed $10,000,000 in any calendar year; provided further, however, that any of the $10,000,000 permitted to be applied for Purchases under this Section 6.02(b)(4) in a calendar year (and not so applied) may be carried forward for use in the following two calendar years; provided further, however, that such Purchases for value shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(5) so long as no Default has occurred and is continuing, payments of dividends on Disqualified Stock issued after the Reference Date pursuant to Section 6.01; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(6) repurchases of Capital Stock deemed to occur upon the vesting or exercise of stock options, restricted stock or similar equity awards if such Capital Stock represents a portion of the exercise price of such stock options, restricted stock or similar equity awards and the withholding Tax related thereto; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(7) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of Subordinated Obligations of Goodyear and the U.S. Subsidiary Guarantors from Net Available Cash; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(8) [intentionally omitted];

(9) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of any Indebtedness within 365 days of the Stated Maturity of such Indebtedness; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(10) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3);

(11) [intentionally omitted]; or

(12) any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Reference Date pursuant to this Section 6.02(b)(12), does not exceed $800,000,000; provided, however, that

(A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom); and

(B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3).

(c) Notwithstanding any other provision of this Section 6.02, GEBV shall not, and Goodyear and GEBV shall not permit any Restricted GEBV Subsidiary, directly or indirectly, to make any Restricted Payment or Permitted GEBV Investment, except that:

(1) GEBV and the Restricted GEBV Subsidiaries may make any Permitted GEBV Investment other than, at any time when a Default has occurred and is continuing (or would result therefrom), (x) an Investment in any Person other than GEBV, a Restricted GEBV Subsidiary or any Person that will be a Restricted GEBV Subsidiary after giving effect to such Investment in reliance on clause (5) of the definition of Permitted GEBV Investment or (y) an Investment in Goodyear or any Subsidiary of Goodyear other than GEBV or any Restricted GEBV Subsidiary in reliance on any of clauses (5), (6) or (8) of the definition of Permitted GEBV Investment;

(2) GEBV may declare and pay dividends in cash and intangible assets ratably with respect to its Capital Stock in an aggregate amount not to exceed 100% of cumulative net income (giving effect to losses) of GEBV and the GEBV Subsidiaries, determined on a consolidated basis in accordance with GAAP, after January 1, 2003 (net of all such dividends paid in respect of such cumulative net income on or after January 1, 2003);

(3) the Restricted GEBV Subsidiaries may make Restricted Payments with respect to their Equity Interests so long as such Restricted Payments are made ratably or on a basis more favorable to GEBV and the Restricted GEBV Subsidiaries than ratably;

(4) GEBV and the Restricted GEBV Subsidiaries may make any prepayment, repayment or Purchase for value of Subordinated Obligations of GEBV or any Subsidiary Guarantor (i) that are made by exchange for, or out of the proceeds of the sale of, other Subordinated Obligations (which satisfy each of clauses (4), (5) and (C) of the definition of Refinancing Indebtedness in respect of the Subordinated Obligations being prepaid, repaid or Purchased) or the Net Cash Proceeds of an equity contribution to GEBV; provided, in each case, that the public announcement of the launch of such prepayment, repayment or Purchase for value is made within three months of such sale of Subordinated Obligations or equity contribution;

(5) GEBV and the Restricted GEBV Subsidiaries may make any prepayment, repayment or Purchase for value of any Indebtedness of GEBV or any Restricted GEBV Subsidiary within 365 days of the Stated Maturity of such Indebtedness;

(6) so long as at the time such Restricted Payment is made no Default will have occurred and be continuing (or would result therefrom), GEBV and the Restricted GEBV Subsidiaries may make repurchases, repayments or prepayments of Indebtedness in an aggregate amount not greater than $35,000,000 in any calendar year; and

(7) so long as at the time such Restricted Payment is made no Default will have occurred and be continuing (or would result therefrom), GEBV and the Restricted GEBV Subsidiaries may make repurchases, repayments or prepayments of Indebtedness of GEBV or any Restricted Subsidiary in an aggregate amount not greater than $135,000,000 during the term of this Agreement;

provided, however, that each Restricted Payment made under any of paragraphs (1) through (7) shall be excluded in the calculation of the amount of Restricted Payments under Section 6.02(a)(3).

SECTION 6.03. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Goodyear shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Goodyear;

(2) make any loans or advances to Goodyear; or

(3) transfer any of its property or assets to Goodyear, except:

(A) any encumbrance or restriction pursuant to applicable law, rule, regulation or order or an agreement in effect at or entered into on the Restatement Effective Date;

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Goodyear (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Goodyear) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 6.03(3)(A) or Section 6.03(3)(B) or this Section 6.03(3)(C) or contained in any amendment to an agreement referred to in Section 6.03(3)(A) or Section 6.03(3)(B) or this Section 6.03(3)(C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such predecessor agreements;

(D) in the case of Section 6.03(3), any encumbrance or restriction:

(i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; or

(ii) contained in mortgages, pledges and other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(F) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity or any other party to a Qualified Receivables Transaction in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity or such other party, as applicable;

(G) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 6.03(3);

(H) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

(I) restrictions on cash or other deposits or net worth imposed by customers, suppliers or, in the ordinary course of business, other third parties; and

(J) with respect to any Foreign Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:

(i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii) at the time such Indebtedness is Incurred, such encumbrance or restriction is not expected to materially affect Goodyear’s ability to make principal or interest payments on the Obligations, as determined in good faith by a Financial Officer of Goodyear, whose determination shall be conclusive.

SECTION 6.04. Limitation on Sales of Assets and Subsidiary Stock. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) Goodyear or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition; and

(2) at least 75% of the consideration therefor received by Goodyear or such Restricted Subsidiary is in the form of cash or Additional Assets.

(b) For the purposes of this covenant, the following are deemed to be cash:

(1) the assumption of Indebtedness or other obligations of Goodyear (other than obligations in respect of Disqualified Stock of Goodyear) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is a Subsidiary Guarantor) and the release of Goodyear or such Restricted Subsidiary from all liability on such Indebtedness or obligations in connection with such Asset Disposition;

(2) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration received pursuant to this clause and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of (1) $200,000,000 and (2) 1.5% of the total Consolidated assets of Goodyear as shown on the most recent balance sheet of Goodyear filed with the SEC;

(3) securities, notes or similar obligations received by Goodyear or any Restricted Subsidiary from the transferee that are promptly converted by Goodyear or such Restricted Subsidiary into cash; and

(4) Temporary Cash Investments.

(c) Notwithstanding paragraph (a) above, GEBV shall not, and Goodyear and GEBV shall not permit any Restricted GEBV Subsidiary to, make any Asset Disposition, except:

(1) so long as the conditions specified in paragraph (a) of this Section 6.04 are satisfied, Asset Dispositions of any Capital Stock of any Person that is not a Subsidiary;

(2) Asset Dispositions by GEBV or any GEBV Subsidiary (other than Asset Dispositions of accounts receivable or inventory that are not sold in connection with the Asset Disposition of a business or line of business); provided that:

(A) the aggregate consideration received in all Asset Dispositions made in reliance on this clause (2) does not exceed €350,000,000;

(B) the aggregate consideration received in Asset Dispositions made in reliance on this clause (2) with respect to (A) Capital Stock of a Foreign Subsidiary pledged pursuant to the Security Documents and (B) all or substantially all of the assets of a Foreign Subsidiary whose Capital Stock is pledged pursuant to the Security Documents, does not exceed an amount equal to (x) $50,000,000 minus (y) the aggregate fair value of Capital Stock of Foreign Subsidiaries in respect of which the security interest under the Security Documents has been released pursuant to Section 6.04(d);

(C) each Asset Disposition made in reliance on this clause (2) is made for fair value, as reasonably determined by Goodyear; and

(D) except with respect to €100,000,000 (determined net of any cash or cash equivalents subsequently realized on the Asset Disposition and net of the repayment of any portion of non-cash consideration received in connection with an Asset Disposition that represented non-cash consideration in excess of 25% of the total consideration received in such Asset Disposition) of aggregate consideration for Asset Dispositions made in reliance on this clause (2), at least 75% of the consideration received in each such Asset Disposition is in the form of cash (with clause (2) of paragraph (b) being inapplicable for purposes of this clause (2)); and

(3) so long as the conditions specified in paragraph (a) of this Section 6.04 are satisfied, sales of assets in Sale/Leaseback Transactions permitted by Section 6.07.

(d) Upon receipt of written notice from Goodyear to the Collateral Agent, the Collateral Agent is hereby authorized and directed to release any security interest under any Security Document in any Capital Stock of any Foreign Subsidiary transferred, for tax planning or other business purposes, consistent with Goodyear’s past practices, to any Foreign Subsidiary whose Capital Stock has been pledged under any of the Security Documents if either (i) the transferor of such Capital Stock is Goodyear or a U.S. Subsidiary and such release is required in order to obtain the desired amount of consideration from such transfer, or (ii) after giving effect to such transfer, the aggregate fair value of all such Capital Stock (other than Capital Stock transferred in a transaction described in the immediately preceding clause (i)), determined as of the date of each respective transfer, does not exceed (x) in the case of such transfers by GEBV and the Restricted GEBV Subsidiaries, $50,000,000, and (y) in the case of all such transfers, $250,000,000.

SECTION 6.05. Limitation on Transactions with Affiliates. (a) Goodyear shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Goodyear (an “Affiliate Transaction”) unless such transaction is on terms:

(1) that are no less favorable to Goodyear or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate,

(2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25,000,000,

(A) are set forth in writing, and

(B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

(3) that, in the event such Affiliate Transaction involves an amount in excess of $75,000,000, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to Goodyear and its Restricted Subsidiaries.

(b) The provisions of Section 6.05(a) will not prohibit:

(1) any Restricted Payment permitted to be paid pursuant to Section 6.02;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, incentive compensation plans, stock options and stock ownership plans approved by the Board of Directors;

(3) the grant of stock options or similar rights to employees and directors of Goodyear pursuant to plans approved by the Board of Directors,

(4) loans or advances to employees in the ordinary course of business of Goodyear;

(5) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers and employees of Goodyear and its Restricted Subsidiaries in the ordinary course of business;

(6) any transaction between or among any of Goodyear, any Restricted Subsidiary or any joint venture or similar entity which would constitute an Affiliate Transaction solely because Goodyear or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Goodyear;

(8) any agreement as in effect on the Restatement Effective Date described in the Disclosure Documents, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to Goodyear or its Restricted Subsidiaries) and the transactions evidenced thereby;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Goodyear or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party; or

(10) any transaction effected as part of a Qualified Receivables Transaction.

(c) Notwithstanding paragraphs (a) and (b) above, GEBV will not, nor will it permit any Restricted GEBV Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions in the ordinary course of business that are consistent with past practices or are at prices and on terms and conditions no less favorable to GEBV or such Restricted GEBV Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties in the reasonable judgment of GEBV, (ii) transactions between or among GEBV and the Restricted GEBV Subsidiaries not involving any other Affiliate and (iii) any Restricted Payment permitted by Section 6.02.

SECTION 6.06. Limitation on Liens. Goodyear shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Restatement Effective Date or thereafter acquired, securing any Indebtedness, except:

(a) Liens to secure Indebtedness permitted pursuant to Section 6.01(b)(1) and Liens under the Credit Documents securing Obligations;

(b) Liens to secure Indebtedness permitted pursuant to Section 6.01(b)(12);

(c) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(d) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(e) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(f) Liens on assets not constituting Collateral under this Agreement which secure obligations under letters of credit, bank guarantees, Trade Acceptances or similar credit transactions or are in favor of issuers of surety or performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit, bank guarantees, Trade Acceptances and similar credit transactions do not constitute Indebtedness;

(g) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(h) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Indebtedness Incurred under Section 6.01(b)(6)); provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(i) Liens existing on the Restatement Effective Date (which Liens, in the case of Liens on assets of Goodyear, GEBV, each Subsidiary Guarantor and each U.S. Subsidiary Guarantor, are set forth in Annex II to the Disclosure Letter); provided that (x) any such Lien shall not apply to any other property or asset of Goodyear or any Restricted Subsidiary and (y) any such Lien shall secure only those obligations which it secured on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount hereof (other than Liens referred to in the foregoing clauses (a) and (b));

(j) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by Goodyear or a Restricted Subsidiary;

(k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(m) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Agreement;

(n) Liens on assets not constituting Collateral under this Agreement which secure Indebtedness of any Foreign Restricted Subsidiary Incurred under Section 6.01(b)(10); provided that assets of GEBV and the Restricted GEBV Subsidiaries shall only secure Indebtedness of GEBV and the Restricted GEBV Subsidiaries and that the aggregate principal amount of Indebtedness of GEBV and the Restricted GEBV Subsidiaries secured by Liens Incurred in reliance on this clause (n), on clause (w) or on clause (y) shall not at any time exceed €135,000,000;

(o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred in the foregoing clauses (h), (i), (j) and (k); provided, however, that:

(1) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof); and

(2) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(A) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (h), (i), (j) or (k) at the time the original Lien became a permitted Lien under this Agreement; and

(B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(p) Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” not constituting Collateral under this Agreement Incurred in connection with a Qualified Receivables Transaction;

(q) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(r) Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness and that are entered into in the ordinary course of business;

(s) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Goodyear and its Subsidiaries;

(t) Liens which constitute bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

(u) Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of Trade Acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(v) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

(w) Liens on assets not constituting Collateral under this Agreement which secure Indebtedness Incurred under Section 6.01(b)(11) or (13); provided that assets of GEBV and the Restricted GEBV Subsidiaries shall only secure Indebtedness of GEBV and the Restricted GEBV Subsidiaries and that the aggregate principal amount of Indebtedness of GEBV and the Restricted GEBV Subsidiaries secured by Liens Incurred in reliance on clause (n), on this clause (w) or on clause (y) shall not at any time exceed €135,000,000;

(x) Liens on assets subject to Sale/Leaseback Transactions; provided that the aggregate outstanding Attributable Debt in respect of such Liens (other than any such Liens imposed against all or a portion of the Borrower’s properties in Akron, Summit County, Ohio subject to a Sale/Leaseback Transaction) shall not at any time exceed $125,000,000; and

(y) other Liens on assets that do not constitute Collateral to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (y) does not exceed 7.5% of Consolidated assets of Goodyear, as determined based on the consolidated balance sheet of Goodyear as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided that assets of GEBV and the Restricted GEBV Subsidiaries shall only secure Indebtedness of GEBV and the Restricted GEBV Subsidiaries and that the aggregate principal amount of Indebtedness of GEBV and the Restricted GEBV Subsidiaries secured by Liens Incurred in reliance on clause (n), on clause (w) or on this clause (y) shall not at any time exceed €135,000,000; provided, however, that notwithstanding whether this clause (y) would otherwise be available to secure Indebtedness, Liens securing Indebtedness originally secured pursuant to this clause (y) may secure Refinancing Indebtedness in respect of such Indebtedness and such Refinancing Indebtedness shall be deemed to have been secured pursuant to this clause (y).

For the avoidance of doubt, each reference in this Section or any other provision of this Agreement to “assets not constituting Collateral” (or any similar phrase) means assets that (a) are not subject to any Lien securing the Obligations and (b) are not and (absent a change in facts) will not be required under the terms of this Agreement or the Security Documents to be made subject to any Lien securing the Obligations by reason of the nature of, or the identity of the Subsidiary owning, such assets (and not as a result of the existence of any other Lien or any legal or contractual provision preventing such assets from being made subject to Liens securing the Obligations).

Notwithstanding any other provision of this Agreement, no trade receivable of GEBV or any GEBV Subsidiary organized under the laws of Luxembourg shall be subject to any Lien securing Indebtedness other than in connection with a Qualified Receivables Transaction; provided that such trade receivables may be subject to Liens securing Indebtedness other than Indebtedness under Qualified Receivables Transactions in an aggregate principal amount not to exceed €7,500,000.

SECTION 6.07. Limitation on Sale/Leaseback Transactions. Goodyear shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless Goodyear or such Restricted Subsidiary would be entitled to:

(a) Incur Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 6.01;

(b) create a Lien on such property securing such Indebtedness pursuant to Section 6.06(x) or, to the extent the assets subject to such Sale/Leaseback do not constitute Collateral under this Agreement, create a Lien on such property pursuant to the provisions of Section 6.06;

(c) the gross proceeds payable to Goodyear or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(d) the transfer of such property is permitted by Section 6.04.

Notwithstanding the foregoing, the aggregate outstanding amount of Attributable Debt of GEBV and the Restricted GEBV Subsidiaries in respect of Sale/Leaseback Transactions shall not exceed €65,000,000.

SECTION 6.08. Fundamental Changes. Each of Goodyear and GEBV and each other Borrower will not, and will not permit any of its respective Restricted Subsidiaries to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including Capital Stock of Subsidiaries) constituting all or substantially all the assets of Goodyear and its Consolidated Subsidiaries, taken as a whole, or all or substantially all the assets of GEBV and its Consolidated Subsidiaries, taken as a whole, or, in the case of Goodyear or any Borrower, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary that is not a Restricted GEBV Subsidiary may merge into Goodyear in a transaction in which Goodyear is the surviving corporation, (ii) any Restricted Subsidiary may merge into any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; except that (A) no U.S. Subsidiary may merge into a Foreign Subsidiary, (B) neither GEBV nor any Restricted GEBV Subsidiary may merge into a Restricted Subsidiary that is not GEBV or a Restricted GEBV Subsidiary (other than a merger of a Restricted GEBV Subsidiary into a Restricted Subsidiary that will become a Restricted GEBV Subsidiary upon the consummation of such merger), (C) no GEBV Loan Party may merge into a Restricted Subsidiary that is not a GEBV Loan Party (other than a Restricted Subsidiary that will become a GEBV Loan Party upon the consummation of such merger) and (D) no Borrower may merge into a Restricted Subsidiary if the surviving entity of such merger is not organized under the laws of The Netherlands, Luxembourg or the Federal Republic of Germany, (iii) any sale of a Restricted Subsidiary made in accordance with Section 6.04 may be effected by a merger of such Restricted Subsidiary and (iv) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Goodyear or to another Restricted Subsidiary; provided that any Investment that takes the form of a merger, amalgamation or consolidation (other than any merger, amalgamation or consolidation involving Goodyear) expressly permitted by Section 6.02 shall be permitted by this Section 6.08.

SECTION 6.09. GEBV Leverage Ratio. GEBV will not permit the ratio at the end of any fiscal quarter of (a) Consolidated Net GEBV Indebtedness at such date to (b) Consolidated GEBV EBITDA for the period of four consecutive fiscal quarters ended at such date, to be greater than 3.00 to 1.00.

SECTION 6.10. [Intentionally omitted].

SECTION 6.11. [Intentionally omitted].

SECTION 6.12. Anti-Corruption Laws and Sanctions. (a) Each Borrower will not request any Borrowing or Letter of Credit, and each Borrower shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of any Borrowing or any Letter of Credit in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws where such violation would be material to the rights or interests of the Lenders.

(b) Each Borrower will not request any Borrowing or Letter of Credit, and each Borrower shall not use, and shall procure that its Subsidiaries shall not use, the proceeds of any Borrowing or any Letter of Credit for the purpose of funding any activity, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, to the extent such activity, business or transaction would be prohibited by Sanctions if conducted by a Person organized or formed under the laws of the United States, the Federal Republic of Germany, The Netherlands, Luxembourg, France or the United Kingdom.

ARTICLE VII

Events of Default and CAM Exchange

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of fees and interest payable under Sections 2.11 and 2.12, respectively, five Business Days, and (ii) in the case of any other fees, interest or other amounts (other than those referred to in clause (a) of this Section 7.01), five Business Days after the earlier of (A) the day on which a Financial Officer of Goodyear or GEBV first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to GEBV by the Administrative Agent or any Lender or Issuing Bank;

(c) any representation or warranty made or deemed made by or on behalf of Goodyear or GEBV or any other Borrower or any GEBV Loan Party in any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any respect material to the rights or interests of the Lenders under the Credit Documents;

(d) Goodyear or GEBV or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence) or 5.08 or in Article VI;

(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clauses (a), (b) and (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to GEBV (which notice will be given at the request of any Lender); provided, that the failure of any Credit Party to perform any covenant, condition or agreement made in any Credit Document (other than this Agreement (except the agreements under Section 5.01(f)) shall not constitute an Event of Default unless such failure shall be (i) willful or (ii) material to the rights or interests of the Lenders under the Credit Documents;

(f) Goodyear or any Consolidated Subsidiary of Goodyear shall fail to make any payment of principal in respect of any Material Indebtedness at the scheduled due date thereof and such failure shall continue beyond any applicable grace period, or any event or condition occurs that results in any Material Indebtedness (other than any Qualified Receivables Transaction existing on March 31, 2003) becoming due or being required to be prepaid, repurchased, redeemed, defeased or terminated prior to its scheduled maturity (other than, in the case of any Qualified Receivables Transaction, any event or condition not caused by an act or omission of Goodyear or any Subsidiary, if Goodyear shall furnish to the Administrative Agent a certificate to the effect that after the termination of such Qualified Receivables Transaction Goodyear and the Subsidiaries that are a party thereto have sufficient liquidity to operate their businesses in the ordinary course); provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (ii) Material Indebtedness of any Foreign Subsidiary (other than GEBV or any Subsidiary Guarantor) if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

(g) any event or condition occurs that continues beyond any applicable grace period and enables or permits the holder or holders of any Material Indebtedness (other than any Qualified Receivables Transaction existing on March 31, 2003) or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, defeasance or termination thereof, prior to its scheduled maturity; provided that (i) no Event of Default shall occur under this paragraph (g) as a result of any event or condition relating to the First Lien Agreement or any Qualified Receivables Transaction, other than any default in the payment of principal or interest thereunder that does not result from a change in borrowing base eligibility criteria or reserves made by the administrative agent thereunder as to which there is good faith disagreement and (ii) this clause (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (B) Material Indebtedness of any Foreign Subsidiary (other than GEBV or any Subsidiary Guarantor) if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief in respect of Goodyear, any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Goodyear, any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing;

(j) Goodyear, any Borrower or any Material Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would be materially likely to result in a Material Adverse Change;

(l) Liens created under the Security Documents shall not be valid and perfected Liens on a material portion of the Collateral;

(m) any Guarantee of the Obligations under the Guarantee and Collateral Agreement shall fail to be a valid, binding and enforceable Guarantee of one or more Subsidiary Guarantors where such failure would constitute or be materially likely to result in a Material Adverse Change; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to GEBV, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments and each LC

Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of GEBV and the other Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower and (iii) demand cash collateral with respect to any Letter of Credit pursuant to Section 2.04(j) (it being agreed that such demand will be deemed to have been made with respect to all Letters of Credit if any Loans are declared to be due and payable as provided in the preceding clause (ii)); and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, and the Borrowers’ obligation to provide cash collateral for Letters of Credit shall become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower.

SECTION 7.02. CAM Exchange. On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01, (ii) each ABT Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.05(c)) participations in the Swingline Loans in an amount equal to such Lender’s ABT Percentage of each such Swingline Loan outstanding on such date, (iii) simultaneously with the automatic conversions pursuant to clause (iv) below, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations under each Class of Loans and in respect of the LC Disbursements and the Swingline Exposures such that, in lieu of the interests of each Lender in the Designated Obligations under each Class of Loans and in respect of the LC Disbursements and the Swingline Exposures in which it shall participate as of such date (including the principal, interest and fee obligations of each Borrower in respect of the Loans and LC Disbursements within each such Class), such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each Class of Loans and in respect of the LC Disbursements and the Swingline Exposures (including the principal, interest and fee obligations of each Borrower in respect of the Loans and LC Disbursements within each such Class), and (iv) simultaneously with the deemed exchange of interests pursuant to clause (iii) above, the interests in the Loans to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Euro Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of the Designated Obligations shall accrue and be payable in Euro at the rates otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04, Goodyear and each Borrower hereby consents and agrees to the CAM Exchange. After the CAM Exchange Date, Goodyear, each Borrower, each Issuing Bank and each Lender agrees from time to time to execute and deliver to the Agents all such promissory notes and other instruments and documents as the Agents shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of Goodyear, any Borrower or any Issuing Bank to execute or deliver or of any Issuing Bank or Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Designated Obligations, and each distribution made by the Administrative Agent pursuant to any Security Document in respect of the Designated Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages, but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Commitments or Loans. Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

SECTION 7.03. Letters of Credit. In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by the applicable Borrower, then (a) each ABT Lender shall promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s ABT Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (b) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the ABT Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (c) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive absent manifest error.

SECTION 7.04. Collections. If, following the occurrence and during the continuance of an Event of Default and the decision of the Majority Lenders to exercise remedies under the guarantees and security documents, any proceeds are received in respect of any Guarantee of the Obligations or any Collateral securing the Obligations, in each case of any GEBV Loan Party, Goodyear or any U.S. Subsidiary Guarantor other than the GEBV Subsidiaries organized under the laws of the Federal Republic of Germany, such proceeds shall be deposited in a collateral account in the name of and under the exclusive dominion and control of the Collateral Agent and shall be held by the

Collateral Agent until such time as the Collateral Agent determines that either (i) all proceeds that are reasonably likely to be realized from GDTG and its subsidiaries organized under the laws of the Federal Republic of Germany or from their respective assets have been realized or (ii) the application of such funds held in such account to pay the Obligations shall result in the payment in full of all the Obligations, at which time such funds held in such account shall be applied as set forth in Section 5.03 of the Guarantee and Collateral Agreement.

ARTICLE VIII

The Agents

Each of the Lenders and Issuing Banks hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders or Issuing Banks as any other Lender or Issuing Bank and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Goodyear or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not (save as expressly set out in any Credit Document) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Majority Lenders, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to Goodyear or any Subsidiary. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Majority Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or willful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by Goodyear, GEBV or a Lender or Issuing Bank, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agents.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for Goodyear or GEBV), independent accountants and other experts selected by them with reasonable care, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and GEBV. Upon receipt of any such notice of an Agent’s intent to resign, the Majority Lenders shall have the right to appoint a successor with GEBV’s written consent (which shall not be unreasonably withheld or delayed and shall not be required from GEBV if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, then the retiring Agent may, on behalf of the Lenders, with GEBV’s written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing), appoint a successor Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Notwithstanding the foregoing, JPMEL, in its capacity as Administrative Agent, may at any time resign and appoint J.P. Morgan AG as its successor by notifying the Lenders and GEBV, and such resignation and appointment shall automatically become effective upon such notice without any further action by any Person. Upon the acceptance of its appointment as Agent hereunder and under the other Credit Documents by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After an Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision contained herein, each Lender and each Issuing Bank (a) acknowledges that the Administrative Agent is not acting as an agent of Goodyear or any Borrower and that neither Goodyear nor any Borrower will be responsible for acts or failures to act on the part of the Administrative Agent and (b) exempts each Agent from the restrictions set forth in Section 181 of the German Civil Code (Burgerliches Gesetzbuch) to the extent legally possible for such Lender or Issuing Bank. A Lender or Issuing Bank that is excluded from granting such exemption for legal reasons shall notify the Administrative Agent accordingly.

Each Lender represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agents and their respective affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) the foregoing clause (i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with the foregoing clause (iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (encrypted or unencrypted) or e-mail (including e-mails of scanned or .pdf copies of documents), as follows:

(i) if to Goodyear, to it at 200 Innovation Way, Akron, Ohio, 44316-0001, Attention of the Treasurer;

(ii) if to GEBV, to it, or if to any other Borrower to it in care of GEBV, in each case at Goodyear Europe B.V., Greenhouse-Berkenlaan B-1831 Diegem, Belgium, Attention of Vice President Finance EMEA, in each case with a copy to Goodyear as described in clause (i) above and with a copy to Goodyear Dunlop Tires Operations S.A., avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg, Attention: Director, Treasury EMEA;

(iii) if to the Administrative Agent, to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of SUCHI P.L. (Telecopy No. 00-44-20-7777-2360), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th floor, New York, NY 10179, Attention of Robert Kellas (Telecopy No. (212) 270-5100);

(iv) if to JPMCB, as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., London, Chaseside-Dorset Building, Floor 1, Bournemouth BH77DA, United Kingdom, Attention of Global Trade Solutions (365/B) (Telecopy No. 44-120-2343730), with a copy to J.P. Morgan Europe Limited , 125 London Wall, London EC2Y 5AJ, Attention of SUCHI P.L. (Telecopy No. 00-44-20-7777-2360);

(v) if to JPMCB, as a Swingline Lender, to it at JPMorgan Chase Bank, N.A., London, 125 London Wall, London EC2Y 5AJ, Attention of European Loans (Telecopy No. 00-1-713-750-2129), with a copy to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of the SUCHI P.L. (Telecopy No. 00-44-20-7777-2360); and

(vi) if to a Lender or Issuing Bank, to it at its address (or telecopy number or e-mail address) set forth in Schedule 2.01 or its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by (encrypted or unencrypted) electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, Goodyear, GEBV or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any communication hereunder by posting such communication on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to any party hereto or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of communications through the Platform, except to the extent that such damages have resulted from the willful misconduct or gross negligence of, or a material breach of the agreements of the Administrative Agent under any Credit Document by, the Administrative Agent, in each case, determined in a final non-appealable judgment of a court of competent jurisdiction.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Goodyear, GEBV or any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuing of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b) Except to the extent otherwise expressly set forth in this Agreement (including in Section 2.21 and Section 2.22), neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Goodyear, the Borrowers and the Majority Lenders or, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Majority Lenders (except, in the case of any Security Document, as provided in the next sentence or in paragraph (b) of Section 9.14); provided that no such agreement shall (i) increase the Commitment of any Lender or extend the expiration date of any Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive all or part of the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the prior written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or the required date of reimbursement of any LC Disbursement, or date for the payment of any interest on any Loan or any fee, or reduce the amount of, waive or excuse any such payment, without the prior written consent of each Lender adversely affected thereby, (iv) release all or substantially all the Credit Parties from their Guarantees under the Guarantee and Collateral Agreement, or release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly permitted hereby or by any Security Document, including Section 11.13 of the Guarantee and Collateral Agreement), (v) release any Credit Party from its Guarantee under the Guarantee and Collateral Agreement, or release any material Collateral from the Liens of the Security Documents, without the written consent of the Supermajority Lenders (except as expressly permitted hereby or by any Security Document, including Section 11.13 of the Guarantee and Collateral Agreement), (vi) change any provision of the Guarantee and Collateral Agreement or any other Security Document to alter the amount or allocation of any payment to be made to the Secured Parties without the consent of each adversely affected Lender, (vii) change Section 2.17 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender adversely affected thereby, (viii) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (ix) change any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of the other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the affected Class, (x) change any provision of Section 2.20 or of the definition of “Bankruptcy Event”, “Defaulting Lender”, “DL Party”, “Excess Amount” or “Lender Parent” without the written consent of the Administrative Agent, each Swingline Lender and each Issuing Bank or (xi) change any provision of Section 9.25 without the written consent of each Restricted DL Party; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, Issuing Bank or Swingline Lender under any Credit Document, or any provision of any Credit Document providing for payments by or to the Administrative Agent, any Issuing Bank or any Swingline Lender (or, in the case of any Issuing Bank, any provision of Section 2.04 affecting such Issuing Bank or any provision relating to the purchase of participations in Letters of Credit, or, in the case of any Swingline Lender, any provision of Section 2.05 affecting such Swingline Lender or any provision relating to the purchase of participations in Swingline Loans), in each case without the prior written consent of such Agent, Issuing Bank or Swingline Lender, as the case may be. Notwithstanding the foregoing, so long as the rights or interests of any Lender shall not be adversely affected in any material respect, the Guarantee and Collateral Agreement or any other Security Document may be amended without the consent of the Majority Lenders (A) to cure any ambiguity, omission, defect or inconsistency, or (B) to provide for the addition of any assets or classes of assets to the Collateral. Any amendment, modification or waiver of this Agreement that by its terms affects the rights or duties under this Agreement of the ABT Lenders (but not the German Lenders) or the German Lenders (but not the ABT Lenders) may be effected by an agreement or agreements in writing entered into by Goodyear, the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Goodyear, the Borrowers, the Administrative Agent (and, if their rights or obligations are affected thereby or if their consent would be required under the preceding provisions of this paragraph, the Issuing Banks and Swingline Lenders) and the Lenders that will remain parties hereto after giving effect to such amendment if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (2) in connection with the effectiveness of such amendment, each Lender not consenting thereto shall receive payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement (it being understood that such non-consenting Lenders shall cease to be Lenders upon the termination of any such Commitments and the making of such payment in full).

(c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Credit Documents may be amended on one occasion to establish one or more new Classes of Commitments by converting the currency in which existing Commitments are denominated from Euros to like amounts of U.S. Dollars (based on exchange rates prevailing at or about the date of such conversion, as determined based on a reference page to be agreed upon), by an agreement in writing entered into by each applicable Borrower, the Administrative Agent, the Collateral Agent and each Lender that shall agree to such conversion of all or part of its Commitments and treating such converted Commitments, as applicable, as one or more new Classes. Any such agreement shall amend the provisions of this Agreement and the other Credit Documents to set forth the terms of each Class of Commitments established thereby and to effect such other changes (including changes to the provisions of this Section, Section 2.17 and the definition of “Majority Lenders”) as the Borrowers and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class; provided that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iv), (v), (vi) or (viii) of paragraph (b) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any conversion of the currency in which Commitments are denominated or the establishment of any new Class of Commitments in connection therewith and the amendments in connection therewith that are referred to in this paragraph will not, of themselves, be deemed to effect any of the changes described in clauses (i) through (vii) of such paragraph (b)), (ii) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited or (iii) change any other provision of this Agreement or any other Credit Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding such new Class of Commitments. The Loans, Commitments and Borrowings of any Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Guarantee and Collateral Agreement and the Security Documents supporting the respective Classes of Loans of the applicable Borrower or Borrowers, as the case may be, and GEBV and the Borrowers shall cause the Grantors to take all such actions as shall be required to ensure that they do so benefit. At any time the Borrowers wish to establish a new Class of Commitments pursuant to this paragraph, the Borrowers shall offer each Lender the opportunity to convert its applicable Commitments. If a greater amount is tendered for conversion than the Borrowers wish to convert, the Commitments of each tendering Lender shall be accepted for conversion on a pro rata basis based on the percentage of all the applicable Commitments tendered by all Lenders represented by the amount tendered by such Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) GEBV shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents and the Arrangers, and Allen & Overy and other local and foreign counsel for the Agents and the Arrangers, limited to one per jurisdiction for all the Agents and Arrangers, taken as a whole, in connection with the Security Documents and the creation and perfection of the Liens created thereby and other local and foreign law matters) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender (limited to one per jurisdiction for all the Agents, Arrangers, Issuing Banks and Lenders, taken as a whole), in connection with the enforcement or protection of their rights in connection with this Agreement, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Letters of Credit. GEBV shall pay all out-of-pocket expenses incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by this Agreement, including all filing, recording and similar fees and, as more specifically set forth above, the reasonable fees and disbursements of counsel (including a single firm of local counsel in each relevant jurisdiction).

(b) GEBV shall indemnify the Agents, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable fees, disbursements and other charges of one firm of counsel selected by the Administrative Agent for all Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs GEBV of such conflict and thereafter retains its own counsel, one firm of counsel for such affected Indemnitee and, if necessary, a single local counsel in each appropriate jurisdiction for such affected Indemnitee)), incurred by or asserted against any Indemnitee and arising out of (i) the execution or delivery of this Agreement or any other Credit Document or other agreement or instrument contemplated hereby, the syndication and arrangement of the credit facilities provided for herein, the performance by the parties hereto of their respective obligations or the exercise by the parties hereto of their rights hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by GEBV or any GEBV Subsidiary, or any Environmental Liability related in any way to GEBV or any GEBV Subsidiary, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated against or by any Indemnitee, any party to any Credit Document, any Related Party of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from (i) the willful misconduct or gross negligence of such Indemnitee or any of its Related Parties, as determined in a final, non-appealable judgment by a court of competent jurisdiction, (ii) the material breach by such Indemnitee or any of its Related Parties of agreements set forth herein or in any other Credit Document, as determined in a final, non-appealable judgment by a court of competent jurisdiction, or (iii) any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of any Borrower or any of its Related Parties and that is brought by an Indemnitee against any other Indemnitee (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against any of the Agents or Arrangers in their respective capacities or in fulfilling their respective roles as Agents or Arrangers or similar roles under the Credit Documents or in respect of the credit facilities provided for herein); and provided further, that GEBV will not be liable under this Section for any settlement of any claim, action, suit, inquiry, litigation, investigation or proceeding unless such settlement is approved in writing by GEBV (such approval not to be withheld, conditioned or delayed if the terms of the settlement are reasonable under the circumstances). Notwithstanding any other provision of this Agreement, none of the Indemnitees, Goodyear or its Affiliates or its or their representatives shall be liable for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) in connection with this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Letter of Credit or Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith; provided that this sentence shall not limit the indemnity and reimbursement obligations of GEBV to the extent such special, indirect, consequential or punitive damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under this paragraph.

(c) To the extent that GEBV fails to pay any amount required to be paid by it to any Agent, any Arranger, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, Arranger, Issuing Bank or Swingline Lender, as the case may be, such Lender’s ratable percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the outstanding Loans and LC Exposures and unused Commitments of such Lender and the other Lenders (or, if the Commitments of any Class shall have terminated and there shall be no outstanding Loans or LC Exposures of such Class, based on the Loans and LC Exposures and unused Commitments of such Class most recently in effect)) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, Arranger, Issuing Bank or Swingline Lender, as the case may be, in its capacity as such.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) subject to Section 2.18, no Lender or Issuing Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below and Section 2.18, any Lender may assign to one or more assignees (other than Goodyear or a Subsidiary or a natural person, but including any CLO or other Approved Fund) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) GEBV; provided that no consent of GEBV shall be required for an assignment to a Lender, an Affiliate of a Lender, a Federal Reserve Bank or, if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender, a Federal Reserve Bank or an Approved Fund; and

(C) in the case of any assignment of an ABT Commitment or any interests in a Letter of Credit or LC Disbursement, each Swingline Lender and each Issuing Bank; provided that no consent of any Swingline Lender or any Issuing Bank shall be required for an assignment to a Federal Reserve Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than €1,000,000 or, if smaller, the entire remaining amount of the assigning Lender’s Commitment of the applicable Class unless each of GEBV and the Administrative Agent shall otherwise consent, provided (i) that no such consent of GEBV shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing and (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall, except as contemplated by Section 2.18, execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of €2,000; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. Each assignment hereunder shall be deemed to be an assignment of the related rights under the Guarantee and Collateral Agreement and each other applicable Security Document.

(iv) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and, as to entries pertaining to it, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender (except as contemplated by Section 2.18) and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under this Agreement or under any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;

(v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will not book any Loan or hold any participation in any Letter of Credit, LC Disbursement or Swingline Loan at an Austrian branch or through an Austrian Affiliate and will comply with Section 9.20 of this Agreement; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(vii) Upon any assignment pursuant to this Section 9.04(b), GEBV (or the Administrative Agent, at the expense of GEBV) shall promptly notify each Subsidiary Guarantor organized under the laws of (A) the Republic of France of such assignment by written notice in accordance with Article 1324 of the French Civil Code and (B) Luxembourg of such assignment in accordance with Article 1690 of the Luxembourg Civil Code. If such assignment is made without GEBV’s consent, the Administrative Agent shall provide prompt written notice of such assignment to GEBV.

(viii) For the purposes of paragraph 2 of Article 1334 of the French Civil Code, each party hereto agrees that upon any novation under this Section 9.04(b), the security interests created and Guarantees made pursuant to the Security Documents shall be preserved and shall continue in full force for the benefit of the assignee and the other Secured Parties. A transfer by way of novation under this Section 9.04(b) is also a novation (novation) within the meaning of Articles 1329 et seq. of the French Civil Code.

(ix) For the purposes of Italian law only, any assignment or transfer made under an Assignment and Assumption shall be deemed to constitute a cessione totale o parziale del contratto or a cessione del credito or otherwise a successione a titolo particolare and shall not entail under Italian law a novazione of (or have an effetto novativo on) the Obligations. Furthermore, GEBV hereby expressly consents to any assignment pursuant to this Section 9.04(b) by any Lender to any other Lender according to Article 1407 of the Italian Civil Code.

(c) (i) Any Lender may, without the consent of Goodyear, GEBV, any other Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, each Issuing Bank, each Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation pursuant to this Section 9.04(c) shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant to which it has sold a participation and the principal amounts (and stated interest) of each such participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loans or other rights and obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes under this Agreement, notwithstanding any notice to the contrary. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02, would require the consent of each affected Lender. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations under Sections 2.16(f) and (g) (it being understood that the documentation required under Sections 2.16(f) and (g) shall be delivered to the applicable Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with GEBV’s prior written consent, which consent shall specifically refer to this exception.

(d) Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, the replacement of any Lender pursuant to Section 2.18 shall be deemed an assignment pursuant to Section 9.04(b) and shall be valid and in full force and effect for all purposes under this Agreement.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by Goodyear, GEBV and each other Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit or the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement, the other Credit Documents, the Issuing Bank Agreements and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment, engagement or fee letter that by the terms of such document survive the execution and delivery of this Agreement). Except as provided in Section 4.01, the amendment and restatement of this Agreement contemplated by the Amendment and Restatement Agreement shall become effective as provided in the Amendment and Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of the Amendment and Restatement Agreement by telecopy, emailed ..pdf, or any other electronic means that reproduces an image of the actual executed signature page, shall be as effective as delivery of a manually executed counterpart of the Amendment and Restatement Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with the Amendment and Restatement Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative

Agent to accept electronic signatures in any form or format without its prior written consent. The Amendment and Restatement Agreement may be executed in counterparts (and by different parties thereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Each financial institution that shall be party to an Issuing Bank Agreement executed by GEBV and the Administrative Agent shall be a party to and an Issuing Bank under this Agreement, and shall have all the rights and duties of an Issuing Bank hereunder and under its Issuing Bank Agreement. Each Lender hereby authorizes the Administrative Agent to enter into Issuing Bank Agreements.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. No failure to obtain any approval required for the effectiveness of any provision of this Agreement shall affect the validity or enforceability of any other provision of this Agreement.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender, each Issuing Bank and each Affiliate of any of the foregoing is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each of the Lenders and the Issuing Banks under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Except as provided in the last sentence of this paragraph, each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect any right of the Collateral Agent to bring any action or proceeding relating to any Collateral in the courts of any jurisdiction where such Collateral is located or deemed located, or to bring any action or proceeding against a Borrower or Subsidiary Guarantor in the jurisdiction of such Borrower or Subsidiary Guarantor.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Borrower hereby appoints Goodyear as its agent for service of process in any action or proceeding arising out of or relating to this Agreement and consents to such service of process on Goodyear, in its capacity as such agent, in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, who have been informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory or self-

regulatory authority (including the NAIC) with jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that it shall, to the extent permitted by law and regulation, give Goodyear prompt notice after obtaining knowledge of any such subpoena or similar legal process so that Goodyear may at its own expense seek a protective order or other appropriate remedy), (d) to any other party to this Agreement, (e) to the extent necessary or advisable in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any credit insurance provider in connection with any credit insurance, or prospective credit insurance, relating to Goodyear or any Borrower and any of its obligations or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Goodyear or any Borrower and its obligations, (g) with the written consent of Goodyear or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Goodyear or any other party to this Agreement that is not known by the recipient to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information or (iii) was available to any Agent, any Issuing Bank or any Lender on a non-confidential basis prior to its disclosure by Goodyear or any other party to this Agreement from a source other than Goodyear or any other party to this Agreement that is not known by the recipient to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information. For the purposes of this Section, “Information” means all information received from Goodyear or Persons acting on its behalf relating to Goodyear or its business, other than, after the earlier of (A) the date that is four Business Days after the Restatement Effective Date or (B) the date on which Goodyear files a Form 8-K with the SEC with respect to this Agreement, information pertaining to this Agreement routinely provided by arrangers of credit facilities to data service providers, including league table providers, that serve the lending industry.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Security Documents. (a) Each Secured Party hereby authorizes and directs the Collateral Agent to execute and deliver each Security Document. Each Lender, by executing and delivering this Agreement, acknowledges receipt of a copy of the Guarantee and Collateral Agreement and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document, specifically including, without limitation, (i) the provisions of Section 5.03 of the Guarantee and Collateral Agreement (governing the distribution of proceeds realized from the exercise of remedies under the Security Documents), (ii) the provisions of Article VI of the Guarantee and Collateral Agreement (governing the manner in which the amounts of the Obligations (as defined in the Guarantee and Collateral Agreement) are to be determined at any time), (iii) the provisions of Articles VIII and IX of the Guarantee and Collateral Agreement (relating to the duties and responsibilities of the Collateral Agent and providing for the indemnification and the reimbursement of expenses of the Collateral Agent by the Lenders), and (iv) the provisions of Section 11.13 of the Guarantee and Collateral Agreement (providing for releases of Guarantees of and Collateral securing the Obligations). Each party hereto further agrees that the parties to the other Security Documents shall perform their obligations thereunder in accordance with the foregoing provisions of the Guarantee and Collateral Agreement.

(b) In addition, each Lender and Issuing Bank hereby consents to, and directs the Administrative Agent and the Collateral Agent on its behalf to enter into, any amendment of the Credit Documents that provides for the Collateral to secure, with a priority not greater than that of the Liens securing the Obligations, Swap Agreements entered into with any Lender or with any lender under any Credit Facilities Agreement or any Affiliate thereof and any refinancings thereof and for Guarantees by the Guarantors of such Swap Agreements, provided that the applicable approvals for such amendments have been obtained under each applicable Credit Facilities Agreement (other than this Agreement) and the documentation governing any such refinancing.

(c) In case of any assignment or transfer of all or any part of the rights and obligations, including by way of novation, of any Secured Party on the Restatement Effective Date or at any other time under or in connection with this Agreement or the Guarantee and Collateral Agreement or any other agreements or instruments from time to time giving rise to the Applicable Secured Obligations, the guarantees and security interests under the Security Documents (including those governed by Romanian law) will be preserved and will remain in full force and effect for the benefit of any successors, assignees or transferees of the respective Secured Party and the other Secured Parties. With respect to the Security Documents governed by Italian law, any assignment or transfer shall be construed under Italian law as a cessione totale o parziale del contratto or a cessione del credito or otherwise a successione a titolo particolare and shall not entail under Italian law a novazione (or have an effetto novativo on) of this Agreement or the Guarantee and Collateral Agreement or the Security Documents governed by Italian law or any other agreements or instruments from time to time giving rise to the Applicable Secured Obligations.

SECTION 9.15. Collateral Agent as Joint and Several Creditor. (a) Each Secured Party and each Credit Party agrees that the Collateral Agent shall be the joint and several creditor (together with the relevant other Secured Parties) of each and every payment obligation of each Credit Party towards each of the Secured Parties under the Credit Documents or, to the extent included in the Obligations, under any Swap Agreement or arising out of or in connection with cash management or other similar services provided by any Secured Party and that accordingly the Collateral Agent will have its own independent rights to demand from each Credit Party in satisfaction of those obligations and shall hold any security interest created pursuant to any Security Document to secure those obligations in its own name, and not solely as agent or mandatory (lasthebber) for the Secured Parties, with full and unrestricted entitlement to and authority in respect of such security interest; provided that it is expressly acknowledged that any discharge of any payment obligation to either of the Collateral Agent or the relevant Secured Parties shall to the same extent discharge the corresponding obligation owing to the other.

(b) Without limiting or affecting the Collateral Agent’s rights against each Credit Party (whether under this Section 9.15 or on any other provisions of the Credit Documents), the Collateral Agent agrees with each Secured Party that it will not exercise its right as joint and several creditor with such Secured Party except with the prior written consent of such Secured Party; provided, however, that for the avoidance of doubt, nothing in this sentence in any way limits the Collateral Agent’s rights to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and the relevant Security Documents. Any amounts recovered by the Collateral Agent as a result of the operation of this Section 9.15 shall be held for the benefit of the applicable Secured Party or Secured Parties to be applied in accordance with the provisions hereof and of the Security Documents.

SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of Goodyear or any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of Goodyear and each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor agrees to return the amount of any excess to Goodyear and the Borrowers (or to any other Person who may be entitled thereto under applicable law). The obligations of Goodyear and the Borrowers and any Applicable Creditor contained in this Section 9.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.17. Dutch Act on Financial Supervision. (a) On the date of this Agreement, each Person which is a Lender under this Agreement, including after giving effect to the assignments made pursuant to Section 4(iii) of the Amendment and Restatement Agreement, is a Non-Public Lender.

(b) At the time of each assignment under Section 9.04, if at the time thereof it is a requirement of Dutch law, the assignee shall be a Non-Public Lender. If on the date of an assignment, it is a requirement of Dutch law that an assignee must be a Non-Public Lender, GEBV must make the representation that it has verified the status of each person which is a Lender under this Agreement as a Non-Public Lender. On the date that an assignee becomes party to this Agreement as a Lender that Lender hereby represents and warrants that on that date it is a Non-Public Lender, as evidenced by a verification letter delivered to GEBV in substantially the form attached hereto as Exhibit F.

SECTION 9.18. Power of Attorney. Each Lender, the Administrative Agent and each Issuing Bank hereby (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) (i) authorizes the Collateral Agent as its agent and attorney to execute and deliver, on behalf of and in the name of such Lender, the Administrative Agent or Issuing Bank (or Affiliate), all and any Credit Documents (including without limitation Security Documents) and related documentation, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose, and (iii) authorizes the Collateral Agent to do any and all acts and to make and receive all declarations which are deemed necessary or appropriate by the Collateral Agent. The Lenders and the Issuing Banks hereby (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) relieve the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code to the extent legally possible for such Lender or Issuing Bank. A Lender or Issuing Bank that is excluded from granting such exemption for legal reasons shall notify the Administrative Agent accordingly. The Collateral Agent may also relieve agents and attorneys appointed pursuant to the powers granted under this Section 9.18 from the restrictions imposed by Section 181 of the German Civil Code, subject to the limitations set forth in the preceding sentence. For the purposes of Italian law, each Lender and each Issuing Bank (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) expressly (i) appoints the Collateral Agent (and any agents and attorneys appointed under this Section 9.18) to be its agent (mandatario con rappresentanza) for the purpose of executing in its name and on its behalf any Credit Document which is expressed to be governed by Italian law; (ii) grants the Collateral Agent the powers to negotiate and approve the terms and conditions of such Credit Documents, execute any other agreement or instruments, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, confirmation, extension, enforcement and release, in whole or in part, of the security created thereunder, in each case in the name and on behalf of it and the other Secured Parties; (iii) consents that the Collateral Agent may act as its agent (mandatario con rappresentanza) in all cases of conflict of interest and self-dealing (including, but not limited to, a situation in which the Collateral Agent acts simultaneously in the name and/or on behalf (a) of any Secured Party, on the one hand, and (b) of any Credit Party, on the other hand) in accordance with Article 1394 and execute each Credit Document expressed to be executed by the Collateral Agent on its behalf including to execute any document with itself (contratto con se stesso) in accordance with Article 1395 of the Italian Civil Code. Any attorney appointed by the Collateral Agent pursuant to this Section 9.18 may grant sub-power to a sub-attorney in the same scope.

SECTION 9.19. USA PATRIOT Act Notice. Each Lender and Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender or Issuing Bank) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the USA PATRIOT Act.

SECTION 9.20. Austrian Matters.

(a) Notices with respect to Austria. Each party to this Agreement agrees that it will (i) only send notices and other written references to this Agreement or any other Credit Document (this Agreement, the other Credit Documents and any notices or other written confirmations or references to this Agreement or any other Credit Document, each, a “Stamp Duty Sensitive Document”) to or from Austria by email which do not contain the signature of any party (whether manuscript or electronic, including, for the avoidance of doubt, the name of an individual or other entity) and (ii) not send fax or scanned copies of a signed Stamp Duty Sensitive Document to or from Austria.

(b) Agreement to be Kept Outside Austria. No party to this Agreement shall bring or send to or otherwise produce in Austria (x) an original copy, notarised copy or certified copy of any Stamp Duty Sensitive Document, (y) a copy of any Stamp Duty Sensitive Document signed or endorsed by one or more parties or (z) any other document constituting substitute documentation of a Stamp Duty Sensitive Document other than in the event that:

(i) this does not cause a liability of a party to this Agreement to pay stamp duty in Austria;

(ii) a party to this Agreement wishes to enforce any of its rights under or in connection with such Stamp Duty Sensitive Document in Austria and is only able to do so by bringing, sending to or otherwise producing in Austria (x) an original copy, notarised copy or certified copy of the relevant Stamp Duty

Sensitive Document or (y) a copy of any Stamp Duty Sensitive Document signed or endorsed by one or more parties and it would not be sufficient for that party to bring, send to or otherwise produce in Austria a simple copy (i.e. a copy which is not an original copy, notarised copy or certified copy) of the relevant Stamp Duty Sensitive Document for the purposes of such enforcement. In connection with the foregoing, each party to this Agreement agrees that in any form of proceedings in Austria simple copies may be submitted by either party to this Agreement and undertakes to refrain from (I) objecting to the introduction into evidence of a simple copy of any Stamp Duty Sensitive Document or raising a defense to any action or to the exercise of any remedy for the reason of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such simple copy actually introduced into evidence does not accurately reflect the content of the original document and (II) contesting the authenticity (Echtheit) of a simple copy of any such Stamp Duty Sensitive Document before an Austrian court or authority, unless such simple copy does not accurately reflect the content of the original document; or

(iii) a party to this Agreement is required by law, governmental body, court, authority or agency pursuant to any law or legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise), to bring an original, notarised copy or certified copy of any Stamp Duty Sensitive Document into Austria.

(c) Austrian Stamp Duty. Notwithstanding any other provisions in any of the Credit Documents, if any liability to pay Austrian stamp duties is triggered:

(i) as a result of a party to this Agreement (1) breaching its obligations under paragraph (a), (b) or (d) of this Section, or (2) booking its Loans or making or accepting performance of any rights or obligations under this Agreement or any of the other Credit Documents through an entity organized under the laws of the Republic of Austria or a branch or an Affiliate, located or organized in the Republic of Austria, of an entity organized under the laws of a jurisdiction other than the Republic of Austria, that party shall pay such stamp duties; and

(ii) in circumstances other than those described in clause (i) of this paragraph (c), the Borrower shall be liable for the payment of all such stamp duties.

(d) Place of Performance Outside Austria. Each of the parties hereto agrees that the exclusive place of performance (Erfüllungsort) for all rights and obligations under this Agreement and the other Credit Documents shall be in any case outside the Republic of Austria, and the payment of amounts under this Agreement must be made from and to a bank account outside the Republic of Austria. The Administrative Agent, the Collateral Agent and each Lender agrees to designate and maintain one or more accounts at one or more lending offices located outside the Republic of Austria to which all amounts payable to such party under this Agreement and the other Credit Documents shall be made. It is expressly agreed between the parties hereto that any such performance within Austria will not establish Austria as the place of performance and shall be deemed not effective with respect to any party hereto; in particular such performance shall not discharge a party from its obligations under this Agreement.

SECTION 9.21. [Intentionally omitted].

SECTION 9.22. No Fiduciary Relationship. Each of Goodyear and the Borrowers, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Goodyear, the Borrowers, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.

SECTION 9.23. Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Goodyear, the Borrowers or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to Goodyear, the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including, to the extent such laws are applicable, Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including, to the extent such laws are applicable, Federal, state and foreign securities laws.

SECTION 9.24. Danish Matters. Without limitation of any other provision herein, each Secured Party hereby irrevocably: (i) appoints the Collateral Agent to act as its agent under and in connection with the Security Documents; (ii) authorizes the Collateral Agent on its behalf to sign, execute and enforce the Security Documents; (iii) authorizes the Collateral Agent on its behalf to perform the duties and to exercise the rights, powers, authorities and discretions that are specifically given to it under or in connection with the Security Documents, together with any other incidental rights, powers, authorities and discretions, in each case including, but not limited to, for the purposes of §§1(3) and 18(1) of the Danish Capital Markets Act (kapitalmarkedsloven).

SECTION 9.25. Sanctions. (a) In relation to each Restricted DL Party, the representations contained in Section 3.13(b) and the covenants contained in Sections 5.06(c) and 6.12(b), shall only apply for the benefit of that Restricted DL Party to the extent that such benefit does not result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/1996, (ii) section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or (iii) a similar anti-boycott statute. In addition, with respect to each German Credit Party, the representations contained in Section 3.13(b) and the covenants contained in Sections 5.06(c) and 6.12(b) shall not be representations and covenants of such German Credit Party to the extent that such representations and covenants would result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/1996, (ii) section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or (iii) a similar anti-boycott statute.

(b) In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction relating to any part of Section 3.13(b), 5.06(c) or 6.12(b) (each a “Relevant Measure”):

(i) each Restricted DL Party shall, without undue delay following its receipt of a request for a Relevant Measure, inform the Administrative Agent whether or not that Restricted DL Party has, in the given circumstances in accordance with the above, the benefit of the relevant representations and/or covenants in respect of which that Relevant Measure is sought; and

(ii) if (A) a Restricted DL Party informs the Administrative Agent in accordance with paragraph (i) above that the Restricted DL Party does not have, in the given circumstances in accordance with the above, the benefit of the relevant representations and/or covenants in respect of which that Relevant Measure is sought or (B) a Restricted DL Party does not inform the Administrative Agent in accordance with paragraph (i) above within five Business Days after that Restricted DL Party’s receipt of the request for that Relevant Measure:

(a) the Commitments of a Lender that is a Restricted DL Party; and

(b) the vote of any other Restricted DL Party which would be required to vote in accordance with the provisions of this Agreement will be disregarded in all respects for the purpose of determining whether the consent of the requisite DL Parties to approve such Relevant Measure has been obtained or whether such Relevant Measure by the requisite DL Parties has been made.

SECTION 9.26. Acknowledgement and Consent to Bail-In of Applicable Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Applicable Financial Institution arising under any Credit Document may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Applicable Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Applicable Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability to the extent necessary to give effect to any Bail-In Action with respect to any such liability.

(c) The following terms shall, for purposes of this Agreement, have the meanings set forth below:

“Applicable Financial Institution” means (a) any institution established in any EEA Member Country or the United Kingdom which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country or the United Kingdom which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country or the United Kingdom which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Applicable Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) in relation to the United Kingdom (in the event of the withdrawal by the United Kingdom from the European Union), Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority (including any delegatee or delegate) having responsibility for the resolution of any Applicable Financial Institution.

“Write-Down and Conversion Powers” means, with respect to any Resolution Authority, the write-down and conversion powers of such Resolution Authority from time to time under the applicable Bail-In Legislation or any similar or analogous powers under the applicable Bail-In Legislation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GOODYEAR TIRE & RUBBER COMPANY

by	/s/ Peter R. Rapin
	Name:	Peter R. Rapin
	Title:	Vice President, Tax and Treasurer

GOODYEAR EUROPE B.V.,

by	/s/ Victor Pausin
	Name:	Victor Pausin
	Title:	Attorney-in-fact

GOODYEAR DUNLOP TIRES GERMANY GMBH

by	/s/ Goran Zubanovic
	Name:	Goran Zubanovic
	Title:	Managing Director

by	/s/ Sturmius Wehner
	Name:	Sturmius Wehner
	Title:	Managing Director

GOODYEAR DUNLOP TIRES OPERATIONS S.A.,

by	/s/ Victor Pausin
	Name:	Victor Pausin
	Title:	Attorney-in-fact

J.P. MORGAN EUROPE LIMITED, as Administrative Agent,

by	/s/ Fatma Mustafa
	Name:	Fatma Mustafa
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., individually and as collateral agent, Issuing Bank and Swingline Lender,

by	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

Lender:	GOLDMAN SACHS BANK USA

	By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

Lender:	NATIXIS

	By:	/s/ Patrick Senderens
Name: Patrick Senderens
Title: Senior Banker

	By:	/s/ Lionel Slama
Name: Lionel Slama
Title: Associate

Lender:	Wells Fargo Bank N.A.

	By:	/s/ Kara Treiber
Name: Kara Treiber
Title: Director

Lender:	BANQUE ET CAISSE D’EPARGNE DE L’ETAT, LUXEMBOURG

	By:	/s/ Philippe Hennes
Name: Philippe Hennes
Title: Chef de la division

	By:	/s/ Nobby Brausch
Name: Nobby Brausch
Title: Directeur adjoint Chef de departement

Lender:	BANQUE INTERNATIONALE À LUXEMBOURG SOCIÉTÉ ANONYME

	By:	/s/ Christian Straus
Name: Christian Straus
Title: Directeur adjoint

	By:	/s/ Tom Lesset
Name: Tom Lesset
Title: Managing Director

Lender:	Commerzbank AG Frankfurt am Main

	By:	/s/ Norbert Feil
Name: Norbert Feil
Title: Director

	By:	/s/ Thomas Krause
Name: Thomas Krause
Title: Director

Lender:	THE NORTHERN TRUST COMPANY

	By:	/s/ Joshua Metcalf
Name: Joshua Metcalf
Title: VP

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

by	/s/ Brian Crowley
	Name:	Brian Crowley
	Title:	Managing Director

by	/s/ Luis Ruigomez
	Name:	Luis Ruigomez
	Title:	Executive Director

Lender:	ING Bank N.V., Dublin Branch

	By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

	By:	/s/ Padraig Matthews
Name: Padraig Matthews
Title: Director

Lender:	BANCO BRADESCO S.A. - NEW YORK BRANCH

	By:	/s/ Fabiana Paes de Barros
Name: Fabiana Paes de Barros
Title: Departmental Manager

	By:	/s/ Marcio Bonilha Neto
Name: Marcio Bonilha Neto
Title: International Business Coordinator

Lender:	Mizuho Bank, Ltd.

	By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Schedule 1.01 to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 1.01(a)

APPLICABLE ASSETS OF GEBV

1.	All Capital Stock in:

(i)	Dunlop Tyres Ltd;

(ii)	Goodyear Belgium SA/NV;

(iii)	Goodyear Dunlop Tires Austria GmbH;

(iv)	Goodyear Dunlop Tires Czech s.r.o.;

(v)	Goodyear Dunlop Tires España S.A.;

(vi)	Goodyear Dunlop Tires Germany GmbH;

(vii)	Goodyear Dunlop Tires Hellas S.A.I.C.;

(viii)	Goodyear Dunlop Tires Italia S.p.A.;

(ix)	Goodyear Dunlop Tires Operations S.A.;

(x)	Goodyear Dunlop Tires Polska Sp. z.o.o.;

(xi)	Goodyear Dunlop Tires Suisse S.A.;

(xii)	Goodyear Dunlop Tires Sverige A.B.;

(xiii)	Goodyear Dunlop Tires Romania S.r.L.;

(xiv)	Goodyear Dunlop Tyres UK Limited;

(xv)	Goodyear France S.A.S.;

(xvi)	all other Subsidiaries of GEBV required to be pledged pursuant to Section 5.08(b) of this Agreement; and

2.	All bank accounts, except for bank accounts included in or subject to a Qualified Receivables Transaction (such excluded bank accounts, the “Excluded Bank Accounts”).

The following assets, to the extent the perfection of a Lien thereon is governed by the laws of The Netherlands:

3.	All real estate and equipment (to the extent fixtures);

4.

All benefits under all insurances covering assets (unless the commercial effect of such a Lien is satisfactorily achieved by operation of law as a result of a Lien granted in such asset pursuant to another Security Document);

5.	All equipment;

6.	All inventory;

7.	All material contract rights; and

8.	All intercompany receivables.

For the avoidance of doubt, in determining whether a transaction involving bank accounts of GEBV constitutes a Qualified Receivables Transaction the further proviso of the definition of “Qualified Receivables Transaction” shall be disregarded.

Notwithstanding anything in the foregoing to the contrary, all Excluded Bank Accounts and all trade receivables shall not be Applicable Assets.

2

SCHEDULE 1.01(b)

APPLICABLE ASSETS OF THE GERMAN GRANTORS

For purposes of this Schedule 1.01(b), “German Grantor” means a Grantor organized under the laws of the Federal Republic of Germany.

1.	All Capital Stock in:

(i)	4 Fleet Group GmbH;

(ii)	GD Handelssysteme GmbH;

(iii)	Goodyear Dunlop Tires Manufacturing GmbH and Co. KG; and

(iv)	all other Subsidiaries of the German Grantors required to be pledged pursuant to Section 5.08(b) of this Agreement; and

2.	All bank accounts of:

(i)

each German Grantor except for GDTG (the “German Securitization Grantor”), provided that if and to the extent permitted under the relevant provisions of this Agreement any German Grantor becomes a party to a Qualified Receivables Transaction, all necessary releases of any Lien in its bank accounts pursuant to any Security Document will be immediately and unconditionally granted to facilitate such Qualified Receivables Transaction and such German Grantor will be considered a German Securitization Grantor; and

(ii)

each German Securitization Grantor which is not, and in the immediately preceding six month period has not been, a party to a Qualified Receivables Transaction, provided that all necessary releases thereof will be immediately and unconditionally granted to facilitate any subsequent Qualified Receivables Transaction.

The following assets, to extent the perfection of a Lien thereon is governed by the laws of the Federal Republic of Germany:

3.	All real estate and equipment (to the extent fixtures);

4.

All benefits under all insurances covering assets (unless the commercial effect of such a Lien is satisfactorily achieved by operation of law as a result of a Lien granted in such asset pursuant to another Security Document);

5.	All equipment;

6.

All inventory except for inventory of 4 Fleet Group GmbH, GD Handelssysteme GmbH and Goodyear Dunlop Tires Manufacturing GmbH and Co. KG, and to the extent that such inventory remains immaterial and where the costs and burdens to the German Grantors of a security transfer in respect thereof outweigh the incremental benefits thereof to the Lenders;

3

7.	All material contract rights;

8.

All intercompany receivables other than claims by a German Grantor on a Person identified to the Collateral Agent as a Person used in a Qualified Receivables Transaction (or any successor thereto used in such Qualified Receivables Transaction or in a replacement or refinancing thereof) in respect of loans or deposits made by such German Grantor in order to fund security deposits or reserves relating to receivables of such German Grantor pursuant to a Qualified Receivables Transaction. Dunlop Tyres Limited is hereby identified to the Collateral Agent as a Person used in a Qualified Receivables Transaction.

9.	All trade receivables of:

(i)

each German Grantor other than the German Securitization Grantors, provided that if and to the extent permitted under the relevant provisions of this Agreement any German Grantor becomes a party to a Qualified Receivables Transaction, all necessary releases of any Lien in its trade receivables pursuant to any Security Document will be immediately and unconditionally granted to facilitate such Qualified Receivables Transaction and such German Grantor will be considered a German Securitization Grantor; and

(ii)

each German Securitization Grantor which is not, and in the immediately preceding six month period has not been, a party to a Qualified Receivables Transaction, provided that all necessary releases thereof will be immediately and unconditionally granted to facilitate any subsequent Qualified Receivables Transaction.

For the avoidance of doubt, in determining whether a transaction involving bank accounts and accounts receivable of any German Grantor constitutes a Qualified Receivables Transaction the further proviso of the definition of “Qualified Receivables Transaction” shall be disregarded.

4

SCHEDULE 1.01(c)

APPLICABLE ASSETS OF LUXEMBOURG GRANTORS

For purposes of this Schedule 1.01(c), “Luxembourg Grantor” means a Grantor organized under the laws of Luxembourg.

1.	All Capital Stock in:

(i)	Goodyear Belgium SA/NV;

(ii)	Goodyear Dunlop Sava Tires d.o.o.;

(iii)	Goodyear Dunlop Tires Amiens Sud S.A.S.;

(iv)	Goodyear Dunlop Tires Germany GmbH;

(v)	Luxembourg Mounting Center S.A.; and

(vi)	all other Subsidiaries of the Luxembourg Grantors required to be pledged pursuant to Section 5.08(b) of this Agreement; and

2.	All bank accounts, except for bank accounts included in or subject to a Qualified Receivables Transaction (such excluded bank accounts, the “Excluded Bank Accounts”).

The following assets to the extent (except as set forth in clause 6 below) the perfection of a Lien thereon is governed by the laws of Luxembourg:

3.	All rights in real estate and equipment (to the extent fixtures);

4.

All benefits under all insurances covering assets (unless the commercial effect of such a Lien is satisfactorily achieved by operation of law as a result of a Lien granted in such asset pursuant to another Security Document);

5.	All assets falling within the scope of a pledge over business by way of a gage sur fonds de commerce, including inventory but excluding intellectual property;

6.

All inventory (except for inventory held externally with car manufacturers in Germany) and equipment located in the United Kingdom, The Netherlands or Germany, to the extent the perfection of a Lien thereon is governed by the laws of the United Kingdom, The Netherlands, or the Federal Republic of Germany, respectively;

7.	All equipment falling within the scope of a pledge over business by way of a gage sur fonds de commerce;

8.	All material contract rights; and

9.	All intercompany receivables.

5

For the avoidance of doubt, in determining whether a transaction involving bank accounts of any Luxembourg Grantor constitutes a Qualified Receivables Transaction the further proviso of the definition of “Qualified Receivables Transaction” shall be disregarded.

Notwithstanding anything in the foregoing to the contrary, all Excluded Bank Accounts and all trade receivables shall not be Applicable Assets.

6

SCHEDULE 1.01(d)

APPLICABLE ASSETS OF UK GRANTORS

For purposes of this Schedule 1.01(d), “UK Grantor” means a Grantor organized under the laws of England and Wales.

1.	All Capital Stock in all Subsidiaries of the UK Grantors required to be pledged pursuant to Section 5.08(b) of this Agreement; and

2.	Substantially all other assets to the extent (other than with respect to bank accounts) the perfection of a Lien thereon is governed by the laws of the United Kingdom, excluding:

(i)

claims by any UK Grantor on a Person identified to the Collateral Agent as a Person used in a Qualified Receivables Transaction (or any successor thereto used in such Qualified Receivables Transaction or in a replacement or refinancing thereof) in respect of loans or deposits made by such UK Grantor in order to fund security deposits or reserves relating to receivables of such UK Grantor pursuant to a Qualified Receivables Transaction. Dunlop Tyres Limited is hereby identified to the Collateral Agent as a Person used in a Qualified Receivables Transaction; and

(ii)

bank accounts and accounts receivable included in or subject to a Qualified Receivables Transaction, and also excluding bank accounts and accounts receivable intended to be included in or subject to a Qualified Receivables Transaction. For the avoidance of doubt, any or all bank accounts and accounts receivable of any UK Grantor may be included in a Qualified Receivables Transaction.

For the avoidance of doubt, in determining whether a transaction involving bank accounts and accounts receivable of any UK Grantor constitutes a Qualified Receivables Transaction the further proviso of the definition of “Qualified Receivables Transaction” shall be disregarded.

7

SCHEDULE 1.01(e)

APPLICABLE ASSETS OF THE FRENCH GRANTORS

For purposes of this Schedule 1.01(e), “French Grantor” means a Grantor organized under the laws of France.

1.	All Capital Stock in:

(i)	Goodyear Dunlop Tires España S.A.;

(ii)	Goodyear Dunlop Tires Italia S.p.A.;

(iii)	Goodyear Dunlop Tires Polska Sp. z.o.o.;

(iv)	Vulco Developpement S.A.;

(v)	all other Subsidiaries of the French Grantors required to be pledged pursuant to Section 5.08(b) of this Agreement; and

2.	All bank accounts of:

(i)

French Grantors except for Goodyear Dunlop Tires France S.A. (the “French Securitization Grantor”), provided that if and to the extent permitted under the relevant provisions of this Agreement any French Grantor becomes a party to a Qualified Receivables Transaction, all necessary releases of any Lien in its bank accounts pursuant to any Security Document will be immediately and unconditionally granted to facilitate such Qualified Receivables Transaction and such French Grantor will be considered a French Securitization Grantor; and

(ii)

each French Securitization Grantor which is not, and in the immediately preceding six month period has not been, a party to a Qualified Receivables Transaction, provided that all necessary releases thereof will be immediately and unconditionally granted to facilitate any subsequent Qualified Receivables Transaction;

The following assets to the extent the perfection of a Lien thereon is governed by the laws of France:

3.

All real estate and equipment (to the extent fixtures) (except (a) for plot (parcelle) 233 located in Domerat in connection with its sale to the Communauté d’Agglomération Montluçonnaise, (b) all equipment, machinery and inventory (équipements) and possible extensions located in Montluçon (03) contained in the buildings which were used for the Dunlop Air Spring Activity, (c) its plots (parcelles) KT 266 located at 80, avenue Roger Dumoulin, Amiens, (d) its plots (parcelles) KT 206 located at 151, rue de Poulainville, Amiens and (e) all real estate and equipment relating to the retreading (rechapage) activity located in Riom (63));

8

4.

All benefits under all insurances covering assets (unless the commercial effect of such a Lien is satisfactorily achieved by operation of law as a result of a Lien granted in such asset pursuant to another Security Document);

5.	All assets falling within the scope of a pledge over business by way of a nantissement de fonds de commerce;

6.	All material contract rights;

7.

All receivables owing under intercompany loans and intercompany receivables owing by borrowers of intercompany loans, except for (a) claims by a French Grantor on Vulco Developpement S.A. and (b) claims by a French Grantor on a Person identified to the Collateral Agent as a Person used in a Qualified Receivables Transaction (or any successor thereto used in such Qualified Receivables Transaction or in a replacement or refinancing thereof) in respect of loans or deposits made by such French Grantor in order to fund security deposits or reserves relating to receivables of such French Grantor pursuant to a Qualified Receivables Transaction. Dunlop Tyres Limited is hereby identified to the Collateral Agent as a Person used in a Qualified Receivables Transaction; and

8.	All trade receivables of:

(i)

each French Grantor other than the French Securitization Grantors, provided that if and to the extent permitted under the relevant provisions of this Agreement any French Grantor becomes a party to a Qualified Receivables Transaction, all necessary releases of any Lien in its trade receivables pursuant to any Security Document will be immediately and unconditionally granted to facilitate such Qualified Receivables Transaction and such French Grantor will be considered a French Securitization Grantor; and

(ii)

each French Securitization Grantor which is not, and in the immediately preceding six month period has not been, a party to a Qualified Receivables Transaction, provided that all necessary releases thereof will be immediately and unconditionally granted to facilitate any subsequent Qualified Receivables Transaction.

For the avoidance of doubt, in determining whether a transaction involving bank accounts and accounts receivable of any French Grantor constitutes a Qualified Receivables Transaction the further proviso of the definition of “Qualified Receivables Transaction” shall be disregarded.

9

Schedule 1.01A to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 1.01A

US Consent Subsidiaries

•	MaxxiMarketing, LLC

Schedule 1.01B to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 1.01B

Senior Subordinated-Lien Indebtedness

•	All Senior Subordinated-Lien Indebtedness and the related Liens shall satisfy the requirements set forth in the definition of Senior Subordinated-Lien Indebtedness.

•

The documentation establishing or evidencing any Senior Subordinated- Lien Indebtedness (“SSLI Documentation”) shall contain no maintenance financial covenants that are not contained in this Agreement, and the financial levels or ratios required to be maintained by any such covenants shall be no more restrictive than those required to be maintained by corresponding covenants of this Agreement (it being understood that additional maintenance financial covenants may be included in any SSLI Documentation and, if they are, they shall automatically be included in this Agreement).

•

The SSLI Documentation shall permit (specifically, and not through a basket that could be exhausted by other financings) the refinancing of all Indebtedness under this Agreement, the First Lien Agreement and the Second Lien Agreement (or any refinancing Indebtedness in respect thereof) with new Indebtedness having a maturity no sooner than, a weighted average life no shorter than, and an aggregate principal amount or accreted value no greater than the fully drawn amount (plus fees and expenses, including any premium and defeasance costs of refinancing) of the refinanced indebtedness or commitments thereunder and secured on the same basis as the Indebtedness refinanced.

•

The SSLI Documentation shall not restrict (except for restrictions that a Financial Officer of Goodyear or GEBV shall have represented in a certificate to the Administrative Agent (which shall be deemed to be a Credit Document) will not materially interfere with Goodyear’s or any Borrower’s ability to effect) the securing of Indebtedness under this Agreement, the First Lien Agreement or the Second Lien Agreement or any refinancing Indebtedness in respect thereof or the cash collateralization of any letter of credit exposure thereunder (but may require that if Indebtedness under this Agreement, the First Lien Agreement or the Second Lien Agreement or related refinancing Indebtedness is secured by assets not securing the Indebtedness under this Agreement, the First Lien Agreement or the Second Lien Agreement on the Restatement Effective Date, a junior lien on such assets, subordinated under the Lien Subordination and Intercreditor Agreement (or in the case of any lien granted by any Grantor to secure indebtedness under this Agreement, a ratable or junior lien on such assets), must be granted to secure the Senior Subordinated-Lien Indebtedness).

The SSLI Documentation shall not restrict (except for restrictions that a Financial Officer of Goodyear or GEBV shall have represented in a certificate to the Administrative Agent (which shall be deemed to be a Credit Document) will not materially interfere with Goodyear’s or any Borrower’s ability to effect) the use of proceeds from any sale, transfer or other disposition of assets owned directly by (a) Goodyear or any “Grantor” under and as defined in the First Lien Agreement and the Second Lien Agreement to repay or prepay Indebtedness under the First Lien Agreement or the Second Lien Agreement or refinancing Indebtedness in respect thereof or to cash collateralize any letter of credit exposure thereunder, or (b) GEBV or any Grantor under this Agreement to repay or prepay Indebtedness under this Agreement or refinancing Indebtedness in respect thereof or to cash collateralize any letter of credit exposure thereunder.

2

Schedule 2.01 to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 2.01

COMMITMENTS

Lender	ABT Commitment	German Commitment	Total Commitment
JPMorgan Chase Bank, N.A.	€38,750,000.00	€11,250,000.00	€50,000,000.00
BGL BNP Paribas Société Anonyme	€38,750,000.00	€11,250,000.00	€50,000,000.00
Citibank, N.A.	€38,750,000.00	€11,250,000.00	€50,000,000.00
Deutsche Bank AG New York Branch	€38,750,000.00	€11,250,000.00	€50,000,000.00
Credit Agricole Corporate and Investment Bank	€38,750,000.00	€11,250,000.00	€50,000,000.00
HSBC France	€38,750,000.00	€11,250,000.00	€50,000,000.00
UniCredit Bank AG	€38,750,000.00	€11,250,000.00	€50,000,000.00
Barclays Bank PLC	€38,750,000.00	€11,250,000.00	€50,000,000.00
Bank of America, N.A.	€38,750,000.00	€11,250,000.00	€50,000,000.00
Goldman Sachs Bank USA	€31,000,000.00	€9,000,000.00	€40,000,000.00
Natixis	€31,000,000.00	€9,000,000.00	€40,000,000.00
Wells Fargo Bank, National Association	€31,000,000.00	€9,000,000.00	€40,000,000.00
Banque et Caisse d’Epargne de l’Etat, Luxembourg	€22,281,250.00	€6,468,750.00	€28,750,000.00
Banque Internationale à Luxembourg s.a.	€22,281,250.00	€6,468,750.00	€28,750,000.00
Commerzbank AG	€22,281,250.00	€6,468,750.00	€28,750,000.00
The Northern Trust Company	€22,281,250.00	€6,468,750.00	€28,750,000.00
Banco Bilbao Vizcaya Argentaria S.A. New York Branch	€22,281,250.00	€6,468,750.00	€28,750,000.00
ING Bank N.V., Dublin Branch	€22,281,250.00	€6,468,750.00	€28,750,000.00
Banco Bradesco S.A.- New York Branch	€22,281,250.00	€6,468,750.00	€28,750,000.00
Mizuho Bank, Ltd.	€22,281,250.00	€6,468,750.00	€28,750,000.00

TOTAL	€620,000,000.00	€180,000,000.00	€800,000,000.00

Schedule 2.05 to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 2.05

SWINGLINE COMMITMENTS

Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	€29,166,666.67
BGL BNP Paribas Société Anonyme	€29,166,666.67
Citibank, N.A.	€29,166,666.67
Credit Agricole Corporate and Investment Bank	€29,166,666.66
Deutsche Bank AG New York Branch	€29,166,666.67
HSBC France	€29,166,666.66

TOTAL	€175,000,000.00

Schedule 3.10 to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 3.10

Part A - GEBV Subsidiaries:

GEBV Subsidiaries that are Borrowers	Jurisdiction of Organization	Ownership[1]
Goodyear Dunlop Tires Germany GmbH (expected to be renamed as Goodyear Germany GmbH before end of 2019)	Germany	94% by GDTO 6% by GEBV
Goodyear Dunlop Tires Operations S.A. (expected to be renamed as Goodyear Operations S.A. before end of 2020)	Luxembourg	100% by GEBV

Principal European Subsidiaries	Jurisdiction of Organization	Ownership[1]
Goodyear Dunlop Tires Amiens-Sud S.A.S. (expected to be renamed as Goodyear Amiens Sud S.A.S. before end of 2019)	France	100% by GDTO
Goodyear France S.A.S. (“GF”)	France	100% by GEBV
Vulco Developpement S.A. (“Vulco”) (expected to be renamed as Goodyear Vulco Retail Services S.A. before end of 2019)	France	99.99% by GF
4 Fleet Group GmbH	Germany	100% by GDTG
GD Handelssysteme GmbH (expected to be renamed as Goodyear Handelssysteme GmbH before end of 2019)	Germany	100% by GDTG

[1]	Excluding any director qualifying or similar shares.

Goodyear Dunlop Tires Manufacturing GmbH and Co. KG (expected to be renamed as Goodyear Germany Manufacturing GmbH and Co.KG before end of 2019)	Germany	99.9% by GDTG 0.1% by GDV
Luxembourg Mounting Center S.A. (expected to be renamed as Goodyear Luxembourg Mounting Center S.A. before end of 2019)	Luxembourg	100% by GDTO
Dunlop Tyres Ltd. (“DTL”) (expected to be renamed as Goodyear Finance UK Ltd. before end of 2019)	United Kingdom	100% by GEBV
Goodyear Dunlop Tyres UK Limited (“GDTUK”) (expected to be renamed as Goodyear UK Ltd. before end of 2019)	United Kingdom	100% by GEBV

Other Direct Subsidiaries of GEBV	Jurisdiction of Organization	Ownership[1]
Goodyear Dunlop Tires Austria GmbH (expected to be renamed as Goodyear Austria GmbH before end of 2019)	Austria	100% by GEBV
Goodyear Belgium SA/NV	Belgium	99.99% by GEBV; 0.01% by GDTO
Goodyear Dunlop Tires Czech s.r.o. (expected to be renamed as Goodyear Czech s.r.o. before end of 2019)	Czech Republic	100% by GEBV
Goodyear Dunlop Tires Danmark A/S (expected to be renamed as Goodyear Danmark A/S before end of 2019)	Denmark	100% by GEBV
Goodyear Dunlop Tires Hellas S.A.I.C. (expected to be renamed as Goodyear Hellas S.A.I.C. before end of 2019)	Greece	100% by GEBV

2

Other Direct Subsidiaries of GEBV	Jurisdiction of Organization	Ownership[1]
Goodyear Dunlop Tires Magyarország Kereskedelmi Kft. (expected to be renamed as Goodyear Magyarország Kereskedelmi Kft before end of 2019)	Hungary	100% by GEBV
Goodyear Dunlop Tires Italia S.p.A. (“GDT Italy”) (expected to be renamed as Goodyear Tires Italia S.p.A. before end of 2019)	Italy	74.31% by GEBV 25.69% by GF
Goodyear Italiana S.p.A.	Italy	98.69% by GEBV 1.31% by GDTO
Goodyear Dunlop Tires Polska Sp. z.o.o. (expected to be renamed as Goodyear Polska Sp. z.o.o. before end of 2019)	Poland	99% by GEBV 1% by GF
Goodyear Dunlop Tires Portugal Unipessoal, Lda (expected to be renamed as Goodyear Portugal Unipessoal, Lda before end of 2019)	Portugal	100% by GEBV
Goodyear Dunlop Tires Romania S.r.L. (expected to be renamed as Goodyear Romania S. r. L. before end of 2019)	Romania	100% by GEBV
Goodyear Dunlop Tires Slovakia s.r.o. (expected to be renamed as Goodyear Slovakia s.r.o. before end of 2019)	Slovakia	100% by GEBV
Goodyear Dunlop Tires Espana S.A. (“GDT Spain”) (expected to be renamed as Goodyear Tires Espana S.A. before end of 2019)	Spain	97.45% by GEBV 2.55% by GF
Goodyear Dunlop Tires Sverige A.B. (“GDT Sweden”) (expected to be renamed as Goodyear Sverige A.B. before end of 2019)	Sweden	100% by GEBV
Goodyear Dunlop Tires Suisse S.A. (expected to be renamed as Goodyear Suisse S.A. before end of 2019)	Switzerland	100% by GEBV
Goodyear Dunlop Tires Ukraine (expected to be renamed as Goodyear Ukraine before end of 2019)	Ukraine	100% by GEBV

3

Other Indirect Subsidiaries of GEBV	Jurisdiction of Organization	Ownership[1]
SP Brand Holding EEIG (expected to be renamed as Goodyear SP Brand Holding EEIG before end of 2019)	Belgium	33.3% by each of GF, GDTG and DTL
Sava Trade d.o.o. Zagreb (expected to be renamed as Goodyear Croatia d.o.o. before end of 2019)	Croatia	100% by Sava Tires
Goodyear Dunlop Tires Baltic OU (expected to be renamed as Goodyear Baltic OU before end of 2019)	Estonia	100% by GDT Sweden
Goodyear Dunlop Tires Finland OY (expected to be renamed as Goodyear Finland OY before end of 2019)	Finland	100% by GDT Sweden
G.I.E. Goodyear Mireval	France	14.29% by each of GDTUK, GF, GDTG and GDT Spain 14.28% by each of GDTO, GDT Italy and Goodyear S.A.
Snella Auto	France	100% by Vulco
Vulco Truck Services (expected to be renamed as Goodyear Vulco Truck Services before end of 2019)	France	99.99% by Vulco
Dunlop Grund und Service Verwaltungs GmbH (expected to be renamed as Goodyear Grund und Service Verwaltungs GmbH before end of 2019)	Germany	94.8% by GDTG 5.2% by GEBV
GD Versicherungsservice GmbH (“GDV”) (expected to be renamed as Goodyear Versicherungsservice GmbH before end of 2019)	Germany	100% by GDTG
Goodyear Dunlop Tires Ireland Limited (expected to be renamed as Goodyear Ireland Ltd before end of 2019)	Ireland	100% by DTL

4

Goodyear Dunlop Tires Ireland (Pension Trustees) Limited (expected to be renamed as Goodyear Ireland Pension Trustees Limited before end of 2019)	Ireland	100% by DTL
Goodyear Dunlop Tires Norge A/S (expected to be renamed as Goodyear Norge A/S before end of 2019)	Norway	100% by GDT Sweden
Goodyear Dunlop Tires Operations Romania S.r.L. (expected to be renamed as Goodyear Operations Romania S.r.L. before end of 2019)	Romania	100% by GDTO
Goodyear Dunlop Sava Tires, proizvodnja pnevmatik, d.o.o. (“Sava Tires”) (expected to be renamed as Goodyear Sava, proizvodnja pnevmatik, d.o.o. before end of 2019)	Slovenia	100% by GDTO
Dunglaide Limited (expected to be renamed as Goodyear Dunglaide UK Ltd before end of 2019)	United Kingdom	100% by GDTUK
Goodyear Dunlop Tyres UK (Pension Trustees) Limited (expected to be renamed as Goodyear Pension Trustees UK Ltd before end of 2019)	United Kingdom	100% by DTL
Kelly-Springfield Tyre Company Ltd (expected to be renamed as Goodyear Kelly-Springfield UK Ltd before end of 2019)	United Kingdom	100% by GDTUK
Kettering Tyres Ltd (expected to be renamed as Goodyear Kettering UK Ltd before end of 2019)	United Kingdom	100% by GDTUK
Motorway Tyres and Accessories (UK) Limited (expected to be renamed as Goodyear Motorway UK Ltd before end of 2019)	United Kingdom	100% by DTL
Tyre Services Great Britain Limited (expected to be renamed as Goodyear (TS) UK Ltd before end of 2019)	United Kingdom	100% by GDTUK
Weeting Tyres Limited	United Kingdom	100% by GDTUK

5

Part B - GEBV Subsidiaries That Are Principal European Subsidiaries and/or GEBV Loan Parties

1.	4 Fleet Group GmbH
2.	Dunlop Tyres Ltd
3.	GD Handelssysteme GmbH
4.	Goodyear Dunlop Tires Amiens-Sud S.A.S.
5.	Goodyear Dunlop Tires Germany GmbH
6.	Goodyear Dunlop Tires Manufacturing GmbH and Co. KG
7.	Goodyear Dunlop Tires Operations S.A.
8.	Goodyear Dunlop Tyres UK Limited
9.	Goodyear France S.A.S.
10.	Luxembourg Mounting Center S.A.
11.	Vulco Developpement S.A.

6

Schedule 4.01(b) to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 4.01(b)

REQUIRED OPINIONS

1.	Austrian law legal opinion from Wolf Theiss Rechtsanwälte GmbH & Co KG, Vienna

2.	Belgian law legal opinion from Allen & Overy LLP, Brussels

3.	Canadian law legal opinion from Fasken Martineau DuMoulin LLP

4.	Czech law legal opinion from Allen & Overy (Czech Republic) LLP, organizační složka, Prague

5.	English law legal opinion from Allen & Overy LLP, London

6.	French law legal opinion from Allen & Overy LLP, Paris

7.	French law legal opinion from Allez & Associés (notaries), Paris

8.	German law legal opinion from Allen & Overy LLP, Frankfurt

9.	Greek law legal opinion from M. & P. Bernitsas Law Offices, Athens

10.	Italian legal opinion from Allen & Overy, Milan

11.	Luxembourg law legal opinion from Allen & Overy Luxembourg, Luxembourg

12.	Dutch law legal opinion from Allen & Overy LLP, Amsterdam

13.	Polish law legal opinion from Allen & Overy, A. Pędzich spólka komandytowa, Warsaw

14.	Romanian law legal opinion from Nestor Nestor Diculescu Kingston Petersen SCA, Bucharest

15.	Slovenian law legal opinion from Odvetniška pisarna Wolf Theiss – Podružnica v Sloveniji

16.	Spanish law legal opinion from Allen & Overy, Madrid

17.	Swedish law legal opinion from Advokatfirman Vinge KB, Stockholm

18.	Swiss law legal opinion from Lenz & Staehelin, Geneva

Schedule 4.01(g) to

Amended and Restated

Revolving Credit Agreement

SCHEDULE 4.01(g)

PLEDGED GEBV SUBSIDIARIES

I.	GEBV Subsidiaries with Total Assets greater than $10,000,000 as of December 31, 2018:

(i)	4 Fleet Group GmbH;
(ii)	Dunlop Tyres Ltd;
(iii)	GD Handelssysteme GmbH;
(iv)	Goodyear Dunlop Sava Tires, proizvodnja pnevmatik, d.o.o.;
(v)	Goodyear Dunlop Tires Amiens-Sud S.A.S.;
(vi)	Goodyear Dunlop Tires España S.A.;
(vii)	Goodyear Dunlop Tires Germany GmbH;
(viii)	Goodyear Dunlop Tires Hellas S.A.I.C.;
(ix)	Goodyear Dunlop Tires Italia S.p.A.;
(x)	Goodyear Dunlop Tires Manufacturing GmbH and Co. KG;
(xi)	Goodyear Dunlop Tires Operations S.A.;
(xii)	Goodyear Dunlop Tires Polska Sp. z.o.o.;
(xiii)	Goodyear Dunlop Tires Romania S.r.L.;
(xiv)	Goodyear Dunlop Tires Sverige A.B.;
(xv)	Goodyear Dunlop Tyres UK Limited;
(xvi)	Goodyear France S.A.;
(xvii)	Luxembourg Mounting Center S.A.; and
(xviii)	Vulco Developpement S.A.

II.	GEBV Subsidiaries with Total Assets not exceeding $10,000,000 as of December 31, 2018, the Capital Stock in which is pledged or otherwise encumbered pursuant to Security Agreements:

(i)	Goodyear Belgium SA/NV;
(ii)	Goodyear Italiana S.p.A.;
(iii)	Goodyear Dunlop Tires Austria GmbH;
(iv)	Goodyear Dunlop Tires Czech s.r.o.;
(v)	Goodyear Dunlop Tires Danmark A/S;
(vi)	Goodyear Dunlop Tires Ireland Limited;
(vii)	Goodyear Dunlop Tires Magyarország Kereskedelmi Kft.;
(viii)	Goodyear Dunlop Tires Portugal Unipessoal, Lda;
(ix)	Goodyear Dunlop Tires Slovakia s.r.o.;
(x)	Goodyear Dunlop Tires Suisse S.A.;
(xi)	Goodyear Dunlop Tires Ukraine;
(xii)	Dunglaide Limited (dormant);

(xiii)	Kelly-Springfield Tyre Company Limited (dormant);
(xiv)	Kettering Tyres Limited (dormant); and
(xv)	Tyre Services Great Britain Limited (dormant).

3

EXHIBIT A

FORM OF BORROWING REQUEST

IMPORTANT NOTE:

TRANSPORTING OR SENDING THE ORIGINAL OR ANY CERTIFIED COPY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY NOTICE (INCLUDING BY EMAIL OR OTHER ELECTRONIC TRANSMISSION) INTO THE REPUBLIC OF AUSTRIA MAY RESULT IN THE IMPOSITION OF AN AUSTRIAN STAMP DUTY ON THE CREDIT FACILITY PROVIDED FOR IN THE CREDIT AGREEMENT, WHICH MAY BE FOR THE ACCOUNT OF THE PARTY WHOSE ACTIONS RESULT IN SUCH IMPOSITION. NOTICES SHOULD NOT BE ADDRESSED TO RECIPIENTS IN THE REPUBLIC OF AUSTRIA AND PAYMENTS SHOULD NOT BE MADE TO BANK ACCOUNTS IN THE REPUBLIC OF AUSTRIA. SEE ALSO SECTION 9.20 OF THE CREDIT AGREEMENT AND A MEMORANDUM FROM AUSTRIAN COUNSEL FOR THE GOODYEAR TIRE & RUBBER COMPANY WHICH IS AVAILABLE UPON REQUEST FROM THE ADMINISTRATIVE AGENT.

J.P. Morgan Europe Limited,

as Administrative Agent

for the Lenders referred to below

125 London Wall

London EC2Y 5AJ

Attention: the Manager

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of March 27, 2019 (as amended, restated or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among The Goodyear Tire & Rubber Company, the Borrowers party thereto, the Lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Borrowing Request and the undersigned Borrower or Goodyear Europe B.V., on behalf of the identified Borrower, hereby requests a[n] [ABT] [German] Borrowing under the Credit Agreement, and in that connection the undersigned specifies the following information with respect to the [ABT] [German] Borrowing requested hereby:

(A)	Borrower[1]:

[1]	Goodyear Europe B.V., Goodyear Dunlop Tires Germany GmbH or Goodyear Dunlop Tires Operations S.A.

(B)	Aggregate amount and currency of requested Borrowing:[2]

(C)	Date of Borrowing (which is a Business Day):

(D)	Interest Period [3]:

(E)	Location and number of Borrower’s account to which proceeds of Borrowing are to be disbursed[4]:

The Borrower hereby represents and warrants that the conditions specified in [paragraphs (i) and (ii) of Section 4.02(a)]5 [Section 4.02(b)]6 of the Credit Agreement are satisfied.

Very truly yours,

[GOODYEAR EUROPE B.V.] [GOODYEAR DUNLOP TIRES GERMANY GMBH] [GOODYEAR DUNLOP TIRES OPERATIONS S.A.],

by
Name:
Title:

[2]

In the case of US Dollars, not less than $5,000,000 and an integral multiple of $1,000,000; in the case of Pounds Sterling, not less than £5,000,000 and an integral multiple of £1,000,000; in the case of Euros, not less than €5,000,000 and an integral multiple of €1,000,000.

[3]	Must comply with the definition of “Interest Period” and end not later than the Maturity Date.
[4]	Must comply with Section 2.06.
[5]	For any Borrowing (other than a conversion or continuation of an outstanding Borrowing and other than a Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e)).
[6]	For any Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e).

2

EXHIBIT B

FORM OF CONTINUATION REQUEST

IMPORTANT NOTE:

TRANSPORTING OR SENDING THE ORIGINAL OR ANY CERTIFIED COPY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY NOTICE (INCLUDING BY EMAIL OR OTHER ELECTRONIC TRANSMISSION) INTO THE REPUBLIC OF AUSTRIA MAY RESULT IN THE IMPOSITION OF AN AUSTRIAN STAMP DUTY ON THE CREDIT FACILITY PROVIDED FOR IN THE CREDIT AGREEMENT, WHICH MAY BE FOR THE ACCOUNT OF THE PARTY WHOSE ACTIONS RESULT IN SUCH IMPOSITION. NOTICES SHOULD NOT BE ADDRESSED TO RECIPIENTS IN THE REPUBLIC OF AUSTRIA AND PAYMENTS SHOULD NOT BE MADE TO BANK ACCOUNTS IN THE REPUBLIC OF AUSTRIA. SEE ALSO SECTION 9.20 OF THE CREDIT AGREEMENT AND A MEMORANDUM FROM AUSTRIAN COUNSEL FOR THE GOODYEAR TIRE & RUBBER COMPANY WHICH IS AVAILABLE UPON REQUEST FROM THE ADMINISTRATIVE AGENT.

J.P. Morgan Europe Limited,

as Administrative Agent

for the Lenders referred to below

125 London Wall

London EC2Y 5AJ

Attention: the Manager

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of March 27, 2019 (as amended and in effect on the date hereof, the “Credit Agreement”), among The Goodyear Tire & Rubber Company, the Borrowers party thereto, the Lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Continuation Request and Goodyear Europe B.V., on behalf of the identified Borrower, hereby requests the continuation of a Borrowing under the Credit Agreement and in that connection specifies the following information with respect to the Borrowing to be continued as requested hereby:

(A)	Borrowing to which this request applies[1]:

(B)	Borrower[2]:

[1]	Specify existing Class and last day of current Interest Period.
[2]	Goodyear Europe B.V., Goodyear Dunlop Tires Germany GmbH or Goodyear Dunlop Tires Operations S.A.

(C)	Principal amount of Borrowing to be continued[3]:

(D)	Effective date of election (which is a Business Day):

(E)	Interest Period of resulting Borrowing(s)[4]:

Very truly yours,

GOODYEAR EUROPE B.V.,

by
Name:
Title:

[3]

If different options are being elected with respect to different portions of the Borrowing, indicate the portions thereof to be allocated to each resulting Borrowing. Each resulting Borrowing must, be (a) in the case of US Dollars, not less than $5,000,000 and an integral multiple of $1,000,000, (b) in the case of Pounds Sterling, not less than £5,000,000 and an integral multiple of £1,000,000 and (c) in the case of Euros, not less than €5,000,000 and an integral multiple of €1,000,000.

[4]	Must comply with the definition of “Interest Period” and end not later than the Maturity Date.

2

EXHIBIT C-1

[FORM OF]

PROMISSORY NOTE FOR ABT LOANS

€[ ]	New York, New York
March 27, 2019

FOR VALUE RECEIVED, the undersigned, [GOODYEAR EUROPE B.V.] [GOODYEAR DUNLOP TIRES GERMANY GMBH] [GOODYEAR DUNLOP TIRES OPERATIONS S.A.] (the “Company”), hereby promises to pay to the order of [                ] (the “Lender”) or its registered assigns, at the office of J.P. Morgan Europe Limited (the “Administrative Agent”) at 125 London Wall, London EC2Y 5AJ, on the Maturity Date (as defined in the Amended and Restated Revolving Credit Agreement dated as of March 27, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among The Goodyear Tire & Rubber Company, the Borrowers party thereto, the Lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent), the lesser of (i) the principal sum of [                ] (€[        ]) and (ii) the aggregate unpaid principal amount of all ABT Loans (as defined in the Credit Agreement) made to the Company by the Lender pursuant to the Credit Agreement in the applicable currency for each such ABT Loan in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.

This Note is given subject to the provisions of the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Credit Documents (as defined in the Credit Agreement). This Note shall be governed by and construed in accordance with the laws of the State of New York.

[GOODYEAR EUROPE B.V.] [GOODYEAR DUNLOP TIRES GERMANY GMBH] [GOODYEAR DUNLOP TIRES OPERATIONS S.A.]

by
Name:
Title:

2

Loans and Payments

Date	Amount and Currency of Loan	Maturity Date	Principal	Interest	Unpaid Principal Balance of Note	Name of Person Making Notation

3

EXHIBIT C-2

[FORM OF]

PROMISSORY NOTE FOR GERMAN LOANS

€[ ]	New York, New York
March 27, 2019

FOR VALUE RECEIVED, the undersigned, GOODYEAR DUNLOP TIRES GERMANY GMBH, (the “Company”), hereby promises to pay to the order of [                ] (the “Lender”) or its registered assigns, at the office of J.P. Morgan Europe Limited (the “Administrative Agent”) at 125 London Wall, London EC2Y 5AJ, on the Maturity Date (as defined in the Amended and Restated Revolving Credit Agreement dated as of March 27, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among The Goodyear Tire & Rubber Company, the Borrowers party thereto, the Lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent), the lesser of (i) the principal sum of [                ] (€[                ]) and (ii) the aggregate unpaid principal amount of all German Loans (as defined in the Credit Agreement) made to the Company by the Lender pursuant to the Credit Agreement in the applicable currency for each such German Loan in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.

This Note is given subject to the provisions of the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Credit Documents (as defined in the Credit Agreement). This Note shall be governed by and construed in accordance with the laws of the State of New York.

GOODYEAR DUNLOP TIRES GERMANY GMBH

by
Name:
Title:

2

Loans and Payments

Date	Amount and Currency of Loan	Maturity Date	Principal	Interest	Unpaid Principal Balance of Note	Name of Person Making Notation

3

EXHIBIT D

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the effective date set forth below (the “Effective Date”) and is entered into by and between the assignor identified below (the “Assignor”) and the assignee identified below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Guarantee and Collateral Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Guarantee and Collateral Agreement and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: and is an [Affiliate]/[Approved Fund] of [Identify Lender][1]

3.	Borrower(s):Goodyear Europe B.V., Goodyear Dunlop Tires Germany GmbH and Goodyear Dunlop Tires Operations S.A.

[1]	Select as applicable.

4.	Administrative Agent: J.P. Morgan Europe Limited, as the Administrative Agent under the Credit Agreement

5.

Credit Agreement:The Amended and Restated Revolving Credit Agreement dated as of March 27, 2019, among The Goodyear Tire & Rubber Company, Goodyear B.V., Goodyear Dunlop Tires Germany GmbH, Goodyear Dunlop Tires Operations S.A., the Lenders parties thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[2]
ABT Commitment/Loans
German Commitment/Loans

Effective Date:                                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR: ,

by
Title:

ASSIGNEE: ,

by
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to and] [3] Accepted:

J.P. MORGAN EUROPE LIMITED, as Administrative Agent,

by
Title:

[Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Swingline Lender and Issuing Bank,

by
Title:][4]

Consented to and Accepted:

GOODYEAR EUROPE B.V.,

by
Title:

[Consented to and Accepted:

[•],

by
Title:] [5]

[Consented to and Accepted:

[ ],

by
Title:] [6]

[3]	If the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	If the assignment is of an ABT Commitment or any interests in a Letter of Credit or LC Disbursement.
[5]	If the assignment is of an ABT Commitment or any interests in a Letter of Credit or LC Disbursement.
[6]	If the assignment is of an ABT Commitment or any interests in a Letter of Credit or LC Disbursement, insert any additional Swingline Lenders and Issuing Banks.

3

ANNEX 1

THE GOODYEAR TIRE & RUBBER COMPANY

GOODYEAR EUROPE B.V.

GOODYEAR DUNLOP TIRES GERMANY GMBH

GOODYEAR DUNLOP TIRES OPERATIONS S.A.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

DATED AS OF MARCH 27, 2019

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and the Guarantee and Collateral Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of each of the Credit Agreement and the Guarantee and Collateral Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, the Guarantee and Collateral Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agents, the Assignor or any other Lender, and (v) attached to this Assignment and Assumption is (A) any documentation required to be delivered by it pursuant to the terms of Sections 2.16 and 9.17 of the Credit Agreement and (B) a “New Secured Party’s Accession Agreement” in the form of Schedule 3 to the German Security Trust

Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender and (iii) it will not book any Loan or hold any participation in any Letter of Credit, LC Disbursement or Swingline Loan at an Austrian branch or through an Austrian Affiliate and will comply with Section 9.20 of the Credit Agreement.

2. Guarantee and Collateral Agreement. The Assignee, by executing and delivering this Assignment and Assumption, acknowledges receipt of a copy of the Guarantee and Collateral Agreement and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document, specifically including (i) the provisions of Section 5.03 of the Guarantee and Collateral Agreement (governing the distribution of proceeds realized from the exercise of remedies under the Security Documents), (ii) the provisions of Article VI of the Guarantee and Collateral Agreement (governing the manner in which acts of the Secured Parties are to be evidenced and the manner in which the amounts of the Obligations are to be determined at any time), (iii) the provisions of Articles VIII and IX of the Guarantee and Collateral Agreement (relating to the duties and responsibilities of the Collateral Agent and providing for the indemnification and the reimbursement of expenses of the Collateral Agent by the Lenders) and (iv) the provisions of Section 11.13 of the Guarantee and Collateral Agreement (providing for releases of Guarantees of the Obligations and releases of security interests in Collateral securing the Obligations).

3. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4. Foreign Law Provisions.

4.1. France. An assignment of rights will only be effective vis-à-vis the Subsidiary Guarantors organized under the laws of the Republic of France if such assignment is notified in France by written notice in accordance with Article 1324 of the French Civil Code. Pursuant to clause 9.04(b)(vii) of the Credit Agreement (i) GEBV (or the Administrative Agent, at the expense of GEBV) shall carry out such notification and (ii) if the assignment provided for in this Assignment and Assumption is made without GEBV’s consent, the Administrative Agent shall provide prompt written notice of the assignment to GEBV.

4.2. Italy. For the purposes of Italian law only, the assignment made under this Assignment and Assumption shall be construed under Italian law as a cessione totale o parziale del contratto or a cessione del credito or otherwise a successione a titolo particolare and shall not entail under Italian law a novazione (or have an effetto novativo on) of the Credit Agreement for purposes of New York law.

2

4.3. Luxembourg. An assignment of rights will only be effective vis-à-vis the Subsidiary Guarantors organized under the laws of Luxembourg if such assignment is notified or accepted in Luxembourg in accordance with Article 1690 of the Luxembourg Civil Code. Pursuant to clause 9.04(b)(vii) of the Credit Agreement (i) GEBV. (or the Administrative Agent, at the expense of GEBV) shall carry out such notification and (ii) if the assignment provided for in this Assignment and Assumption is made without GEBV’s consent, the Administrative Agent shall provide prompt written notice of the assignment to GEBV.

4.4. Romania. In case of any assignment or transfer of all or any part of the rights and obligations, including by way of novation, of any Secured Party on the Effective Date or at any other time under or in connection with the Credit Agreement or the Guarantee and Collateral Agreement or any other agreements or instruments from time to time giving rise to the Applicable Secured Obligations, the guarantees and security interests under the Security Documents (including, without limitation, those governed by Romanian law) will be preserved and will remain in full force and effect for the benefit of any successors, assignees or transferees of the respective Secured Party and the other Secured Parties.

4.5. Spain. In case of any assignment of all or any part of the rights and obligations of any Secured Party on the Effective Date or at any other time under the Credit Agreement or the Guarantee and Collateral Agreement or any other agreements or instruments from time to time giving rise to the Applicable Secured Obligations, the guarantees and security interests under the Security Documents governed by Spanish law will be preserved and will remain in full force and effect for the benefit of any successors or assignees of the respective Secured Party and the other Secured Parties, in accordance with article 1,528 of the Spanish Civil Code. The relevant successors or assignees accept the guarantees and security interests created under the Security Documents governed by Spanish law.

4.6. The Netherlands. WARNING: PLEASE SEEK DUTCH LEGAL ADVICE IN THE CASE OF ANY TRANSFER OR ASSIGNMENT OF AN AMOUNT LENT TO A DUTCH BORROWER OF LESS THAN €100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY).

5. Affiliates. The Assignee acknowledges that any Obligations in respect of any Swap Agreement or cash management services, in each case provided by an Affiliate of a Lender, will only constitute Obligations for the purpose of any Security Document governed by the laws of a country other than the United States of America if such Affiliate executes and delivers to the Administrative Agent an Affiliate Authorization in the form of Exhibit G to the Credit Agreement or any other form approved by the Administrative Agent.

3

6. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic (i.e., “pdf” or “tiff”) transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

4

EXHIBIT E-1

FORM OF OPINION OF GOODYEAR’S OUTSIDE COUNSEL17

March [27], 2019

The Lenders party to the Credit Agreement

referred to below

[J.P. Morgan Europe Limited],

as Administrative Agent

JPMorgan Chase Bank, N.A.,

as Collateral Agent and Issuing Bank

[BNP Paribas],

as Issuing Bank

Goodyear European Credit Facility

Ladies and Gentlemen:

We have acted as counsel to The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), Goodyear Europe B.V., a private company with limited liability incorporated under the laws of The Netherlands (the “GEBV”), Goodyear Dunlop Tires Germany GmbH, a company organized under the laws of the Federal Republic of Germany (“GDTG”), Goodyear Dunlop Tires Operations S.A., a société anonyme organized under the laws of Luxembourg (“Lux Tires” and together with GDTG and the GEBV, the “Borrowers”) and each of the entities listed on Exhibit A hereto (collectively, the “Subsidiary Guarantors”) in connection with the Amended and Restated Revolving Credit Agreement, dated as of March [27], 2019 (the “Credit Agreement”), among the Company, the Borrowers, certain lenders party thereto (the “Lenders”), [J.P. Morgan Europe Limited], as administrative agent (the “Administrative Agent”) and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”). This opinion is delivered to you pursuant to Section 4.01(b)(i) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

We have reviewed (i) the Credit Agreement, (ii) the Master Guarantee and Collateral Agreement dated as of March 31, 2003, as amended and restated as of February 20, 2004, as further amended and restated as of April 8, 2005, as further amended as of April 20, 2007, as further amended as of April 20, 2011, as further amended as of May 12, 2015 and as further amended as of March [27], 2019 (the “Guarantee and Collateral Agreement”), among the

[17]	NTD: To be updated.

Company, GEBV, the Subsidiary Guarantors, the other subsidiaries of the Company identified as grantors and guarantors therein and the Collateral Agent, (iii) the Amendment and Restatement Agreement dated as of March [27], 2019 (the “Amendment Agreement”), in respect of the Credit Agreement and the Guarantee and Collateral Agreement, among the Company, the Borrowers, the Lenders, the issuing banks party thereto, the Administrative Agent, the Collateral Agent, the Subsidiary Guarantors and the other subsidiaries of the Company identified as grantors and guarantors in the Guarantee and Collateral Agreement, (iv) the Assignment and Assumption, dated as of March [27], 2019 (the “Master Assignment”), among the parties identified as assignors therein (the “Assignors”), JPMorgan Chase Bank, N.A., as assignee (the “Assignee”) and as Collateral Agent, the Administrative Agent, the issuing banks party thereto, the Company and the Borrowers, (v) the Amended and Restated Revolving Credit Agreement, dated as of May 12, 2015, among the Company, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent, before giving effect to the amendment and restatement thereof contemplated by the Amendment Agreement (the “Original Credit Agreement”), and (vi) such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. The agreements referred to in clauses (i), (ii), (iii) and (iv) are referred to in this opinion each as a “Document” and collectively as the “Documents.”

We have assumed that the Company and the Subsidiary Guarantors (each a “Credit Party” and collectively, the “Credit Parties”) are each duly organized under the laws of their respective jurisdictions of organization, that the Credit Parties, other than the entities listed on Exhibit B hereto (each, a “Covered Company” and collectively, the “Covered Companies”), are each validly existing and in good standing under the laws of their respective jurisdictions of organization and that each Credit Party, other than the Covered Companies, has the power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under such Documents. We have assumed further that each of the Credit Parties, other than the Covered Companies, has duly authorized, executed and delivered the Documents to which it is a party.

We have assumed further that the execution and delivery by each Credit Party, other than the Covered Companies, of each Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby do not breach or conflict with the provisions of such Credit Party’s certificate of incorporation, certificate of formation, by-laws, or other organizational documents, as applicable.

We have assumed that the execution and delivery of the Documents by the Credit Parties and the performance by the Credit Parties of their obligations thereunder do not and will not (x) violate or contravene any judgment, order, decree or permit issued by any court, arbitrator or governmental or regulatory authority, (y) conflict with or result in the breach of, constitute a default under, or cause or permit any termination or any mandatory prepayment or acceleration under, any contract or other instrument binding on or affecting the Company or any subsidiary thereof or any of their respective properties or assets other than the agreements listed on Exhibit C hereto (such agreements listed on Exhibit C, the “Scheduled Agreements”), or (z) result in the creation or imposition of any lien, charge or encumbrance (other than those created or imposed under the Documents) upon or with respect to any property or assets of the Company or any subsidiary thereof, except under any Scheduled Agreement.

2

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that each of the Secured Parties, the Swingline Lenders (as defined in the Original Credit Agreement), the Issuing Banks (as defined in the Original Credit Agreement), the Assignors and the Assignee has duly authorized, executed and delivered the Documents to which it is a party and that each such Document is the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company and its Subsidiaries and other sources that we believe to be responsible.

Based upon the foregoing and subject to the qualifications and assumptions set forth below, we are of the opinion that, insofar as the law of the State of New York, the Delaware General Corporate Law (the “DGCL”) and the federal law of the United States of America are concerned:

1. Each Covered Company is a corporation validly existing and in good standing under the law of the State of Delaware and has the corporate power and authority to execute and deliver the Documents to which it is a party, to consummate the transactions contemplated thereby and to perform its respective obligations thereunder. Each Covered Company has duly authorized, executed and delivered the Documents to which it is a party.

2. Each Document constitutes the valid and binding obligation of the Credit Parties party thereto, enforceable against each such Credit Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America or under the DGCL is required on the part of any Credit Party for the execution and delivery of any Document to which such Credit Party is a party or the consummation of the transactions contemplated thereby, except those already obtained or made.

4. The execution and delivery by each Credit Party of each Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby do not (i) violate the DGCL or any New York State or federal statute, law, rule or regulation to which such Credit Party is subject, (ii) breach the provisions of, or cause a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon or with respect to any property or assets of any Credit Party under, any Scheduled Agreement or (iii) in the case of each Covered Company, breach the provisions of such Covered Company’s certificate of incorporation, certificate of formation, by-laws, or other organizational documents, as applicable.

5. The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

6. As a result of the transactions occurring on the Effective Date pursuant to the Master Assignment, the Revolving Commitments (as defined in the Original Credit Agreement) of the Assignors under the Original Credit Agreement will have been transferred to JPMorgan Chase Bank, N.A., as Assignee, in accordance with Section 9.04 of the Original Credit Agreement, and not terminated.

3

7. After the repayment in full of the Revolving Loans (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement, the amendment and restatement of the Original Credit Agreement as provided in the Amendment Agreement will require the consent of the Company, the Borrowers, the Agents (as defined in the Original Credit Agreement), the Swingline Lenders (as defined in the Original Credit Agreement), the Issuing Banks (as defined in the Original Credit Agreement) and JPMorgan Chase Bank, N.A., as Assignee under the Master Assignment of the Revolving Commitments (as defined in the Original Credit Agreement) of the Revolving Lenders (as defined in the Original Credit Agreement), and will not, under the terms of the Original Credit Agreement, require the consent of any other Person.

The foregoing opinion is subject to the following qualifications:

(a) The enforceability of certain rights and remedies purported to be granted to the Secured Parties under the Documents may be limited by applicable law, but those limitations (exclusive of the matters referred to in the other qualifications set forth herein) do not make the rights and remedies afforded under the Documents inadequate for the practical realization of the principal benefits intended to be provided by the Documents.

(b) We express no opinion as to (i) the ownership of or title to any property, or as to the adequacy of any description of any property, (ii) zoning, subdivision or other matters affecting the use, occupancy or operation of the Collateral or (iii) any security interest or lien.

(c) We express no opinion as to the existence or adequacy of consideration received by any Subsidiary Guarantor in connection with such party’s obligations under the Documents.

(d) We express no opinion as to:

(i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law;

(ii) releases or waivers of unmatured claims or rights;

(iii) indemnification, contribution, exculpation or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy;

(iv) grants of powers of attorney or proxies;

(v) provisions purporting to require a prevailing party

4

in a dispute to pay attorneys’ fees and expenses, or other costs, to a non-prevailing party;

(vi) provisions for liquidated damages and penalties, penalty interest and interest on interest;

(vii) restrictions upon transfers, pledges or assignments of a party’s rights under the Documents;

(viii) provisions purporting to make a party’s determination conclusive or permitting a party to act in its sole or absolute discretion;

(ix) provisions purporting to govern post-judgment interest;

(x) exclusive jurisdiction or venue provisions; and

(xi) provisions in the Documents requiring compliance with, or referring to, (A) the terms of any agreement or other instrument that is not a Document or (B) any law other than the law of the State of New York, the DGCL or the federal law of the United States of America;

(xii) provisions purporting to determine the rate at which judgments in currencies other than United States Dollars would be translated into United States Dollars or vice-versa.

(xiii) provisions purporting to supersede equitable principles, including, without limitation, provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

(e) We express no opinion as to any right of setoff, netting, bankers lien or counterclaim or right to the application of property in the possession or control of any Secured Party.

(f) Except as set forth in paragraph 5, we express no opinion as to any federal or state securities or Blue Sky laws or as to any anti-fraud laws.

(g) We express no opinion as to any tax laws, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder.

(h) We express no opinion as to any legal requirements applicable to any Secured Party.

(i) Our opinions in paragraphs 3 and 4(i) above are limited to laws and regulations normally applicable to transactions of the type contemplated by the Documents and do not extend to laws or regulations relating to, or to licenses, permits, approvals and filings necessary for, the conduct of the business of the Company or any Subsidiary, or to any environmental laws or regulations.

5

(j) For purposes of our opinions in paragraphs 6 and 7, we have assumed that (i) the provisions of Section 9.04 of the Original Credit Agreement have been complied with or validly waived and (ii) the assignment of the outstanding Revolving Loans (as defined in the Original Credit Agreement) is enforceable under any applicable laws (other than the law of the State of New York).

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the DGCL and the federal law of the United States of America.

This opinion is given solely for your benefit and the benefit of each Person who becomes a Lender before [April 27], 2019, as the result of an assignment by JPMorgan Chase Bank, N.A. or any Lender in compliance with the terms of the Credit Agreement of any of their respective Loans or Commitments, which Persons may rely upon this opinion as of the date hereof, and may not be relied upon by any other Person without our written consent.

Very truly yours,

6

Exhibit A

Subsidiary Guarantors

1.	Celeron Corporation, a Delaware corporation

2.	Divested Companies Holding Company, a Delaware corporation

3.	Divested Litchfield Park Properties, Inc., an Arizona corporation

4.	Goodyear Canada Inc., an Ontario corporation

5.	Goodyear Export Inc., a Delaware corporation

6.	Goodyear Farms, Inc., an Arizona corporation

7.	Goodyear International Corporation, a Delaware corporation

8.	Goodyear Western Hemisphere Corporation, a Delaware corporation

9.	T&WA, Inc., a Kentucky corporation

Exhibit B

Covered Companies

1.	Celeron Corporation, a Delaware corporation

2.	Divested Companies Holding Company, a Delaware corporation

3.	Goodyear Export Inc., a Delaware corporation

4.	Goodyear International Corporation, a Delaware corporation

5.	Goodyear Western Hemisphere Corporation, a Delaware corporation

Exhibit C

Scheduled Agreements

1.

Indenture, dated as of March 15, 1996, between the Company and Wells Fargo Bank, N.A. (as successor to JPMorgan Chase Bank), as trustee, as supplemented on March 16, 1998, in respect of $150,000,000 original principal amount of the Company’s 7% Notes due 2028.

2.

Indenture, dated as of March 1, 1999, between the Company and Wells Fargo Bank, N.A. (as successor to JPMorgan Chase Bank), as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of March 5, 2010, in respect of $282,387,000 original principal amount of the Company’s 8.75% Notes due 2020.

3.

Amended and Restated First Lien Credit Agreement, dated as of April 7, 2016, among the Company, certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

4.

First Lien Guarantee and Collateral Agreement, dated as of April 8, 2005, as amended and restated as of April 7, 2016, among the Company, the subsidiaries of the Company identified as grantors and guarantors therein and JPMorgan Chase Bank, N.A., as collateral agent.

5.

Amended and Restated Second Lien Credit Agreement, dated as of March 7, 2018, among the Company, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent.

6.

Second Lien Guarantee and Collateral Agreement, dated as of April 8, 2005, as amended and restated as of March 7, 2018, among the Company, the subsidiaries of the Company identified as grantors and guarantors therein and Deutsche Bank Trust Company Americas, as collateral agent.

7.

Indenture, dated as of August 13, 2010, among the Company, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee, as supplemented by the Fourth Supplemental Indenture thereto, dated as of November 5, 2015, among the Company, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee, in respect of $1,000,000,000 original principal amount of the Company’s 5.125% Senior Notes due 2023, as further supplemented by the Fifth Supplemental Indenture thereto, dated as of May 13, 2016, among the Company, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee, in respect of $900,000,000 original principal amount of the Company’s 5.000% Senior Notes due 2026, and as further supplemented by the Sixth Supplemental Indenture thereto, dated as of March 7, 2017, among the Company, the subsidiary guarantors thereunder and Wells Fargo Bank, N.A., as trustee, in respect of $700,000,000 original principal amount of the Company’s 4.875% Senior Notes due 2027.

8.

Indenture, dated as of December 15, 2015, among Goodyear Dunlop Tires Europe B.V., as issuer, the Company, as parent guarantor, the subsidiary guarantors thereunder, Deutsche Trustee Company Limited, as trustee, and the agents named therein, in respect of €250,000,000 original principal amount of Goodyear Dunlop Tires Europe B.V.’s 3.750% Senior Notes due 2023.

2

EXHIBIT E-2

FORM OF OPINION OF THE GENERAL COUNSEL,

THE ASSOCIATE GENERAL COUNSEL OR

AN ASSISTANT GENERAL COUNSEL OF GOODYEAR18

[•], 2019

The Lenders party to the Credit Agreement

referred to below

[J.P. Morgan Europe Limited]

as Administrative Agent

JPMorgan Chase Bank, N.A.,

as Collateral Agent and Issuing Bank

BNP Paribas,

as Issuing Bank

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), and am rendering the opinions set forth below in connection with the Amended and Restated Revolving Credit Agreement, dated as of [•], 2019 (the “Credit Agreement”), among the Company, Goodyear Europe B.V. (“GEBV”), Goodyear Dunlop Tires Germany GmbH (“GDTG”) and Goodyear Dunlop Tires Operations S.A. (“Lux Tires” and, together with GDTG and GEBV, the “Borrowers”), certain lenders party thereto, [J.P. Morgan Europe Limited], as administrative agent (the “Administrative Agent”), and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”). This opinion is delivered to you pursuant to Section 4.01(b)(ii) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

I, or members of my staff, have reviewed (i) the Credit Agreement, (ii) the Master Guarantee and Collateral Agreement, dated as of March 31, 2003, as amended and restated as of February 20, 2004, as further amended and restated as of April 8, 2005, as further amended as of April 20, 2007, as further amended as of April 20, 2011, as further amended as of May 12, 2015, and as further amended as of [•], 2019 (the “MGCA”), (iii) the Amendment and Restatement Agreement, dated as of [•], 2019 (the “Amendment Agreement”), in respect of the Credit Agreement and the MGCA, (iv) the Assignment and Assumption, effective as of [•], 2019, among the parties identified as assignors therein (the “Assignors”), JPMorgan Chase Bank, N.A.,

[18]	NTD: To be updated.

as assignee (the “Assignee”) and as Collateral Agent, the Administrative Agent, the issuing banks party thereto, the Company and the Borrowers, (v) the Credit Agreement as in effect immediately prior to the effectiveness of the amendment and restatement thereof contemplated by the Amendment Agreement (the “Original Credit Agreement”), and (vi) such corporate records, certificates and other documents, and such questions of law, as I have deemed necessary or appropriate for the purposes of this opinion. The agreements, documents and instruments referred to in clauses (i) through (iv) are referred to in this opinion each as a “Document” and collectively as the “Documents.”

I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic and that all copies of documents submitted to me conform to the originals. I have relied as to certain matters on information obtained from public officials, officers of the Company and its Subsidiaries and other sources that I believe to be responsible. I have assumed further that each of the Secured Parties, the Swingline Lenders (as defined in the Original Credit Agreement), the Issuing Banks (as defined in the Original Credit Agreement), the Assignors and the Assignee has duly authorized, executed and delivered the Documents to which it is a party and that each such Document is the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Based upon the foregoing and subject to the qualifications and assumptions set forth below, I am of the opinion that:

1. The Company and the Subsidiary Guarantors identified on Exhibit A hereto (each a “Credit Party” and together the “Credit Parties”) are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and each Credit Party has the power and authority to execute and deliver the Documents to which it is a party and to consummate the transactions contemplated thereby.

2. Each of the Credit Parties has duly authorized, executed and delivered the Documents to which it is a party.

3. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of Ohio is required on the part of any Credit Party for the execution and delivery of any Document to which such Credit Party is a party or the consummation of the transactions contemplated thereby, except those already obtained or made.

4. The execution and delivery by each Credit Party of each Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby do not (i) violate any Ohio statute, law, rule or regulation to which such Credit Party is subject or (ii) result in any violation of the provisions of such Credit Party’s organizational documents.

The foregoing opinion is subject to the following qualifications:

(a) I express no opinion as to any federal or state securities or blue sky laws or as to any anti-fraud laws.

(b) I express no opinion as to any tax laws or the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder.

I am a member of the bar of the State of Ohio. In rendering the foregoing opinions, the examination of law referred to above has been limited to, and I express no opinions as to matters under or involving any laws other than, the laws of the State of Ohio.

This opinion is given to you solely for your benefit in connection with the transactions described herein and may not be relied upon by you for any other purpose or by any other Person for any purpose without my written consent.

Very truly yours,

David L. Bialosky
Senior Vice President,
General Counsel and Secretary

Exhibit A

Subsidiary Guarantors

1.	Celeron Corporation

2.	Divested Companies Holding Company

3.	Divested Litchfield Park Properties, Inc.

4.	Goodyear Export Inc.

5.	Goodyear Farms, Inc.

6.	Goodyear International Corporation

7.	Goodyear Western Hemisphere Corporation

8.	T&WA, Inc.

EXHIBIT F

[FORM OF] VERIFICATION LETTER

From:    [Assignee], as Lender

To: Goodyear Europe B.V.

Date: [                ]

Dear Sirs:

The Goodyear Tire & Rubber Company

Goodyear Europe B.V.

Goodyear Dunlop Tires Germany GmbH

Goodyear Dunlop Tires Operations S.A.

Amended and Restated Revolving Credit Agreement

dated as of March 27, 2019 (the “Agreement”)

We refer to the Agreement. Terms defined in the Agreement have the same meaning in this letter.

On [date of assignment] we will be a Non-Public Lender (as defined in the Agreement).

We enclose with this letter a copy of the documents which provide evidence of this status.

LENDER [NAME OF LENDER],

by
Name:
Title:

EXHIBIT G

FORM OF AFFILIATE AUTHORIZATION

This Affiliate Authorization (the “Affiliate Authorization”) is dated as of the Effective Date set forth below and is entered into by and between the Secured Affiliate (as defined below) and the Collateral Agent (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Secured Affiliate.

For good and valuable consideration, the Secured Affiliate hereby (i) authorizes the Collateral Agent to execute and deliver, on behalf of and in the name of such Secured Affiliate, all and any Credit Documents (including without limitation Security Documents) and related documentation, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose, and (iii) authorizes the Collateral Agent to do any and all acts and to make and receive all declarations which are deemed necessary or appropriate to the Collateral Agent.

The Secured Affiliate and the Collateral Agent agree that the Secured Affiliate appoints the Collateral Agent as its joint and several creditor in accordance with Section 9.15 of the Credit Agreement.

The Secured Affiliate, by executing and delivering this Affiliate Authorization, acknowledges receipt of a copy of the Guarantee and Collateral Agreement and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document, specifically including, without limitation, (i) the provisions of Section 5.03 of the Guarantee and Collateral Agreement (governing the distribution of proceeds realized from the exercise of remedies under the Security Documents), (ii) the provisions of Article VI of the Guarantee and Collateral Agreement (governing the manner in which acts of the Secured Parties are to be evidenced and the manner in which the amounts of the Obligations are to be determined at any time), (iii) the provisions of Articles VIII and IX of the Guarantee and Collateral Agreement (relating to the duties and responsibilities of the Collateral Agent and providing for the indemnification and the reimbursement of expenses of the Collateral Agent by the Secured Parties), and (iv) the provisions of Section 11.13 of the Guarantee and Collateral Agreement (providing for releases of Guarantees of the Obligations and releases of security interests in Collateral securing the Obligations). The Secured Affiliate hereto further agrees that the parties to the other Security Documents shall perform their obligations thereunder in accordance with the foregoing provisions of the Guarantee and Collateral Agreement.

In addition, the Secured Affiliate hereby consents to, and directs the Administrative Agent and the Collateral Agent on its behalf to enter into, any amendment of the Credit Documents that provides for the Collateral to secure, with a priority not greater than that of the Liens securing the Obligations, Swap Agreements entered into with any Lender or with any Lender under any Credit Facilities Agreement and any refinancings thereof and for Guarantees by the Guarantors of such Swap Agreements, provided that the applicable approvals for such amendments have been obtained under each applicable Credit Facilities Agreement (other than the Credit Agreement) and the documentation governing any such refinancing.

The Secured Affiliate hereby relieves the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code and the Collateral Agent may also relieve agents and attorneys appointed pursuant to the powers granted under this Affiliate Authorization from the restrictions imposed by Section 181 of the German Civil Code. For the purposes of Italian law, the Secured Affiliate expressly authorizes the Collateral Agent (and any agents and attorneys appointed under this Affiliate Authorization) to act under a conflict of interest and self-dealing (including, but not limited to a situation in which the Collateral Agent acts simultaneously in the name and/or on behalf (a) of any Secured Party, on the one hand, and (b) of any Credit Party, on the other hand) solely in relation to this Affiliate Authorization, the Credit Agreement, the Guarantee and Collateral Agreement and the other Security Documents. Any attorney appointed by the Collateral Agent pursuant to this Affiliate Authorization may grant sub-power to a sub-attorney in the same scope.

1.	Secured Affiliate:	[ ]

2.	Collateral Agent:	JPMorgan Chase Bank, N.A., as the Collateral Agent under the Credit Agreement

3.	Administrative Agent	J.P. Morgan Europe Limited, as the Administrative Agent under the Credit Agreement

3.	Credit Agreement:	The Credit Agreement dated as of March 31, 2003, as amended and restated as of April 8, 2005, as further amended and restated as of April 20, 2007, as further amended and restated as of April 20, 2011, as further amended and restated as of May 12, 2015, as further amended and restated as of March 27, 2019 among The Goodyear Tire & Rubber Company, Goodyear Europe B.V., Goodyear Dunlop Tires Germany GmbH, Goodyear Dunlop Tires Operations S.A., the Lenders parties thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent

4.	Effective Date:	[ ]

The terms set forth in this Affiliate Authorization are hereby agreed to:

SECURED AFFILIATE,

by
Name:
Title:

J.P. MORGAN EUROPE LIMITED, as Administrative Agent,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

3

EXHIBIT H

FORM OF SWINGLINE LOAN REQUEST

[BORROWER LETTERHEAD]

IMPORTANT NOTE:

TRANSPORTING OR SENDING THE ORIGINAL OR ANY CERTIFIED COPY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY NOTICE (INCLUDING BY EMAIL OR OTHER ELECTRONIC TRANSMISSION) INTO THE REPUBLIC OF AUSTRIA MAY RESULT IN THE IMPOSITION OF AN AUSTRIAN STAMP DUTY ON THE CREDIT FACILITY PROVIDED FOR IN THE CREDIT AGREEMENT, WHICH MAY BE FOR THE ACCOUNT OF THE PARTY WHOSE ACTIONS RESULT IN SUCH IMPOSITION. NOTICES SHOULD NOT BE ADDRESSED TO RECIPIENTS IN THE REPUBLIC OF AUSTRIA AND PAYMENTS SHOULD NOT BE MADE TO BANK ACCOUNTS IN THE REPUBLIC OF AUSTRIA. SEE ALSO SECTION 9.20 OF THE CREDIT AGREEMENT AND A MEMORANDUM FROM AUSTRIAN COUNSEL FOR THE GOODYEAR TIRE & RUBBER COMPANY WHICH IS AVAILABLE UPON REQUEST FROM THE ADMINISTRATIVE AGENT.

J.P. Morgan Europe Limited,

as Administrative Agent

for the Lenders referred to below

[25 Bank Street

Canary Wharf

London E14 5JP]

Attention: [Loan & Agency Services]

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of March 27, 2019 (as amended, restated or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among The Goodyear Tire & Rubber Company, the Borrowers party thereto, the Lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Borrowing Request and the undersigned Borrower or Goodyear Europe B.V., on behalf of the identified Borrower, hereby requests a [Ratable] Swingline Loan under the Credit Agreement, and in that connection the undersigned specifies the following information with respect to the [Ratable] Swingline Loan requested hereby:

(A)	Borrower: [1]____________________

(B)	Aggregate amount of requested [Ratable] Swingline Loan in Euros:[2]
_____________________

(C)	Date of [Ratable] Swingline Loan (which is a Business Day):
___________________

(D)	Location and number of Borrower’s account to which proceeds of the [Ratable] Swingline Loan are to be disbursed:[3]______________________

(E)	Swingline Lender[s]:[4]_________________________

The Borrower hereby represents and warrants that the conditions specified in [paragraphs (i) and (ii) of Section 4.02(a)]5 [Section 4.02(b)]6 of the Credit Agreement are satisfied.

Very truly yours,

[GOODYEAR EUROPE B.V.]
[GOODYEAR DUNLOP TIRES GERMANY GMBH] [GOODYEAR DUNLOP TIRES OPERATIONS S.A.],

[1]	Goodyear Europe B.V., Goodyear Dunlop Tires Germany GmbH or Goodyear Dunlop Tires Operations S.A.
[2]	Not less than €500,000 and an integral multiple of €100,000.
[3]

In the event that Goodyear Dunlop Tires Operations S.A. is the Borrower, such account must be an account held by Goodyear Dunlop Tires Operations S.A. outside of the Grand Duchy of Luxembourg pursuant to Section 2.05(b).

[4]	Specify each applicable Swingline Lender in the case of a request pursuant to Section 2.05(b)(i) for any Swingline Loan that is not a Ratable Swingline Loan.
[5]	For any Swingline Loan (other than a Swingline Loan requested to reimburse an LC Disbursement made pursuant to Section 2.04(e)).
[6]	For any Swingline Loan requested to reimburse an LC Disbursement made pursuant to Section 2.04(e).

2

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